UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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(Amendment No.  )

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Keurig Dr Pepper Inc.
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Keurig Dr Pepper

2026 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

KEURIG®

CANADA DRY
fruit splash
CHERRY GINGER ALE
ZERO SUGAR

Snapple
Kiwi Strawberry
Snapple
Peach Tea
Snapple
Snapple Apple
Zero Sugar
Snapple
Peach Tea

KEURIG
COFFEE COLLECTIVE
GLOBAL TREK
WHOLE HEARTED
BOLD BEATS
WARM HUG
BRIGHT IDEA

Peet's

L'OR
ESPRESSO
RISTRETTO

Dr Pepper
Diet
Dr Pepper
23
Dr Pepper
zero sugar
12 FL OZ (355 mL)
12 FL OZ (355 mL)

ORIGINAL DONUT SHOP COFFEE

MOTT'S
APPLE SAUCE
APPLE
MOTT'S
APPLESAUCE
MOTT'S
100% JUICE
APPLE

GHOST

April 24, 2026

DEAR FELLOW STOCKHOLDERS,

Thank you for your interest in Keurig Dr Pepper Inc. (“KDP”). On behalf of our Board of Directors (the “Board”) and the team at KDP, we appreciate your ongoing support for our business.

2025 was a pivotal year for us as we laid the foundation for our Company’s next chapter, while delivering strong results that met our financial commitments and advanced our value creation strategy.

Strong Performance in 2025

Beginning with our base business, KDP continued to strengthen our leadership position across key categories. As consumer-obsessed brand builders, we launched industry-leading innovation with Dr Pepper Blackberry, which contributed to our ninth consecutive year of market share expansion, while Dr Pepper maintained its position as the number two soda in the U.S. We successfully integrated the recently acquired GHOST business to build out our Energy portfolio – a high growth, on-trend category in which we’ve gone from a less than 1% share a few years ago to approximately 8% today. In Coffee, we launched our first-ever Keurig branded coffee with the Keurig Coffee Collective and our smallest brewer ever, the K-Mini Mate. Across our portfolio of iconic brands we accelerated a data-driven approach to marketing.

We continued to shape our portfolio for structural advantage with the addition of Bloom Pop as a partner brand in prebiotic sodas, by leaning into sports hydration through Electrolit and through new opportunities in drink mixes with the acquisition of Dyla. We also advanced towards a Fall 2026 launch of Keurig Alta™, the next-generation brewing system with plastic-free AltaRounds™. To strengthen our route-to-market advantage, we successfully expanded our company-owned distribution system and brought new capabilities across the network.

Throughout the year, we operated with agility to navigate cost pressures – leveraging sourcing strategies, productivity and other mitigations to manage through significant inflation and a dynamic external environment.

Our executional excellence against each of these strategies generated the fastest growing retail sales among top food & beverage manufacturers and culminated in robust full year 2025 performance with Net Sales growing 9% and Adjusted diluted EPS growing 7% vs prior year.*

Preparing for our Transformation

With our business on healthy footing, we set the stage for KDP’s transformation and separation into two focused companies: a global coffee powerhouse and the most agile challenger in North American beverages. Global coffee and refreshment beverages are large and growing categories that are beloved by consumers and we believe we have a generational opportunity to shape their future. This evolution will allow us to optimize each business for performance and value creation through greater focus, tailored strategies and capital allocation policies, and cultures aligned with their distinct growth opportunities.

We announced a thoughtful, two-step transaction. The first step, our acquisition of JDE Peet’s N.V. (“JDE Peet’s”), closed in April 2026 and reshapes our coffee business through the addition of meaningful global scale, a portfolio of world-class brands, incremental format and blending capabilities, and synergy opportunities. The second step, our planned tax-free separation, will establish two advantaged, pure-play companies: “Global Coffee Co.” and “Beverage Co.,” respectively, pending the announcement of official corporate names. We have now welcomed our new colleagues from JDE Peet’s and begun the work of integration and separation and are more excited than ever about the opportunities ahead.

*

Net sales growth and Adjusted diluted EPS growth are presented on a constant currency basis and are non-GAAP measures. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to the reported GAAP financial measures.

A Commitment to Governance

As we approach our Annual Meeting of Stockholders, we are pleased to share our Proxy Statement with you. Within it, you will find details of the continued, deliberate evolution of our Board and governance structures as we enter our Company’s next phase. Following a multi-year succession planning process, Bob Gamgort stepped off the Board after a decade of invaluable leadership and service to KDP and its predecessor companies, including most recently as Chair of the Board. Bob Singer will also be retiring from the Board at the Annual Meeting after eight years of service to KDP as a director and Audit & Finance Committee Chair. We thank them both for their dedication and enduring contributions to KDP and its stockholders. In addition, as previously announced, we recently separated our former Remuneration and Nomination Committee into newly created Nominating & Governance and Compensation Committees, further aligning our governance structures with best practices.

We also continued to thoughtfully expand the Board to provide for the right mix of skills, experiences, and perspectives to guide the Company’s future progress with the addition of two new independent directors in early 2026. Bill Newlands is the former President and Chief Executive Officer of Constellation Brands. He brings more than 40 years of experience in the beverage alcohol and consumer packaged goods industries with a track record of driving business transformation and building global brands. Amie Thuener is the former Corporate Controller and Chief Accounting Officer of Alphabet. Amie was recently named incoming Chief Financial Officer of Broadcom and, given the additional demands of the position, has not been renominated for another term as a KDP director. We appreciate Amie’s contributions to the Company and wish her success in her new role.

In this Proxy Statement, we also nominate Brian Driscoll to serve as a new independent director if elected at the Annual Meeting. Brian has over 40 years of consumer packaged goods experience, including serving as the current chairman of Acosta Group and former Chief Executive Officer of Snyders-Lance, Diamond Foods, and Hostess Brands. Looking ahead, we will continue to strategically recruit exceptional directors and optimize governance practices, including with an eye towards establishing two world-class Boards of Directors for Beverage Co. and Global Coffee Co.

We are pleased to invite you to attend our Annual Meeting of Stockholders, which will take place online on June 16, 2026, at 11:30 a.m. ET. You may attend, vote, and submit questions during the meeting via the Internet. Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the virtual annual meeting, we hope you will vote as soon as possible. Thank you for your continued support.

Sincerely,

Pamela Patsley Board Chair Timothy Cofer Chief Executive Officer

Pamela H. Patsley Board Chair	Timothy Cofer Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time Tuesday, June 16, 2026 11:30 a.m. ET	Location Virtual Annual Meeting	Record Date April 20, 2026

Notice is hereby given that the virtual annual meeting of stockholders (the “Annual Meeting”) of Keurig Dr Pepper Inc., a Delaware corporation (“KDP”), will be held on June 16, 2026, at 11:30 a.m. ET. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the meeting. You must register to attend the meeting by 5:00 p.m. ET on June 15, 2026 by following the instructions provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Once registered, you will receive an email with a unique link and instructions on how to attend the meeting one hour prior to the start of the meeting.

If you are a registered holder, meaning that you hold your shares directly (not through a bank, broker or other nominee), you may view proxy materials, vote and register to attend the Annual Meeting by visiting www.proxydocs.com/KDP.

If you are a beneficial holder, meaning that you hold your shares through a bank, broker or other nominee, you should follow the instructions provided on your proxy card, voting instruction form or Notice of Availability of Proxy Materials to view proxy materials, vote and register to attend the Annual Meeting. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting.

Items Of Business:

1.	To elect the nine director nominees named in the accompanying Proxy Statement to hold office for a one-year term and until their respective successors shall have been duly elected and qualified;

2.	To approve, on an advisory basis, KDP’s executive compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as KDP’s independent registered public accounting firm for fiscal year 2026; and

4.	To approve the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026.

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who May Vote: Holders of KDP common stock and KDP’s Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) at the close of business on April 20, 2026.

Distribution Date: A Notice of Internet Availability of Proxy Materials or the Proxy Statement is first being made available to stockholders on or about April 24, 2026.

How You May Vote: (i) VIA THE INTERNET, (ii) BY TELEPHONE, or (iii) BY MAIL.

If your shares are held in the name of a bank, broker or other nominee, follow the instructions you receive from your bank, broker or other nominee on how to vote your shares.

Anthony Shoemaker

Chief Legal Officer & Secretary

YOUR VOTE IS VERY IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE ONLINE OR BY TELEPHONE OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, COMPLETE AND RETURN THE ENCLOSED PROXY CARD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 16, 2026:

The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the year ended December 31, 2025 are available on our website at www.keurigdrpepper.com or by following the instructions provided on your proxy card, voting instruction form or Notice of Availability of Proxy Materials.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT

 Proxy Summary

PROXY SUMMARY

This summary highlights certain information in this Proxy Statement. Stockholders are encouraged to read the entire Proxy Statement and 2025 Annual Report carefully before voting.

2026 Annual Meeting Information

Date and Time Tuesday, June 16, 2026 11:30 a.m. ET	Location Virtual Annual Meeting	Record Date April 20, 2026

Meeting Agenda and Voting Recommendations

Proposal	Board’s Voting Recommendation	Page Reference

Company Proposals

1. Election of Nine Director Nominees Named in this Proxy Statement	FOR (each nominee)	5

2. Advisory Resolution to Approve KDP’s Executive Compensation	FOR	23

3. Ratification of Deloitte & Touche LLP’s Appointment as the Company’s Independent Auditor for 2026	FOR	52

4. Approval of the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026	FOR	56

Keurig Dr Pepper

Keurig Dr Pepper Inc. (“KDP,” “we,” “us,” “our” or the “Company”) is a leading beverage company with more than 150 owned, licensed and partner brands that meet a wide range of needs and occasions. Our North American refreshment beverage business holds leadership positions across carbonated soft drinks, water, juice and mixers with a portfolio of iconic brands such as Dr Pepper®, Canada Dry®, Mott’s®, A&W®, Peñafiel®, GHOST®, 7UP®, Snapple®, Clamato® and Core Hydration®. Our global coffee business spans more than 100 markets and includes the leading Keurig® single-serve brewing system in the U.S. and Canada, along with powerhouse brands such as Peet’s, L’OR and Jacobs, and other regional coffee leaders. Our more than 50,000 employees aim to enhance the experience of every beverage and coffee occasion while making a positive impact for people, communities and the planet.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	1

 Proxy Summary

2026 Director Nominees

Name	Principal Occupation	Years of Service	Independent	No. of Current Public Company Boards (including KDP)	Committees & Roles

Timothy Cofer	Chief Executive Officer of KDP	2		1

Oray Boston	Worldwide President of TECA + Sports, Johnson & Johnson Orthopaedics Company	3	✓	1	Compensation (Chair)

Brian Driscoll	Former President and Chief Executive Officer of Snyder’s-Lance, Inc.	0	✓	1

Juliette Hickman	Former Investment Analyst, Capital Group Companies	5	✓	2	Audit

William Newlands	Former President and Chief Executive Officer of Constellation Brands	<1	✓	2	Nominating and Governance

Pamela Patsley	Former Executive Chairman and Chief Executive Officer of MoneyGram International, Inc.	18	✓	4	Chair of the Board; Nominating and Governance (Chair); Compensation

Debra Sandler	President and Chief Executive Officer of La Grenade Group, LLC and Founder and Former CEO of Mavis Foods, LLC	5	✓	4	Nominating and Governance

Michael Van de Ven	Executive Advisor and Former President and Chief Operating Officer of Southwest Airlines Co.	1	✓	2	Audit (Chair)

Lawson Whiting	President and Chief Executive Officer of Brown-Forman Corporation	1	✓	2	Compensation

Company Highlights

*

KDP delivered strong results in 2025 while navigating a complex and evolving operating environment. Net sales grew over 8% in constant currency and Adjusted diluted EPS grew 7%, consistent with our guidance.** Across the enterprise, we effectively managed through cost pressures and consumer uncertainty, strengthening our positions in key categories and preserving our ability to fund long-term oriented investments. Performance was led by continued momentum in U.S. Refreshment Beverages, resilient International trends, and underlying progress in U.S. Coffee.

*	Represents pro forma revenue of $27.8B at year-end 2025, with JDE Peet’s results converted to USD at an average exchange rate of 1.1293.
**

Constant currency net sales growth and Adjusted diluted EPS growth are presented on a constant currency basis. Constant currency net sales growth and Adjusted diluted EPS growth are non-GAAP measures. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to the reported GAAP financial measures.

2	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Proxy Summary

With a healthy base business, the Company also took decisive action to position KDP for future success with the acquisition of JDE Peet’s and planned tax-free separation into two independent, publicly-traded companies. To support execution, in 2026, we have implemented a pre-separation operating model that combines centralized enterprise leadership with dedicated Beverage and Coffee Operating Units, which aims to enhance focus and accountability while preparing each future company to operate on a standalone basis. KDP’s pro forma total net sales as of year-end 2025, after the JDEP acquisition, are approximately $28 billion.

The Company also strengthened its leadership team to support this next phase in our evolution. In April 2026, following a robust and thoughtful search process, we named Rafael Oliveira as Chief Executive Officer of our Coffee Operating Unit and as Chief Executive Officer of the future Global Coffee Co. Mr. Oliveira has served as Chief Executive Officer of JDE Peet’s since November 2024 and brings extensive consumer packaged goods experience, deep knowledge of the global coffee category, and a track record of successfully guiding multinational businesses. In late 2025, we also elevated Olivier Lemire to the role of President, U.S. Coffee and appointed Anthony DiSilvestro to the role of Chief Financial Officer.

With a talented, experienced, and aligned leadership team in place, KDP is well-positioned to deliver during an important 2026. The Board and management team remain focused on disciplined execution to maintain business momentum and achieve critical milestones as the Company advances along the path to separation.

Corporate Governance Highlights

Board Independence and Structure	Board Practices	Oversight of Risk, Ethics and Corporate Responsibility

▪

Eight of our nine director nominees are independent, with our CEO as our additional nominee

▪

All Board committees are comprised solely of independent directors

▪

Transition in leadership to an independent Chair of the Board

▪

Commitment to a range of backgrounds, perspectives, skills and experiences represented on the Board

▪

Formation of standalone Compensation Committee and Nominating and Governance Committee in March 2026 in lieu of prior combined Remuneration and Nomination Committee

▪

Annual election of all directors

▪

Demonstrated successful Board refreshment

▪

Annual Board and committee evaluations

▪

Regular executive sessions of independent directors

▪

Director stock ownership guidelines requiring equity holdings of at least 5x annual cash retainer

▪

Directors who are not public company named executive officers are limited to no more than four public company boards (including KDP); public company named executive officers are limited to no more than two public company boards (including KDP)

▪

Full Board responsible for risk oversight, with specific areas delegated to relevant Board committees

▪

Codes of Conduct applicable to all directors, officers and employees, with annual compliance training and certification

▪

Responsible advocacy policy and robust political activities disclosures on our website

▪

Full Board oversight of corporate responsibility strategy and the Company’s long-term goals and commitments

Key Executive Compensation Practices

▪

Strong pay for performance philosophy designed to link pay delivery to the Company’s financial and market performance, including the introduction of performance share units to our long-term incentive mix in 2025

▪	Significant levels of direct investment and long-term stock ownership required for all executives to closely align their interests with those of our stockholders

▪	Lengthy vesting periods for equity awards

▪	Independent compensation consultant retained by and reporting to the Compensation Committee

▪	Incentives do not encourage excessive risk taking

▪

Clawback policies that require recoupment of excess incentive compensation in the event of certain financial restatements and that also allow recovery of incentive compensation (including time-based equity) in the event of executive misconduct

▪	No excise tax gross-ups for changes of control

▪	Double-trigger vesting upon a change of control

▪	Hedging is prohibited

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	3

 Proxy Summary

▪	Pledging must be pre-cleared by the Legal Department, and pledging KDP securities for speculative purposes is prohibited

▪	Minimal perquisites

KDP Purpose and Impact

KDP is driven by a purpose to Drink Well. Do Good. With a vision to provide a beverage for every need, anytime and anywhere, KDP strives to live that purpose by delivering great brands, great experiences and great impact. We proudly offer over 150 iconic brands that consumers love and trust. Our team of approximately 50,000 employees aims to enhance every beverage occasion and make a positive impact for people, communities and the planet.

KDP Impact is our multi-year social and environmental agenda comprised of strategic initiatives that aim to make a positive impact with every drink. Rooted in action, realized through partnerships, and measured in results, we focus our initiatives in the seven key impact areas where we believe we can create meaningful change. These seven key impact areas are as follows:

▪

Climate and nature action. We are working to reduce resource use and to increase resiliency measures to account for a changing environment by focusing on climate mitigation and adaptation strategies for our business and supply chain.

•	Water use and stewardship. As water is the primary ingredient in most of our beverages, we aim to be good stewards of water use in our operations, our communities and throughout our supply chain.

•

Packaging and circular economy. Sustainable packaging is a top priority within our impact agenda, and we continue to innovate for circular solutions across our portfolio. We aim to reduce the use of unnecessary materials, offer packaging that is compatible with recycling, reuse and composting systems and incorporate post-consumer recycled content within our packaging portfolio.

•

Human rights, responsible sourcing, and supply chain livelihoods. We are committed to respecting human rights, responsibly sourcing our brewers, coffee and cocoa and supporting the livelihoods of workers and their families in our supply chain.

•	Consumer health and well-being. We are focused on providing a balanced portfolio of beverage options and the resources consumers need to make informed choices.

•

Employee health, safety, and well-being. We aim to cultivate top beverage talent with a challenger mindset. We endeavor to create an inclusive, high-performing work environment in which all employees feel supported, and talent can thrive. We strive to provide meaningful career experiences, offer competitive benefits, well-being and development opportunities to attract, develop and retain a highly engaged workforce.

•

Corporate governance and ethics. We have strong governance structures and ethical business practices in place designed to foster a culture built on integrity, transparency and responsibility with our stakeholders and to generate sustainable business performance.

We are committed to transparency and disclosure about these strategies, programs, progress and governance matters. Our corporate responsibility report is available on our website at www.keurigdrpepper.com.

4	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Proposal 1 — Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board recommends that you vote “FOR” the election of each director nominee

The Board has nominated the nine candidates named in this proposal for election as directors at the Annual Meeting. Eight out of nine nominees are currently serving as KDP directors. Robert Singer and Amie Thuener have not been renominated for re-election and will no longer serve on the Board upon the election of the director nominees at the Annual Meeting.

Directors are elected annually, and the director nominees standing for election at this Annual Meeting will serve until their term expires at the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Process

The Board is responsible for nominating the Company’s director candidates, with assistance in identifying and recommending nominees from the Nominating and Governance Committee. The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through management, current Board members, independent search firms, stockholders or other sources.

Members of the Nominating and Governance Committee, the Chair of the Board and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates. The Nominating and Governance Committee reviews the background of all potential nominees and determines whether they individually possess the personal and professional attributes necessary to be a director. Any feedback obtained through the Board’s annual self-evaluation process with respect to the ability of individual directors to contribute to the Board is also considered in connection with the nomination process. The Nominating and Governance Committee will consider director recommendations by stockholders and will evaluate nominees recommended by stockholders in the same manner as nominees recommended from other sources. In addition, stockholders can submit director nominations pursuant to the procedures set forth in our Amended and Restated Bylaws (the “Bylaws”).

The Company’s Corporate Governance Principles provide that directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company and ordinarily may not serve on the board of more than three other public companies in addition to KDP (or one other public company in the case of a director currently serving as a named executive officer of a public company). Each of our directors is currently in compliance with these expectations, and the Nominating and Governance Committee assesses and reviews compliance with these guidelines as part of the annual nomination process. Directors are required to advise the chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another corporate board of directors.

Nominations of Ms. Thuener, Mr. Newlands and Mr. Driscoll

To support the Company’s transformation and value creation agenda as KDP progresses towards a separation into two independent companies, the Board undertook an extensive search and recruiting process to add additional independent directors to the Board in early 2026. This process was overseen by the Remuneration and Nomination Committee, the Lead Director, the Non-executive Chairman and the Chief Executive Officer, in each case, in place at the time. The Board retained an independent search firm to assist in identifying and evaluating possible candidates, which led to the identification of Ms. Thuener and Mr. Newlands as candidates. In addition, Mr. Driscoll was known to certain members of the Company’s Board and certain of its investors and was identified by the Company’s Board as a candidate based on his leadership experience in consumer packaged goods, strong credibility and skill set complementary to the Company’s go-forward plans. In addition to the directors leading the search, other members of the Board and management also interviewed Ms. Thuener, Mr. Newlands and Mr. Driscoll during their respective evaluation processes. The Board and the committee then responsible for director nominations determined that Ms. Thuener, Mr. Newlands and Mr. Driscoll possessed skills and attributes necessary for KDP directors, including professional backgrounds across a variety of industries and strong board service experience. In February 2026, upon the recommendation of the Remuneration and Nomination Committee, the Board approved the appointments of Ms. Thuener and Mr. Newlands to the Board effective March 2, 2026.

Board Composition and Qualifications

The Board is committed to the ongoing review of Board composition and regularly discusses the skills and characteristics required of KDP directors in the context of the current makeup of the Board, the operating requirements of the Company and the long-term interests of stockholders. The Nominating and Governance Committee also reviews the collective experience of the Board and makes recommendations to the Board regarding the appropriate mix of skill sets, qualifications and attributes of the Board as a whole.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	5

 Proposal 1 — Election of Directors

The Board seeks candidates with diverse personal backgrounds, perspectives and experiences and who are committed to active participation, sharing fresh perspectives and providing constructive feedback to management. Our Board prioritizes candidates with proven executive leadership capabilities; consumer product industry expertise; strategic planning experience; financial and accounting skills; and corporate governance, regulatory and risk management experience. The Board may also consider such factors as a range in viewpoint, professional experience, education, relevant market experience, skills and other individual qualifications, and assesses its effectiveness in this regard as part of the annual evaluation process.

The following matrix highlights the specific skills, attributes and experience of our director nominees, and the absence of a designation does not mean a director nominee does not possess that particular skill or qualification. Each director nominee also contributes other important skills, knowledge, experience, viewpoints, and perspectives to our Board that are not reflected in the matrix below.

Director Skills Matrix

Skills and Experience

Executive Leadership	●	●	●		●	●	●	●	●

Consumer Products	●	●	●		●	●	●		●

Strategic M&A	●	●	●	●	●	●		●	●

Finance & Accounting				●		●	●	●

Sustainability/Corporate Responsibility	●			●	●		●		●

Brand Marketing	●	●	●		●	●	●		●

Digital, Innovation & Technology	●	●	●			●		●

Public Company Board Experience	●	●	●	●	●	●	●	●	●

Age	Tenure	Independence	Gender

Director Independence

The majority of the members of the Board are independent under Nasdaq’s listing standards. In order to determine that a director is independent under Nasdaq’s listing rules, the Board must affirmatively determine, after reviewing all relevant information, that a director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on these standards, the Board has determined that the following directors are independent: Oray Boston, Brian Driscoll, Juliette Hickman, William Newlands, Pamela Patsley, Debra Sandler, Robert Singer, Amie Thuener, Michael Van de Ven and Lawson Whiting. The Board also previously determined that former director Paul Michaels was independent.

In making its independence determinations, the Board considered transactions occurring since the beginning of fiscal 2023 between KDP and entities associated with the independent directors or their immediate family members. Specifically, the Board considered that Brown-Forman Corporation, where Mr. Whiting is employed, does business in the ordinary course with KDP. The amount received by KDP or Brown-Forman Corporation in each of the last three fiscal years did not exceed 1% of either KDP’s or Brown-Forman Corporation’s consolidated gross revenues.

Timothy Cofer does not qualify as independent due to his position as our CEO.

6	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Proposal 1 — Election of Directors

Director Nominees

Age: 57 Director Since: 2024 Other Current Public Company Directorships: None	Timothy Cofer

Timothy “Tim” Cofer has served as Chief Executive Officer of KDP and a member of the Board since April 26, 2024. He previously served as KDP’s Chief Operating Officer from November 2023 to April 25, 2024.

Mr. Cofer is a seasoned consumer packaged goods executive, with 35 years of multinational experience in driving growth, leading transformations and executing significant mergers and acquisitions. His career is highlighted by a track record of creating value and building high-performing teams. Prior to joining KDP, from October 2019 to September 2023, Mr. Cofer was the Chief Executive Officer and a member of the board of directors of Central Garden & Pet Company (Nasdaq: CENT) (Nasdaq: CENTA), a portfolio of brands in the lawn, garden and pet supplies industries, where he oversaw a multi-year period of double-digit revenue and profit growth and a series of strategic acquisitions.

Previously, he spent more than 25 years with Mondelēz International, a manufacturer of snack food products, and its predecessor company, Kraft Foods, with responsibility across a wide range of product categories, including coffee, chocolate and packaged food. In Mr. Cofer’s last position as EVP and Chief Growth Officer of Mondelēz International from 2016 to 2019, he was a critical architect behind the company’s successful growth strategy. He previously led several global regions, including as President of Asia Pacific, Middle East & Africa Mondelēz International and President of Kraft Foods Europe. In his U.S.-focused roles of President of Kraft Pizza Company and President of Oscar Mayer Foods, he oversaw manufacturing and distribution operations, including a nationwide direct store delivery network. He also led the global integration of Kraft and Cadbury, delivering on the merger’s strategic and financial objectives while nurturing a combined high-performing culture.

Mr. Cofer holds an MBA from the University of Minnesota and a BA in Economics and Political Science from St. Olaf College.

Qualifications:

Mr. Cofer brings to the Board extensive experience as an executive in the consumer packaged goods industry, with a track record of driving growth, leading transformations and executing significant mergers and acquisitions. He has leadership experience in general management, manufacturing and distribution and strategic transactions, among other areas.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	7

 Proposal 1 — Election of Directors

Age: 59 Director Since: 2022 Other Current Public Company Directorships: None	Oray Boston

Oray B. Boston Jr. is the Worldwide President of TECA + Sports (Trauma, Extremities, Craniomaxillofacial, Sports and Animal Health) for DePuy Synthes, the Orthopaedics Company of Johnson & Johnson, a role he has held since August 2021, and joined KDP’s Board in November 2022.

With a focus on driving commercial growth and enhancing customer relationships globally, Mr. Boston leads the TECA + Sports platform, strengthening the leadership position in Trauma, enhancing their position in Extremities, elevating their life-changing offerings in Craniomaxillofacial, and bolstering the critical efforts of their Animal Health business. His previous positions at Johnson & Johnson, a pharmaceutical and medical technologies corporation, include Ethicon President of Global Biosurgery (May 2018 to September 2021), Office of Technology Vice President of Commercialization, Ethicon Vice President of Franchise Operations, Biosurgery Vice President of Sales & Marketing, and OTC Vice President of Sales Strategy.

Mr. Boston holds a Bachelor of Science in Industrial Engineering from the University of Southwest Louisiana and a master’s degree from the University of Pennsylvania.

Qualifications:

Mr. Boston brings to the Board expertise in brand and marketing innovation, as well as sales and customer management with key consumer packaged goods retailers, developed through over 30 years of experience in operations, sales, marketing and other roles at global companies. In addition, Mr. Boston has experience with P&L management.

Age: 67 Director Nominee Other Current Public Company Directorships: None	Brian Driscoll

Brian Driscoll served as the President, Chief Executive Officer and a member of the board of directors of Snyder’s-Lance, Inc., a snack food manufacturer, until its acquisition by The Campbell’s Soup Company in 2018. Prior to his role at Snyder’s-Lance, Mr. Driscoll served as the President, Chief Executive Officer and a member of the board of directors of Diamond Foods, Inc., a snack food and culinary nut company, from 2012 to 2016.

His 40-plus year career in the consumer packaged goods industry also includes positions as Chief Executive Officer and a member of the board of directors of Hostess Brands, Inc. from 2010 to 2012 and leadership roles at Kraft North America, Nabisco, Nestle Foods and Procter & Gamble. Mr. Driscoll’s experience includes extensive knowledge in sales, customer logistics and large-scale operations.

Mr. Driscoll currently serves as the non-executive chairman of the board of directors of The Acosta Group, a sales, marketing and foodservice agency, and the chairman of The Arnott’s Group, a snack and meal manufacturer. Additionally, Mr. Driscoll is a board member of Gibson, Inc, a manufacturer of guitars and amplification equipment and was formerly chairman of Clif Bar and Company, a manufacturer of food products and snack bars.

He holds a Bachelor of Science degree from St. John’s University College of Business Administration.

Qualifications:

Mr. Driscoll brings to the Board extensive executive and management experience in the consumer packaged goods industry, specifically overseeing transformational mergers and integrations. He has leadership experience in strategy, sales and operations, among other areas.

8	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Proposal 1 — Election of Directors

Age: 52 Director Since: 2021 Other Current Public Company Directorships: Waldencast plc	Juliette Hickman

Juliette Hickman served as an investment analyst at the Capital Group Companies, an investment management company, from 1998 to 2020, with exposure to a broad range of industries on a global basis and specific expertise and focus on the global beverage industry. She joined KDP’s Board in January 2021.

Throughout her career, Ms. Hickman has gained extensive expertise in corporate strategy, valuation, mergers and acquisitions, financial analysis and risk assessment. She is on the Board of Waldencast Plc.

Ms. Hickman holds a Bachelor of Arts degree in Politics and Public Administration from Nottingham Trent University and a Postgraduate Certificate in Sustainable Business from the Cambridge Institute of Sustainability Leadership (CISL).

Qualifications:

Ms. Hickman brings to the Board extensive experience in the beverage industry and her exposure to a broad range of industries on a global basis from the perspective of an analyst allows her to provide unique shareholder insights. Ms. Hickman has more than 20 years of investing experience and expertise in corporate strategy, valuation, mergers and acquisitions, financial analysis and risk assessment.

Age: 67 Director Since: 2026 Other Current Public Company Directorships: Constellation Brands, Inc., Hormel Foods Corporation	William Newlands

William “Bill” Newlands served as the President and Chief Executive Officer of Constellation Brands, a producer of beer, wine and spirits, from March 2019 to April 2026, where he had a track record of driving significant business transformation and building leading global brands. Mr. Newlands has also served as a director of Hormel Foods Corporation since November 2018 and is currently its Chairman of the Board. He has been a member of KDP’s Board since March 2026.

Mr. Newlands joined Constellation in 2015 as Chief Growth Officer and later served as the company’s Chief Operating Officer before serving as President and CEO for just over seven years. Mr. Newlands previously served as President, North America at Beam, Inc. Under his leadership, Beam became one of the fastest-growing companies in its category.

Previous appointments include a series of progressive roles at LVMH Chandon Estates, wine.com, Allied Domecq Wines USA, Beam Wine Estates and Beam Spirits U.S. Mr. Newlands holds a Master of Business Administration from Harvard Business School and a Bachelor of Science from the Wharton School at the University of Pennsylvania.

Qualifications:

Mr. Newlands brings to the Board extensive executive and management experience in the consumer products industry. He has leadership experience in operations, strategy, global brand building, M&A and integration. Mr. Newlands also has strong public company board and corporate governance experience.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	9

 Proposal 1 — Election of Directors

Age: 69 Director Since: 2018 Other Current Public Company Directorships: Hilton Grand Vacations, Inc., Texas Instruments Incorporated, Payoneer Global Inc.	Pamela Patsley

Pamela “Pam” Patsley served as the Executive Chairman of MoneyGram International, Inc., a payments and money transfer company, from 2016 to 2018 and as its Executive Chairman and Chief Executive Officer from 2009 to 2015. She has been on KDP’s Board since the Company was created in July 2018, having previously served on the Board of Dr Pepper Snapple Group.

Ms. Patsley has extensive management experience at multinational companies. Prior to MoneyGram International, she held positions as Senior Executive Vice President of First Data Corporation, President of First Data International, and President and Chief Executive Officer of Paymentech, Inc. before its acquisition by First Data.

She serves on the Boards of Texas Instruments Incorporated, Hilton Grand Vacations, Inc. and Payoneer Global Inc. She was previously on the Boards of ACI Worldwide, Inc., Molson Coors Brewing Company, Pegasus Solutions, Inc., and Paymentech, Inc. She holds a degree in accounting from the University of Missouri.

Qualifications:

Ms. Patsley brings to the Board extensive management experience at multiple multinational companies and a deep understanding of audit, financial control and technology matters. Ms. Patsley has extensive public company board and corporate governance experience.

Age: 66 Director Since: 2021 Other Current Public Company Directorships: Archer-Daniels-Midland Company, Dollar General Corporation, Gannett Co., Inc.	Debra Sandler

Debra Sandler is the President and Chief Executive Officer of consulting firm La Grenade Group, LLC and the founder and former CEO of Mavis Foods, LLC, a food company focusing on direct-to-consumer sales. She has been on KDP’s Board since March 2021.

Ms. Sandler has extensive experience in the consumer packaged goods industry and a deep understanding of consumer behavior and the evolving retail landscape. She previously served as Chief Health and Wellbeing Officer at Mars, Incorporated and Chief Consumer Officer and President of Mars Chocolate North America. She also held senior leadership positions with Johnson & Johnson, including as Worldwide President for McNeil Nutritionals LLC, and spent more than a decade with PepsiCo, Inc.

Ms. Sandler serves on the Board of Archer Daniels Midland Inc., Dollar General Corporation and Gannett Co., Inc. She is also a member of the Board of Advisors for Pharmavite, LLC, a wholly owned subsidiary of Otsuka Pharmaceuticals, and a trustee for Hofstra University. Ms. Sandler is a regular speaker on topics such as diversity and inclusion, multicultural business development and health and wellbeing in the consumer packaged goods industry.

She holds a bachelor’s degree from Hofstra University and a master’s degree in Marketing from New York University.

Qualifications:

Ms. Sandler brings to the Board an extensive understanding of consumer behavior and the evolving retail environment, including valuable e-commerce and strategic planning experience. Ms. Sandler has a proven record of creating, building, enhancing, and leading well-known consumer brands as a result of the leadership positions she has held with Mars, Johnson & Johnson and PepsiCo.

10	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Proposal 1 — Election of Directors

Age: 64 Director Since: 2025 Other Current Public Company Directorships: Fifth Third Bancorp	Michael Van de Ven

Michael Van de Ven has served as executive advisor to Southwest Airlines Co., a major airline, since January 2023, prior to which time he was Southwest’s President from September 2021 to December 2022 and its Chief Operating Officer from May 2008 to December 2022. He has been a member of KDP’s Board since April 2025.

Mr. Van de Ven joined Southwest in 1993 and held positions of increasing responsibility with the airline, including within the internal audit, financial planning and analysis, fleet planning, aircraft operations and schedule planning areas. Prior to joining Southwest, he also served as senior audit manager for Ernst & Young LLP for nine years ending in 1993.

Mr. Van de Ven currently serves on the Board of Fifth Third Bancorp and previously served on the Board of Comerica Incorporated prior to its acquisition. He holds a bachelor’s degree in Accounting from the University of Texas at Austin and is a licensed Certified Public Accountant.

Qualifications:

Mr. Van de Ven brings to the Board a broad range of extensive business management experience, including mergers and acquisitions, a strong background in risk management and corporate governance, logistics and network operations, customer services, international expansion, safety management systems and running large, complex and highly regulated operations. He has financial acumen developed through his executive experience and his experience as a Certified Public Accountant.

Age: 57 Director Since: 2025 Other Current Public Company Directorships: Brown-Forman Corporation	Lawson Whiting

Lawson Whiting has been the President and Chief Executive Officer of Brown-Forman Corporation, a large spirits and wine business, since January 2019 and has served on Brown-Forman Corporation’s executive leadership team since 2013. Mr. Whiting joined KDP’s Board in April 2025.

Prior to his appointment as Chief Executive Officer of Brown-Forman Corporation, Mr. Whiting served as Executive Vice President and Chief Operating Officer of Brown-Forman, where he oversaw regional operations, global production and corporate responsibility. He began his career at Brown-Forman in 1997 in the Corporate Development group and subsequently served as the Director of Investor Relations, Director of Finance for Wines, Director of Global Business Strategy for the Jack Daniel’s family of brands and Director of Finance, North America region. He was then promoted to Senior Vice President and Managing Director of Western Europe, based in London, before returning to the United States as Chief Brands Officer.

Mr. Whiting serves on the Board of Brown-Forman Corporation. He holds a Bachelor of Science degree in finance from Miami University and a Master of Business Administration from the University of Chicago’s Graduate School of Business.

Qualifications:

Mr. Whiting brings to the Board extensive experience as an executive in the consumer packaged goods industry. He has leadership experience in roles spanning operations, production, corporate responsibility, finance, strategy and management, among other areas.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	11

 Corporate Governance Practices

CORPORATE GOVERNANCE PRACTICES

KDP is committed to strong corporate governance policies and practices, which are embodied in our Corporate Governance Principles, available at www.keurigdrpepper.com. The Remuneration and Nomination Committee (the “RemCo”), prior to its dissolution in March 2026, reviewed the Corporate Governance Principles annually to reflect evolving best practices and regulatory requirements, including Nasdaq listing standards. Beginning in March 2026, the newly formed Nominating and Governance Committee assumed this responsibility. The governance practices highlighted below are reflected in the Corporate Governance Principles, our Bylaws and our committee charters, as appropriate.

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board approves compensation for the Company’s executive officers, advises them, assigns to them responsibility for management of the Company’s business, and monitors their performance.

The Board recognizes that its leadership structure—particularly the combination or separation of the CEO and Chair roles—is driven by the needs of the Company, and that different leadership structures are appropriate for different circumstances. As a result, the Company does not have a policy requiring either the combination or separation of leadership roles. Instead, the Board periodically evaluates its leadership structure and maintains flexibility to determine which arrangement is best suited for the conditions facing the Company at that time.

Chair of the Board

Since Mr. Cofer’s appointment as CEO, KDP has maintained separate CEO and Chair roles, with Mr. Gamgort serving as Executive Chairman from April 26, 2024 to April 24, 2025, then as non-employee Chairman of the Board until March 31, 2026. Effective April 1, 2026, the Board appointed Ms. Patsley as independent Chair of the Board, with the same responsibilities that Mr. Gamgort held in his non-employee Chairman role, as summarized below.

In their roles as a non-employee Chairman and Chair of the Board, respectively, Mr. Gamgort’s responsibilities included and Ms. Patsley’s responsibilities currently include:

▪	Advising the CEO on strategy and execution, without a day-to-day role in operations;

▪	Acting as a liaison between the Board and management;

▪	Presiding at Board meetings and chairing the annual meeting of stockholders;

▪	Working with the CEO to develop and approve Board agendas; and

▪	As requested by the CEO, serving as the voice of the Board in investor and other strategic external communications.

In addition, as an independent director, Ms. Patsley’s role as Chair also includes promoting the independence of the Board and assisting in annual Board self-evaluations. Prior to her appointment as Chair, Ms. Patsley served as the Lead Independent Director, beginning in December 2024. Ms. Patsley has extensive experience on public company boards and in management, including her leadership as a public company CEO and Executive Chairman, lending to her expertise in corporate governance practices. Ms. Patsley also has a deep understanding of KDP’s business due to her 18 years of service on KDP’s Board. The Board believes she is well positioned to carry out the responsibilities of the Chair of the Board and provide constructive and informed guidance to management.

The current governance structure permits Mr. Cofer to focus on managing and operating the Company during the present transformational period, and allowed Mr. Gamgort to focus on strategic issues determined by the Board. Following a multi-year succession planning process, Ms. Patsley’s appointment to the Chair role represents the Company’s commitment to independent oversight and guidance during a key transformational period for the Company.

Board Meetings

Our Board met 19 times during 2025. Each current director attended at least 75% of the total number of meetings of the Board and committees on which such director served that were held during 2025 while the director was a member. Directors are also expected to attend annual meetings of stockholders, and seven of our eight directors who were on the Board at the time attended the 2025 Annual Meeting of Stockholders.

12	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Corporate Governance Practices

In addition to Board and committee meetings, our directors also discharge their duties through, among other things, less formal group communications, including discussions, briefings and educational sessions with members of senior management and others as appropriate regarding relevant matters.

Committees

Until March 2, 2026, the Board had two standing committees, the RemCo and the Audit and Finance Committee (the “Audit Committee”). In 2025, the RemCo and the Audit Committee each held eight meetings.

Effective March 2, 2026, to further align KDP’s governance structures with best practices, the Board approved the dissolution of the RemCo and the formation of two new standing committees, the Nominating and Governance Committee and the Compensation Committee. The Compensation Committee’s focus is on executive and Board compensation, talent, human resources and related matters. The Nominating and Governance Committee has assumed the responsibility for corporate governance, Board recruitment and related matters.

The membership of the current standing committees is set forth below. The responsibilities of the Compensation Committee and the Nominating and Governance Committee outlined below were previously held by the RemCo. Charters for each of our standing committees are available at our corporate governance webpage at www.keurigdrpepper.com.

▪

All members of the RemCo (prior to its dissolution), the Nominating and Governance Committee, the Compensation Committee and the Audit Committee satisfy the standards of independence applicable to members of such committees, including Nasdaq listing standards.

▪

All members of the Audit Committee meet the financial literacy requirements under Nasdaq listing standards and independence requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that all of the members of the Audit Committee are “audit committee financial experts” within the meaning of the U.S. Securities and Exchange Commission (“SEC”) rules and have financial sophistication in accordance with Nasdaq listing standards.

▪

The Board has determined that all members of the RemCo (prior to its dissolution), the Nominating and Governance Committee and the Compensation Committee meet the heightened independence standards under the Nasdaq listing standards and are “non-employee” directors as defined under Rule 16b-3 under the Exchange Act.

NOMINATING AND GOVERNANCE COMMITTEE

Current Members Pamela Patsley (Chair)(1) William Newlands Debra Sandler Formed in 2026

Primary Responsibilities

▪

Identify and recommend to the Board individuals qualified to serve as directors of the Company.

▪

Advise the Board with respect to the size, structure, composition and functioning of the Board and its committees.

▪

Review the Corporate Governance Principles and recommend changes to the Board as appropriate.

COMPENSATION COMMITTEE

Current Members Oray Boston (Chair)(1) Pamela Patsley Lawson Whiting Formed in 2026

Primary Responsibilities

▪

Assist the Board in discharging its responsibilities relating to executive compensation and oversight of the Company’s executive compensation plans, policies and programs.

▪

Assist the Board in discharging its responsibilities relating to the compensation of directors on the Board.

▪

Review the Company’s human capital management strategies.

▪

Oversee the evaluation of the Board and management performance.

▪

See also “Compensation Discussion and Analysis” for information regarding the processes and procedures followed by the Committee in considering and determining executive compensation.

▪

The Committee at its discretion and as appropriate from time to time may delegate duties and responsibilities to a member of the Committee or to a subcommittee to the extent permitted by applicable law.

(1)	Ms. Patsley served as Chair of the RemCo until its dissolution on March 2, 2026.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	13

 Corporate Governance Practices

AUDIT AND FINANCE COMMITTEE

Current Members Michael Van de Ven (Chair)(1) Juliette Hickman Robert Singer Amie Thuener 8 Meetings Held in 2025

Primary Responsibilities

▪

Oversee the integrity of the Company’s financial reporting process and systems of internal controls, including the integrity of the Company’s financial statements.

▪

Oversee compliance with KDP’s Code of Conduct and laws and regulations.

▪

Oversee the independence, qualifications and performance of the Company’s independent auditors and internal audit department.

▪

Oversee cybersecurity risk management.

▪

See also “Report of the Audit Committee.”

(1)	Mr. Singer served as Chair of the Audit Committee until November 3, 2025.

The Board’s Oversight Responsibilities

The Company’s corporate governance practices and policies provide substantial independent oversight of management. For instance:

▪

The Board has a majority of independent and non-employee directors. Eight of the nine director nominees are independent under Nasdaq’s listing rules and are non-employee directors. All of the Company’s directors are elected annually.

▪

The Board’s standing committees are composed solely of independent directors. The Nominating and Governance Committee, the Compensation Committee and the Audit Committee are each composed solely of independent directors. The committees provide independent oversight of management.

▪

The Board’s non-employee directors and independent directors meet regularly in executive session. The non-employee directors meet regularly in executive session without management present and, consistent with Nasdaq listing rules, the independent directors also meet regularly in executive session. These sessions are chaired by the Chair of the Board.

Board Oversight of Risk

The Board views the oversight of the Company’s strategy and operations as one of its key responsibilities and understands that risk is inherent in accomplishing the Company’s objectives. Oversight of the Company’s risk management is therefore an important function of the Board. The Board and management consider factors such as a risk’s likelihood, potential impact and time horizon. To evaluate risk and administer its oversight function, the Board relies on the breadth and depth of experience of its directors, delegating responsibility to its standing committees as appropriate. The Board also discusses risks during its executive sessions. Management plays a key role in risk management and regularly provides updates to the Board. The Board is also informed on the recommendations of external advisors, including law firms, financial and investment banking firms, auditors, management and compensation consultants and other experts.

The Board of Directors

The Board as a whole primarily oversees matters related to strategic and operational risk. The Board’s standing committees report to the full Board regarding their respective considerations and actions. The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of management areas of material risk to the Company, including strategic, operational, financial and legal risks.

The Audit and Finance Committee

The Audit Committee oversees matters of financial, legal and compliance risk. In administering this oversight, the Audit Committee regularly receives reports from the Controller, Treasurer, General Counsel, head of Internal Audit and others, and it meets directly with the Company’s independent auditors. The Audit Committee has been delegated responsibility for oversight of data privacy and cybersecurity risk and receives regular updates from the Company’s Chief Information Officer and its Chief Information Security Officer.

The Compensation Committee

The Compensation Committee (and before its formation, the RemCo) addresses risks related to compensation and other talent-related matters. It receives regular reports from the Chief Human Resources Officer and its independent compensation consultant, Frederic W. Cook & Co. (“FW Cook”).

14	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Corporate Governance Practices

The Nominating and Governance Committee

The Nominating and Governance Committee (and before its formation, the RemCo) oversees corporate governance matters, including the Board’s structure and leadership and succession planning. In administering this oversight, the Nominating and Governance Committee receives reports from the Chief Legal Officer, the Chief Human Resources Officer, law firms and other external advisors.

Management

Management plays a central role in the Company’s risk management and regularly provides updates to the Board on a variety of relevant matters, including strategy and operations, cybersecurity, data privacy, sustainability, human capital management, supply chain, legal matters and other key topics. The Company’s processes, disclosure controls and procedures and internal controls are designed to facilitate the identification and management of risks and to cause key risks to be escalated to the Board. In some cases, management implements its risk management function through internal committees. The Company’s full Disclosure Review Committee meets at least quarterly and is comprised of several members of senior management, including our Controller, General Counsel, the financial heads for our business units, the heads of Internal Audit and Financial Planning & Analysis and others. The Disclosure Review Committee discusses key issues within the Company that may implicate public reporting, which are elevated to the Audit Committee or Board, as appropriate.

Board Oversight of Corporate Responsibility

The Board oversees KDP’s corporate responsibility strategy and initiatives and sets the tone for the Company’s commitment to working to make a positive impact for people, communities and the planet. Our Corporate Governance Principles reflect our longstanding commitment to addressing corporate responsibility matters directly with the full Board. The Board oversees the Company’s strategies and commitments for, among other issues, climate and nature action; water use and stewardship; packaging and circular economy; human rights, responsible sourcing and supply chain livelihoods; consumer health and well-being; employee heath, safety and well-being; and corporate governance and ethics. The Compensation Committee assists the Board with oversight of human capital management strategies, and the Nominating and Governance Committee assists with corporate governance matters.

The full Board approves long-term initiatives and commitments under our key impact areas, as described under “KDP Purpose and Impact” above. KDP executive leaders help guide and develop these corporate responsibility programs; the KDP Executive Leadership Team works to promote alignment of our corporate responsibility approach and strategies with our long-term business objectives, provides advisory support on programs and monitors progress. Additionally, in preparation for the separation into two independent companies, the leadership team of each of the Beverage and Coffee Operating Units will meet regularly with the Executive Leadership Team to promote cross-functional decision-making and the alignment of operating unit strategy and oversee progress toward commitments. The Chief Corporate Affairs Officer provides periodic updates on progress to the Board.

We are committed to transparency and disclosure of our strategies, programs, progress and governance. Our corporate responsibility report is available on our website at www.keurigdrpepper.com, as are our policies, including our ethics and compliance policies. The information on, or accessible through, our website is not incorporated by reference into, and is not a part of, this Proxy Statement.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	15

 Corporate Governance Practices

Board and Committee Evaluations

The Board, as well as each standing committee, conducts an annual self-evaluation to assess its performance. All directors participate in the formal evaluation process, responding to written questions designed to elicit information to be used in improving Board and committee effectiveness. Director feedback is shared on an anonymous basis with the entire Board and committees and, where appropriate, addressed with management. In response to feedback from the evaluation process, our Board and committees work with management to improve our policies and procedures to further Board and committee effectiveness.

In 2025, the Board assessed Board performance by soliciting director input on governance matters through a written evaluation. Additionally, our Lead Independent Director conducted one-on-one discussions to solicit additional feedback from each individual director. The results of the evaluation process were shared with the Board and committees, and the Board has subsequently taken action to address the feedback received. Among other actions stemming from the 2025 self-evaluation process, the Board has recruited two additional independent directors, Mr. Newlands and Ms. Thuener, and has fulfilled its commitment to form a standalone Nominating and Governance Committee.

In late 2024, the Board engaged in a process intended to assess Board performance at a deeper level and to solicit director input on governance matters going forward. In addition to a written evaluation, looking forward to 2025, the Board retained a third-party corporate governance specialist to conduct one-on-one discussions to solicit additional feedback from each individual director. The results of the evaluation process were shared with the Board and committees, and the Board subsequently took action to address the feedback received. Among other actions stemming from the late 2024 self-evaluation process, the Board recruited two additional independent directors, Mr. Van de Ven and Mr. Whiting, in early 2025, and committed to form a standalone Nominating and Governance Committee, which was completed in 2026.

Code of Conduct

We are dedicated to earning the trust of our customers and investors, and our actions are guided by the principles of integrity, trustworthiness, dependability and respect. The Company has adopted Codes of Conduct that all employees, officers and directors are expected to adhere to, and our Chief Executive Officer, Chief Financial Officer and Controller are all subject to the Keurig Dr Pepper Code of Conduct. All employees and all Board members are required to participate in annual Code of Conduct training and certifications, and a material violation of the Code of Conduct is cause for termination. Our Codes of Conduct are posted on our website at www.keurigdrpepper.com within “Our Policies” found under “Who We Are” on our homepage. To the extent disclosure is required, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K or applicable stock exchange rules regarding any amendment to, or waiver from, a provision of the Code of Conduct for our directors and executive officers (including senior financial officers) by posting such information on our website at www.keurigdrpepper.com.

16	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Corporate Governance Practices

Insider Trading Policy

We have adopted policies and procedures governing the purchase of, sale of, and other transactions in KDP securities by directors, officers, employees and other covered persons, as well as KDP itself. These policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. For additional information, see a copy of our Insider Trading Policy, which was filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025.
Certain Relationships and Related Party Transactions

Related Person Transactions Policy
We have adopted a written Related Person Transactions Policy, which applies to any transaction or proposed transaction in which KDP is a participant, the amount involved exceeds $120,000, and a related person under the policy has a direct or indirect material interest. In general, related persons are directors, executive officers, their immediate family members, and stockholders beneficially owning more than 5% of our outstanding stock, as well as their immediate family members. Pursuant to this policy, management determines whether a transaction requires review by the disinterested directors of the Board or Audit Committee. Based on its consideration of all of the relevant facts and circumstances, the disinterested members of the Board or Audit Committee, as applicable, decide whether or not to approve such transactions and approve only those transactions that are deemed to be in the best interests of KDP and its stockholders. Our Related Person Transactions Policy also includes certain exceptions for transactions that are considered pre-approved
under the terms of the policy.
Certain Related Person Transactions
Commercial Arrangements with JAB Related Persons
KDP has previously negotiated and disclosed a number of arm’s length commercial arrangements with Peet’s Coffee & Tea, Inc. (“Peet’s”), Caribou Coffee Company, Inc. (“Caribou”), Einstein Bros Bagels (“Einstein Bros”), and Krispy Kreme, Inc. (“Krispy Kreme”). JAB BevCo B.V. (“JAB”), who was a more than 5% stockholder of KDP until May 5, 2025, had controlling or significant investments in Peet’s, Krispy Kreme and Panera Brands, which includes Caribou and Einstein Bros.
KDP licenses the Caribou and Krispy Kreme trademarks for use in the manufacturing of portion packs for the Keurig brewing system. KDP also sells various syrups and packaged beverages to Caribou, Einstein Bros and Krispy Kreme for resale to retail customers. At the time JAB was a more than 5% stockholder, KDP also purchased certain raw materials from Peet’s and manufactured coffee and tea portion packs under Peet’s brands for sale by KDP and Peet’s in the U.S. and Canada. Peet’s was also an authorized distributor of KDP products.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based on our review of such reports and written representations from our directors and officers, except as previously reported, we believe that all such filing requirements were met from January 1, 2025 through the record date, with the exception of a Form 3 for Olivier Lemire filed late on September 17, 2025 due to administrative delay.
Where to Find More Information

You can access our corporate governance documents, including the policies listed below, at www.keurigdrpepper.com. We will also provide copies of any of these documents to stockholders upon written request to the Corporate Secretary.

▪	Bylaws

▪	Corporate Governance Principles

▪	Board Committee Charters

▪	KDP Code of Conduct

▪	Responsible Public Policy Advocacy Policy

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	17

 Corporate Governance Practices

Stockholder Outreach and Communications with the Board

As part of our effort to better understand our stockholders’ perspectives, we regularly engage with our stockholders, seeking their input and views on various matters. We discuss a variety of topics with our stockholders, including the Company’s business strategy, financial performance, executive compensation and corporate responsibility matters. The Board values our stockholders’ perspectives, and the feedback we receive continues to inform our policies and practices.

Any interested party may communicate with the Board, the Chair of the Board or the independent directors on a Board-related issue by sending an email to ir@kdrp.com or corporatesecretary@kdrp.com or sending a written communication to: Corporate Secretary, Keurig Dr Pepper Inc., 6425 Hall of Fame Lane, Frisco, TX 75034. Communications related to the responsibilities of the Board will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

Director Compensation

Our non-employee director compensation program is guided by three goals: compensation should fairly pay directors for work required in a company of our size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be easy for stockholders to understand. The Board believes that a director’s total compensation should include a significant equity component because it believes that this closely aligns the long-term interests of directors with those of stockholders and provides a continuing incentive for directors to foster the Company’s success. In furtherance of these goals, our non-employee directors are bound by an equity ownership requirement of at least five times the annual cash board retainer.

Directors’ compensation is determined by the Board, and the Compensation Committee (and previously, the RemCo) makes recommendations to the Board based on periodic benchmarking assessments and advice received from FW Cook, its independent compensation consultant. In connection with the introduction of a non-executive Board Chair role, in April 2025, the Board reviewed and approved the compensation for the Chair of the Board at an annual cash retainer of $200,000 and an annual equity award of $300,000 in lieu of the standard annual cash board retainer and annual equity award. As described further in the Compensation Discussion & Analysis and Executive Compensation Tables below, Mr. Gamgort received pro-rated retainers for his partial years of service in 2025 and 2026 as a non-employee Chair, and Ms. Patsley received such Chair retainers in connection with her assumption of the role in March 2026.

18	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Corporate Governance Practices

Summary of 2025 Director Compensation Elements

Annual Compensation Elements	Amount

Board Retainer	$110,000

Board Chair Retainer	200,000

Audit and Finance Committee Chair Retainer	40,000

Remuneration and Nomination Committee Chair Retainer(1)	30,000

Lead Director Retainer	40,000

Annual Equity Award	175,000

Annual Board Chair Equity Award	300,000

(1)	Applicable for the Compensation Committee Chair and the Nominating and Governance Committee Chair upon the formation of these committees in 2026.

In determining the number of shares that will be issued in connection with an annual equity award to directors, the Company divides the dollar amount of an award approved by the Board by the closing price per share of KDP common stock on the grant date of the award. Annual equity awards to directors vest in full on the fifth anniversary of the grant date. If a director’s service with the Company terminates for any reason, the award will vest in full on the termination date, except that awards granted within one year of the termination date will vest on a pro-rata basis.

Non-Employee Director Compensation for Fiscal 2025

The following table contains information with respect to the annual compensation of our non-employee directors earned during 2025 with respect to their Board service. Mr. Gamgort served as Executive Chairman until April 24, 2025, at which time he transitioned to the role of non-employee Chairman of the Board. His compensation in both capacities is described in the Compensation Discussion & Analysis and Executive Compensation Tables below. Ms. Thuener and Mr. Newlands did not serve on the Board during fiscal 2025.

Name	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Oray Boston	110,000	163,672	—	273,672

Joachim Creus(4)	45,833	—	—	45,833

Frank Engelen(5)	45,833	—	—	45,833

Olivier Goudet(6)	45,833	—	—	45,833

Juliette Hickman	215,000	163,672	—	378,672

Paul Michaels(7)	109,975	163,672	—	273,647

Pamela Patsley	260,000	163,672	—	423,672

Debra Sandler	110,000	163,672	—	273,672

Robert Singer	150,000	163,672	—	313,672

Michael Van de Ven	55,000	85,932	—	140,932

Lawson Whiting	55,000	85,932	—	140,932

(1)

The amounts reported in this column reflect cash retainers paid in 2025. For Ms. Hickman and Ms. Patsley, this includes a one-time $105,000 cash fee for their service on a Transaction Committee formed in connection with the JDE Peet’s acquisition. The directors are paid their cash retainers quarterly in arrears.

(2)

The amounts reported in this column reflect the grant date fair value of restricted stock units (“RSUs”) granted to each director and are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). In accordance with ASC 718, the amounts reported in this column are lower than the face value of the awards when approved because the RSUs do not accrue or otherwise participate in the Company’s dividends prior to vesting. Even though the RSUs may be forfeited, the amounts reported do not reflect this contingency.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	19

 Corporate Governance Practices

(3)

The following table shows the aggregate number of outstanding RSUs held by each non-employee director that served during 2025, as of December 31, 2025. Mr. Creus, Mr. Engelen, Mr. Goudet and Mr. Michaels were no longer serving as Company directors as of December 31, 2025 and held no outstanding unvested KDP equity awards as of such date.

Name	KDP RSUs

Oray Boston	16,096

Joachim Creus	—

Frank Engelen	—

Olivier Goudet	—

Juliette Hickman	25,596

Paul Michaels	—

Pamela Patsley	25,596

Debra Sandler	22,655

Robert Singer	25,596

Michael Van de Ven	3,210

Lawson Whiting	3,210

(4)	Mr. Creus resigned from the Board effective February 28, 2025.

(5)	Mr. Engelen resigned from the Board effective February 28, 2025.

(6)	Mr. Goudet resigned from the Board effective February 28, 2025.

(7)	Mr. Michaels did not stand for reelection at the 2025 Annual Meeting, and his service with the Board ended effective June 18, 2025.

20	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Executive Officers

EXECUTIVE OFFICERS

Our executive officers, as of April 20, 2026, are as follows:

Executive Officers	Age	Position

Timothy Cofer	57	Chief Executive Officer

Mary Beth DeNooyer	55	Chief Human Resources Officer

Anthony DiSilvestro	67	Chief Financial Officer

Eric Gorli	51	President, U.S. Refreshment Beverages

Roger Johnson	47	Chief Transformation Officer

Rafael Oliveira	51	Chief Executive Officer, Coffee Operating Unit

Anthony Shoemaker	43	Chief Legal Officer, General Counsel and Secretary

For more information about Mr. Cofer, see “Proposal 1 – Election of Directors.” Biographical information about our other executive officers is set forth below:

Mary Beth DeNooyer	Chief Human Resources Officer

Mary Beth DeNooyer joined KDP as Chief Human Resources Officer in July 2019. She leads all Human Resources responsibilities including recruitment, talent management and organizational development, compensation and benefits, employee and labor relations, and employee engagement and inclusion.

With nearly 30 years of career experience in food and beverage companies, Ms. DeNooyer has extensive experience in designing and implementing HR processes and programs to support publicly traded companies. Prior to joining KDP, she served as Chief HR Officer at Pinnacle Foods for six years, as Chief Human Resources Officer for Hillshire Brands and held key HR roles at Sara Lee.

She spent more than a decade with Pepsi Bottling Group, holding progressive HR leadership roles, and started her career with General Mills.

She holds a master’s degree in Industrial and Labor Relations from Cornell University and a bachelor’s degree in Business Administration from Drexel University.

Anthony DiSilvestro	Chief Financial Officer

Anthony DiSilvestro has served as our Chief Financial Officer since November 2025 and leads the Finance and Technology organizations.

Mr. DiSilvestro has more than 40 years of diversified industry experience, including a track record of strategic leadership, cost structure optimization and large-scale transactions at Campbell Soup Company and Mattel, Inc. He has more than 25 years of boardroom experience and is a leader in the areas of corporate finance, financial reporting, strategy, mergers & acquisitions, tax, treasury, audit, operations and investor relations.

Most recently, Mr. DiSilvestro served as Chief Financial Officer of Mattel, Inc., a toy manufacturing and entertainment company from 2020 to 2025. During his five years as CFO, he modernized and elevated the finance organization, fortified the company’s balance sheet and credit profile, and drove strong cost discipline and productivity across the enterprise. Prior to Mattel, he had a distinguished career at Campbell Soup Company, rising through a series of financial leadership roles, including Senior Vice President, Finance; Vice President, Controller; and Vice President, Finance and Strategy for Campbell International. As Chief Financial Officer from 2014 – 2019, he led a transformation of Campbell’s cost structure and oversaw major transactions, including multiple acquisitions and divestitures. He began his career at Scott Paper Company, where he held positions of increasing responsibility in finance and administration.

Mr. DiSilvestro earned an MBA in Finance from The Wharton School, University of Pennsylvania and holds a Bachelor of Arts in Economics from Dartmouth College.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	21

 Executive Officers

Eric Gorli	President, U.S. Refreshment Beverages

Eric Gorli has served as KDP’s President, U.S. Refreshment Beverages since January 2025. He oversees KDP’s liquid refreshment business, which includes the carbonated soft drinks, still beverages and energy drink portfolios in the U.S.

Since joining KDP in 2015, Eric has been a key leader in commercialization efforts across the enterprise, developing the Company’s pricing, promotional and growth strategies. He was a member of the deal and integration team for the creation of KDP and served most recently as Chief Commercial Officer of KDP from January 2023 to January 2025, with accountability for both coffee and refreshment beverages product lines, and Senior Vice President, Revenue Growth Management & Commercial from July 2018 to January 2023.

Prior to KDP, Eric spent nearly 20 years in roles within The Coca-Cola Company’s system across both bottling operations and Coca-Cola North America. His last major role was leading the Revenue Growth Management function for Coca-Cola North America.

Eric is a graduate of the Georgia Institute of Technology with a degree in Industrial & Systems Engineering.

Roger Johnson	Chief Transformation Officer

Roger Johnson was named Chief Transformation Officer in September 2025. Previously, he was KDP’s Chief Supply Chain Officer since October 2022. He is responsible for the Company’s end-to-end supply chain, including manufacturing, procurement, logistics, warehousing, transportation and quality, environment, health and safety.

Mr. Johnson joined KDP in 2016 and has held several leadership positions across the supply chain and R&D organizations, including Chief Product Officer for the Keurig brand from September 2021 to October 2022 and Senior Vice President, Global Product Organization and GM Asia from April 2020 to September 2021. In those roles, he established KDP’s global operations center in Singapore, diversified the organization’s brewer manufacturing network across Asia and designed highly successful brewer innovation strategies.

With more than 20 years of experience in consumer durables, electronics, food and beverage and automotive industries, Mr. Johnson has held leadership roles in product development, engineering and supply chain for organizations including BISSELL Homecare, Whirlpool Corporation and Ford Motor Company.

He holds a bachelor’s and master’s degree in engineering from Purdue University and an MBA from the University of Michigan.

Rafael Oliveira	Chief Executive Officer, Coffee Operating Unit

Rafael Oliveira has served as the Chief Executive Officer of the Coffee Operating Unit since April 1, 2026 and has been named by the Board to serve as the Chief Executive Officer of the future Global Coffee Co. upon separation. He has served as Executive Director and Chief Executive Officer of JDE Peet’s, now a subsidiary of the Company, since November 2024.

Prior to JDE Peet’s, Rafa spent 10 years at The Kraft Heinz Company, a multinational food company, where he successfully drove growth, innovation and sustainability initiatives, developing business leaders while serving in various executive roles, including Executive Vice President and President of International Markets such as EMEA, APAC, and LATAM.

Before his tenure at Kraft Heinz, Rafa spent 10 years at Goldman Sachs Group, holding several senior leadership roles, including Executive Director in the Securities Division in the United Kingdom and in the Emerging Markets Division in Hong Kong. He began his career in Brazil, working in the Equity Research divisions at Banco Icatu and Banco BBA-Creditanstalt.

Rafa holds an International MBA from the University of Chicago and a bachelor’s degree in economics from Pontifícia Universidade Católica do Rio de Janeiro, Brazil.

Anthony Shoemaker	Chief Legal Officer, General Counsel and Secretary

Anthony Shoemaker has served as our Chief Legal Officer, General Counsel & Corporate Secretary since October 2021. His role expanded to include the Company’s Corporate Affairs organization in April 2025.

Prior to this appointment, he had been with the Company as Senior Vice President and Assistant General Counsel from April 2020 to September 2021, leading the legal efforts for securities, corporate governance, finance, tax, treasury and mergers and acquisitions.

Before KDP, Mr. Shoemaker served as Vice President, Assistant General Counsel and Corporate Secretary at Tenet Healthcare, a healthcare services company, where he held various positions of increasing responsibility from September 2014, including most recently as Assistant General Counsel & Corporate Secretary from May 2018 to April 2020, and was responsible for a broad range of corporate and transactional legal matters. He began his legal career as a corporate attorney at Gibson, Dunn & Crutcher LLP.

Mr. Shoemaker holds a Bachelor of Business Administration in Management from Abilene Christian University and received his Juris Doctorate from The University of Chicago Law School.

22	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Proposal 2 – Advisory Resolution to Approve KDP’S Executive Compensation

PROPOSAL 2 – ADVISORY RESOLUTION TO APPROVE KDP’S EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of our executives with stockholder value creation. We will continue to design and implement our compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.

In accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the 2026 Annual Meeting:

“RESOLVED, that the stockholders of Keurig Dr Pepper Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables and the related narrative discussion in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.”

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Compensation Committee and the Board will consider the outcome of the vote when making future compensation decisions. The Board currently holds this “say on pay” advisory vote on an annual basis and expects the next such vote after the 2026 Annual Meeting will be held at the Company’s 2027 Annual Meeting of Stockholders.

The Board unanimously recommends that KDP’s stockholders vote “FOR” the approval of the Advisory Resolution to Approve KDP’s Executive Compensation

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	23

 Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis that follows describes our executive compensation philosophy and programs, as well as the compensation-setting process and the compensation of our named executive officers (“NEOs”) for 2025. During 2025, KDP’s compensation program was administered by the RemCo, which, effective March 2, 2026, separated into a newly-created Nominating and Governance Committee and Compensation Committee. For purposes of this Compensation Discussion and Analysis, the “Committee” means the RemCo or the Compensation Committee, as applicable at the time of the relevant reference.

Our NEOs for fiscal 2025 are:

Timothy Cofer Chief Executive Officer	Anthony DiSilvestro* Chief Financial Officer

Eric Gorli President, U.S. Refreshment Beverages	Roger Johnson Chief Transformation Officer	Anthony Shoemaker Chief Legal Officer & General Counsel

Robert Gamgort** Former Executive Chairman	Sudhanshu Priyadarshi* Former Chief Financial Officer

*

Mr. DiSilvestro was appointed as the Chief Financial Officer of the Company, effective November 25, 2025. Mr. Priyadarshi, the Company’s former Chief Financial Officer transitioned from his role on November 25, 2025 and served as a senior advisor providing transition services until his termination of employment on April 7, 2026.

**

Mr. Gamgort served as Executive Chairman until April 24, 2025, at which time he transitioned to the role of non-employee Chairman of the Board. He retired from his role as Chairman of the Board and a director of the Company effective March 31, 2026.

2025 Compensation Decisions	28

Other Matters	33

Overview

2025 Performance Highlights

During 2025, KDP achieved the following financial and operational highlights:

Continued top- and bottom- line growth momentum	Net sales growth of more than 8%† driven by U.S. Refreshment Beverages and International segments	Core Portfolio strength and robust growth in emerging platforms	The successful GHOST integration contributed approximately 4% to volume/mix growth

During 2025, KDP delivered on our guidance, with net sales growth of over 8% in constant currency and adjusted diluted EPS growth of 7%.† We believe we navigated the dynamic operating environment with agility and executed well in the marketplace with strong innovation and commercial activation of our brands. At the same time, we laid the groundwork for KDP’s transformational next chapter through our announced acquisition of JDE Peet’s, which we closed on April 1, 2026, and planned separation into two independent, publicly traded companies. KDP also continued to enhance our positive impact on a variety of stakeholders through KDP Impact, our multi-year environmental and social agenda comprised of strategic initiatives that aim to make a positive impact with every drink. These achievements were the direct outcome of the talent, dedication and hard work of our employees across KDP.

†

Net sales growth and Adjusted diluted EPS growth are presented on a constant currency basis and are non-GAAP measures. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to the reported GAAP financial measures.

24	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Compensation Discussion and Analysis

Our Compensation Philosophy & Practices

KDP is driven by top beverage talent, anchored in our values of Team First, Deliver Big, Think Bold and Be Fearless and Fair. KDP’s team is a key driver of its success, and the Company’s compensation philosophy for senior leaders is designed to spur their performance. KDP’s Board has long required senior executives to acquire and hold a significant amount of Company shares over long time horizons. These compensation practices distinguish KDP from most of its peers, and the Board believes they are a key component of the Company’s success. KDP’s Board seeks senior executives who are more than managers and truly act as co-owners of the enterprise alongside its stockholders.

The primary objectives of our executive compensation program are to:

▪	Attract and retain highly qualified and experienced executives

▪	Motivate executives to achieve results and progress against KDP’s strategic agenda while adhering to our values

▪	Encourage, reinforce and reward long-term delivery of stockholder value

▪	Align executives’ interests with stockholders’ interests by requiring the purchase and retention of significant levels of KDP stock

Elements of KDP’s Compensation Program

NEO compensation consists of base salary, annual cash incentive awards under our Short-Term Incentive Plan (“STIP”) and annual equity awards under our Long-Term Incentive Plan (“LTIP”).

Element	Description	Objective

Base Salary	Fixed cash paid regularly during the year See page 29 for more information	To attract and retain highly qualified executives by offering salaries that are competitive with market opportunities and that reflect each executive’s position, role, responsibility and experience

Short-Term Incentive Plan	Variable performance-based cash payment earned upon achievement of annual performance goals, paid during the first quarter of the subsequent year See page 29 for more information	To motivate and reward executives for meeting challenging, objective performance goals across three categories: growth, profit and cash

Annual Long-Term Incentive Plan Awards

Time-based restricted stock units (“RSUs”) that vest over five years, or, for grants in 2025 and beyond, four years

Beginning in 2025, performance-based restricted stock units (“PSUs”) that cliff vest after three years based on achievement of performance goals

See page 31 for more information

To reward performance over the longer term by encouraging focus on the long-term value of our stock while discouraging excessive risk taking that overemphasizes short-term and non-sustainable performance

Elite Investment Program

Required purchases of significant levels of KDP common stock coupled with a one-for-one matching award of RSUs (“Matching RSUs”) that generally cliff vest in five years

This program has been retired beginning in November 2025

See page 32 for more information

To directly align the interests of executives with stockholders by requiring significant personal investment in the Company over an extended period of time

Competitive Pay Tied Closely to Long-Term Performance

To retain high-quality talent to drive KDP’s success, and to align the interests of our NEOs with our stockholders, a significant portion of executive compensation is tied to Company performance in the form of annual cash incentives and equity awards and, through 2025, required participation in our Elite Investment Program. Beginning in 2025, we added PSUs to our long-term incentive compensation program to more closely align executive compensation with Company performance and reward leaders for achieving long-term financial success for KDP.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	25

 Compensation Discussion and Analysis

We benchmark our compensation against a peer group of companies with which we compete for key talent and investment and business opportunities (the “Compensation Peer Group”), as described more fully below. The Committee generally reviews and targets the 50th percentile market pay level when assessing target annual cash compensation, the 75th percentile when assessing equity compensation, and between the 50th and 75th percentile when assessing total target compensation. In determining target compensation levels, in addition to market data, the Committee may consider factors such as individual experience, skill set, personal performance, retention risk, internal parity, time in the role, job scope and the recruitment landscape. As such, NEO target compensation may be positioned above or below the stated competitive range, and actual pay may be above or below target based on our financial and stock price performance. We also provide certain limited benefits and perquisites that are in line with market practice and typically represent a non-material aspect of compensation for our NEOs.

Compensation Policies and Governance Practices

Our compensation governance policies further align our executives’ interests with those of our stockholders and are designed to manage risk and follow best practices:

Significant stock ownership required. KDP’s Board strongly believes that significant long-term stock ownership by our executives is an important factor in aligning executive and stockholder interests to successfully deliver stockholder value over the long term. All NEOs and other senior executives are subject to a stock ownership requirement, and through 2025, were obligated to participate in the Elite Investment Program, which requires substantial investment in our Company and maintaining that entire investment for at least five years until associated Matching RSUs fully vest. Each of our NEOs have made substantial personal investments in KDP stock during their tenures and as of the record date, Messrs. Cofer, DiSilvestro, Gorli, Johnson and Shoemaker collectively own common stock valued at approximately $24 million.

Incentives do not encourage excessive risk taking. In order to assess the risk inherent in the design of our compensation program, the Committee periodically reviews our plans and programs and has determined that our compensation program is not designed to encourage excessive risk taking. For example, we continue to utilize multiple performance measures under the annual STIP to reduce the risk of over-concentration on a single business or financial metric, while our equity awards generally have three- to five-year vesting periods tied to continued employment with the Company, which discourages excessive risk taking intended to optimize short-term and non-sustainable performance.

Clawback policies that extend beyond the minimum legal requirements. We have adopted a Rule 10D-1 Clawback Policy intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will, subject to limited exceptions, recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. In addition to the Rule 10D-1 Clawback Policy, the Company maintains a Senior Leadership Clawback Policy applicable to our executive leadership, which allows for recoupment of short-term and long-term incentive compensation (including time-based equity awards) from certain executives, including the NEOs, in the event of certain misconduct.

Double-trigger equity award vesting upon a change of control. All outstanding unvested equity awards that provide for additional or accelerated payment or fully accelerated vesting in connection with a change in the control of the Company, including the annual LTIP awards, require a “double trigger,” which means that accelerated vesting of equity will only occur upon a qualifying termination of employment in connection with a change of control (and not solely as a result of the completion of a change in control transaction).

No hedging. Under our Insider Trading Policy, all employees and members of the Board are prohibited from engaging in any speculative transactions in KDP securities, including engaging in short sales, transactions involving put options, call options or other derivative securities, or any other forms of hedging transactions, such as collars or forward sale contracts. Employees and members of the Board must also obtain pre-clearance approval from the Legal Department to pledge KDP securities and are prohibited from pledging KDP securities for speculative purposes.

No backdating or repricing of equity awards, including stock options. While stock options are not currently part of our compensation mix, repricing of stock options and issuing stock options at below-market exercise prices are strictly prohibited by our equity incentive plan, and any options we would grant must have an exercise price at least equal to the fair market value of our stock on the date of grant.

Limited tax gross-ups. Any personal income taxes due as a result of compensation and/or perquisites, other than reimbursement for taxes incurred with respect to certain relocation-related expenses or expatriate assignments, are the responsibility of the NEOs. We do not provide tax gross-ups on any change-in-control benefits.

Minimal perquisites. NEO perquisites are evaluated annually by the Committee for reasonableness and typically represent a non-material aspect of any NEO’s total compensation.

26	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Compensation Discussion and Analysis

Roles and Responsibilities with Regard to Compensation

Role of the CEO, Committee and Board

The Committee annually evaluates and approves compensation for our NEOs and full Executive Leadership Team, including equity awards, bonus payouts and any changes in compensation packages. The Committee’s determinations regarding the compensation of our executive officers take into account a variety of factors, including recommendations by our CEO (except regarding himself) and other factors the Committee believes appropriate. In assessing changes in overall target compensation levels, the Committee considers external market conditions, as well as factors such as individual experience, skill set, personal performance, retention risk, internal parity, time in the role, job scope and the recruitment landscape.

Role of Compensation Consultant

The Committee has engaged FW Cook to provide information regarding the Compensation Peer Group and compensation benchmarking data for NEOs and other executive-level positions, as well as information about market practices for incentive compensation, plan governance and executive compensation-related regulatory developments. Each year, the Committee assesses the independence of the compensation consultant, and for 2025, the Committee concluded that FW Cook is independent, and no conflict of interest exists with regard to FW Cook’s engagement.

FW Cook reports directly to the Committee. While members of senior management consulted with FW Cook, all decisions with respect to the amount and form of NEO compensation under our executive compensation programs were made solely by the Committee and the Board, and may reflect factors and considerations other than the information provided by FW Cook.

Role of Stockholders

As part of its annual processes, the Committee considers the results of the stockholder advisory vote on our executive compensation from prior years. Our stockholders continue to express support for our executive compensation programs to date, with approximately 95% of the votes cast in 2025 supporting the advisory vote, 85% supporting in 2024 and 82% supporting in 2023. In February 2025, the Board approved the addition of PSU awards to our LTIP, which certain stockholders had expressed would be desirable, given both closer alignment between executive compensation and Company performance and consistency with market practice. The Committee values feedback from our stockholders and will continue to consider such feedback as we design and implement our compensation programs and policies in line with our philosophy to promote superior performance results and generate greater value for our stockholders.

Peer Group, Market Data and Benchmarking

In establishing compensation for our NEOs, the Committee considers the compensation practices of the Compensation Peer Group and the pay levels for similar roles among the Compensation Peer Group companies. The Committee considered a total compensation range between the 50th and 75th percentile as reasonable for this purpose given the aggressive KDP business plan goals under the STIP and the high levels of “at-risk” pay for all KDP senior executives.

The Committee periodically reviews the make-up of the Compensation Peer Group with input from FW Cook. The Compensation Peer Group includes companies that compete directly with us for executive talent and compete with us in the marketplace for business and investment opportunities.

Effective for 2025, based on input from FW Cook, the Committee approved updates to the Compensation Peer Group based on multiple screening criteria, including company size, business relevance, robustness of compensation disclosure and scope of operations. Following such updates, the 2025 Compensation Peer Group was comprised of the following companies:

Anheuser-Busch InBev SA/NV	Kellanova*

Brown-Forman	The Kraft Heinz Company

The Campbell’s Company	McCormick & Company, Incorporated

The Coca-Cola Company	Molson Coors Beverage Company

Constellation Brands, Inc.	Mondelēz International, Inc.

Danone S.A.	Monster Beverage Corporation

Diageo plc	Nestlé S.A.

The Hershey Company	PepsiCo, Inc.

The J.M. Smucker Company	Starbucks Corporation

*	Kellanova remained in the Compensation Peer Group until its acquisition by Mars, Incorporated in December 2025.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	27

 Compensation Discussion and Analysis

2025 Compensation Decisions

The specific compensation elements and decisions applicable to our NEOs’ 2025 compensation are described in detail below.

Base Salary

Base salaries provide executives with a secure, fixed base of cash compensation in recognition of role, individual responsibilities, experience and job performance. Salary levels are reviewed annually by the Committee, and any salary increases are approved after a comparative analysis of base salaries for similar positions among the Compensation Peer Group. When determining base salaries and salary increases, the Committee considers external market conditions and total direct compensation targets, as well as factors such as individual experience, skill set, personal performance, retention risk, internal parity, time in the role, job scope and the recruitment landscape. Each NEO’s annual base salary as of December 31, 2025 follows:

NEO	Base Salary ($)

Timothy Cofer(1)	1,350,000

Anthony DiSilvestro	1,000,000

Eric Gorli(2)	700,000

Roger Johnson	700,000

Anthony Shoemaker(3)	700,000

Robert Gamgort(4)	1,000,000

Sudhanshu Priyadarshi	1,000,000

(1)

Mr. Cofer’s salary was increased from $1,250,000 to $1,350,000, effective March 5, 2025, after external benchmarking, to better align with the market median and in recognition of his strong performance as Chief Executive Officer.

(2)	Mr. Gorli’s salary was increased from $540,300 to $700,000, effective January 13, 2025, in recognition of his appointment to the role of President, U.S. Refreshment Beverages.

(3)

Mr. Shoemaker’s salary was increased from $625,000 to $675,000, effective January 13, 2025, and to $700,000, effective May 20, 2025, after external benchmarking, to better align his compensation with the market median and in recognition of his strong performance as Chief Legal Officer and General Counsel and the expansion of his role to include the Company’s Corporate Affairs organization.

(4)

Reflects Mr. Gamgort’s base salary as of April 23, 2025, prior to his transition to non-employee Chair of the Board, at which time he became eligible to receive an annual cash retainer of $200,000 in respect of his Board service.

Short-Term Incentive Plan

The STIP is a key component of KDP’s annual compensation program and is designed to link performance-based, at-risk annual cash incentives to the achievement of predetermined financial performance goals that correspond directly with the Company’s annual operating plan and external earnings guidance. The Committee believes that aligning bonus payouts directly with these key quantifiable performance targets encourages and rewards the achievement of financial metrics designed to contribute to the Company’s long-term success.

STIP Structure

For our 2025 STIP, to align incentives with results for the overall enterprise, we maintained a single set of enterprise performance goals for all of our NEOs, except Mr. Gorli. Given the Executive Leadership Team’s role in leading the Company, the Committee determined that their STIP awards should be based 100% on enterprise performance, except that the U.S. Refreshment Beverages and U.S. Coffee business unit leads’ STIP awards should be more closely aligned with their respective business units. Mr. Gorli’s STIP award was therefore based 60% on enterprise performance and 40% on the U.S. Refreshment Beverages business unit performance, consistent with STIP awards for other employees in his business unit.

The STIP has a single payout scale with a minimum payout of 0% and a maximum payout of 200% of the target STIP award for all bonus-eligible employees, in line with our pay-for-performance philosophy. Target STIP awards for each NEO are set as a percentage of that NEO’s base salary. For 2025, each NEO’s target was set at 80% of base salary, with the exceptions of Mr. Cofer, Mr. DiSilvestro and Mr. Priyadarshi. Mr. Cofer’s target was set at 150% of base salary, and Mr. DiSilvestro’s target was set at 100% of base salary. Mr. Priyadarshi’s target was increased from 80% to 100% during 2025 to more closely align his compensation with the median of the Compensation Peer Group. The STIP payout is based on the Company’s achievement on three categories of quantifiable metrics that are aligned with our annual business plan:

▪	Growth, measured by total Net Sales

▪	Profit, measured by Adjusted Operating Income

▪	Cash, measured by Free Cash Flow

28	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Compensation Discussion and Analysis

The three performance metrics are designed to be quantifiable and visible by employees throughout the year to enable employees to track performance. They also encourage focus on achieving the Company’s annual operating plan.

In the first quarter of 2025, the Committee established performance targets for each metric at the levels reflected in the table below, with the target level for each metric set to correspond with the Company’s annual operating plan approved by the Board. If the Company achieves less than target for the Adjusted Operating Income performance metric, then the Net Sales payout is capped at 100%. When the Committee determines the actual performance and payouts, it considers the qualitative and quantitative circumstances behind the outcomes. From time to time the Committee may exclude certain items from results to ensure that the calculated payout appropriately reflects the compensatory purpose of the STIP award and does not provide windfalls or penalties for factors beyond executives’ control. To determine the total payout multiplier for the STIP, the calculated payout percentage for each of the three metrics is multiplied by the weight for each respective metric and then added together.

The table below reflects the targets and results of the 2025 enterprise STIP, as determined by the Committee in early 2026.

Metric (in millions, except %s)	Threshold	Target	Maximum	Actual Results	Calculated Payout	Weight

Growth – Net Sales(1)(2)	$15,553	$16,545	$17,373	$16,549	100%	30%

Profit – Adjusted Operating Income(1)(3)	4,021	4,278	4,492	4,135	75%	50%

Cash – Free Cash Flow(1)	1,020	1,700	2,210	1,519	95%	20%

Total Payout Multiplier					86%	100%

(1)	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP compensation performance measures relative to the reported GAAP financial measures.

(2)	Net Sales are adjusted on a constant currency basis.

(3)

In determining the 2025 achievement level for the Profit metric, Adjusted Operating Income results were further adjusted on a constant currency basis and to exclude the impact of the STIP award payment.

The U.S. Refreshment Beverages STIP, applicable for Mr. Gorli, was based 60% on enterprise performance and 40% on the U.S. Refreshment Beverages business unit performance. The business unit’s performance was measured on the basis of Net Sales and Adjusted Operating Income. The table below reflects the results of the U.S. Refreshment Beverages STIP for 2025.

Metric	Calculated Payout	Weight

Growth – Net Sales	99%	30%

Profit – Adjusted Operating Income	86%	70%

U.S. Refreshment Beverages Component	90%	100%

U.S. Refreshment Beverages Component	90%	40%

Enterprise STIP Component	86%	60%

Total Payout Multiplier for U.S. Refreshment Beverages STIP	88%	100%

2025 STIP Payouts

2025 STIP awards were calculated and paid in the first quarter of 2026 upon certification by the Committee of the achievement levels discussed above. The table below shows target payout levels and actual STIP awards earned by each NEO for 2025.

NEO	Target 2025 STIP Payouts ($)	Actual 2025 STIP Payout ($)

Timothy Cofer(1)	1,999,110	1,719,234

Anthony DiSilvestro(2)	101,370	87,178

Eric Gorli(1)	554,023	487,541

Roger Johnson	560,000	481,600

Anthony Shoemaker(1)	545,479	469,112

Robert Gamgort(2)	312,329	268,603

Sudhanshu Priyadarshi(1)	951,671	818,437

(1)	Reflects proration for base salary and STIP target changes during 2025.

(2)	Reflects proration for the portion of 2025 during which the NEO was employed by the Company, and, in Mr. Gamgort’s case, during which he served as Executive Chairman.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	29

 Compensation Discussion and Analysis

Long-Term Incentive Compensation

Long-term stock ownership by the executive team is the cornerstone of KDP’s compensation philosophy. The Board encourages long-term ownership through (i) annual grants of RSUs and PSUs under our LTIP, (ii) an obligatory and substantial personal investment in KDP shares under our Elite Investment Program (through 2025) and (iii) a stock holding requirement. PSUs were added to our long-term incentive compensation program in February 2025 to more closely align executive compensation with Company performance. Our equity compensation programs closely align the interests of our NEOs with those of our stockholders and encourage retention of and long-term focus by our NEOs by giving them a direct ownership stake in our future growth and financial success.

Annual RSU Awards

The structure of KDP’s annual equity awards focuses our executives on increasing stockholder value over a sustained period. Annual RSU awards under the LTIP have generally been subject to five-year vesting periods tied to continued employment with the Company and other vesting conditions.

Annual RSUs granted from 2020 through 2024 vest 60% on the third anniversary of the grant date, with 20% vesting on each of the fourth and fifth anniversaries. In February 2025, the Committee modified the vesting schedule for RSU awards granted to NEOs and other executives in or after 2025 to better align with market norms of our public peers, while still maintaining a lengthy vesting period; RSUs granted in or after 2025 vest 25% on each of the first, second, third and fourth anniversaries of the grant date.

Annual PSU Awards

In February 2025, the Board approved the addition of PSUs to our annual long-term incentive compensation program after a thoughtful process undertaken by the Committee with advice from FW Cook. The change was driven by a desire to remain market competitive, to attract and retain top beverage talent and to motivate behaviors aligned with enterprise performance, as well as in response to stockholder feedback requesting the addition of performance-based equity awards. In designing the PSU program, the Committee considered and reviewed market practices for incentive compensation, which were then tailored to the unique strategic goals of KDP.

From 0% to 200% of an employee’s target PSUs are eligible to vest based on the Company’s achievement of two performance metrics that are aligned with the Company’s long-term strategy: Net Sales growth and Adjusted Diluted EPS growth. Each metric is measured over a three-year performance period on a constant currency basis, and performance against each metric is calculated as the average growth in such metric over each of the three fiscal years in the period. Target performance for each metric aligns with KDP’s long-term algorithm of mid-single-digit Net Sales growth and high-single-digit Adjusted Diluted EPS growth.

The Committee believes that the PSU program will reward leaders for achieving long-term financial success and exceeding growth and performance expectations. We expect that the addition of PSUs to our compensation program will further incentivize leaders to drive future growth and will more closely align enterprise focus with stockholder expectations.

2025 Awards to NEOs

The 2025 annual LTIP awards for Company Vice Presidents and above, including Messrs. Cofer, Gorli, Johnson, Shoemaker, Gamgor and Priyadarshi, were comprised of 25% PSUs and 75% RSUs. In lieu of participation in the Company’s annual long-term equity incentive program, Mr. DiSilvestro received a one-time long-term incentive grant of RSUs upon joining the Company in November 2025.

In determining the number of RSUs and the target number of PSUs subject to an award, the Company divides the dollar amount approved by the Committee by the closing price per share of KDP common stock on the date of grant for the award. The table below reflects the target values of the annual LTIP awards to NEOs in 2025, as approved by the Committee.

NEO	2025 Annual LTIP Award ($)

Timothy Cofer	5,500,000

Anthony DiSilvestro(1)	—

Eric Gorli	1,200,000

Roger Johnson	1,200,000

Anthony Shoemaker	1,200,000

Robert Gamgort	2,500,000

Sudhanshu Priyadarshi	3,000,000

(1)

In November 2025, in lieu of participation in KDP’s annual long term incentive program, Mr. DiSilvestro received a one-time long-term incentive grant as described further under “Letter Agreement with Mr. DiSilvestro.”

30	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Compensation Discussion and Analysis

Elite Investment Program

In addition to annual equity awards, to reinforce significant long-term stock ownership by our NEOs, through November 2025, all Senior Vice Presidents and above (including all NEOs) at the Company were required to participate in our Elite Investment Program (“Elite”) at the time of initial hiring or promotion. This program was intended to promote a long-term investment at stake in the Company’s performance. Under Elite, each executive made a substantial personal commitment to a specific level of investment in KDP common stock (the “Commitment Amount”) (within a minimum and maximum range set by the Company) according to their job level and business scope.

For each share of KDP common stock purchased (each, an “Elite Share”) up to the Commitment Amount, the executive received one Matching RSU that vests on the fifth anniversary of grant, subject to the executive’s continued employment with the Company and continued ownership of the full Commitment Amount. Each executive generally had approximately a one-year period (the “Investment Period”) to purchase Elite Shares to meet his or her Commitment Amount.

To receive the benefit of the Matching RSUs, an executive participating in Elite had to acquire enough shares to meet at least the minimum Commitment Amount in the Investment Period and then continue to hold them for the remainder of the five-year vesting period. All Matching RSUs are immediately forfeited if the executive fails to meet or maintain the minimum Commitment Amount or if the executive’s service with the Company is terminated before the vesting date except in the event of death, disability, change in control or retirement at age 60 with at least five years of service, or with respect to Matching RSUs granted from 2023 through 2025, certain involuntary terminations.

The Committee did not take Elite awards into account in benchmarking executive compensation for 2025. This promotes a consistent approach in evaluating total direct compensation both internally, since executives have elected different Commitment Amounts, and as against the Compensation Peer Group, because when Elite awards are considered in total direct compensation, KDP executives’ total direct compensation decreases significantly after their Elite awards vest.

Effective November 2025, newly hired or promoted executives are no longer required to participate in Elite. The Committee discontinued the Elite program due to a lack of prevalence of such programs in the market, which led to inconsistencies when benchmarking compensation with peers. The Committee also considered KDP’s evolution into a widely traded public company, as well as the anticipated separation of KDP into two independent public companies, and determined that the program no longer aligned with the objectives for which it was originally implemented. Current participants must continue to meet or maintain their minimum Commitment Amounts in order for their outstanding Elite awards to continue to vest.

Messrs. Cofer, Johnson and Shoemaker have satisfied their respective Commitment Amounts set forth below. During their employment, Messrs. Gamgort and Priyadarshi satisfied their Commitment Amounts of $25,000,000 and $8,000,000, respectively. The Elite program was discontinued shortly before Mr. DiSilvestro’s employment began.

NEO	Elite Commitment Amount ($)

Timothy Cofer	12,500,000

Roger Johnson	2,750,000

Anthony Shoemaker	4,000,000

In May 2025, the Committee offered an additional opportunity to invest in Elite to Mr. Gorli, in recognition of his promotion to the role of President, U.S. Refreshment Beverages. Mr. Gorli elected to invest an additional $4,300,000 under Elite. Mr. Gorli has not yet satisfied this full Commitment Amount but is within the two-year Investment Period provided for under the terms of his award. At the same time, the Committee offered an additional Elite investment opportunity to Mr. Shoemaker, in recognition of his strong performance as Chief Legal Officer and General Counsel and the expansion of his role to include the Company’s Corporate Affairs organization. Mr. Shoemaker elected to invest an additional $2,000,000, for a total Elite investment of $4,000,000, which he has satisfied in full.

Pro-Rata Vesting of Mr. Priyadarshi’s 2022 Elite Award

In November 2025, in connection with the negotiation of his transition and separation agreement, the Committee approved the pro-rata vesting of Mr. Priyadarshi’s 2022 matching grant under Elite upon Mr. Priyadarshi’s termination on April 7, 2026. The matching grant was awarded in November of 2022, and Mr. Priyadarshi was employed for three years and four months of the five-year vesting period applicable to the award. After considering Mr. Priyadarshi’s period of service and his agreement to provide continued support for a transition period following his removal from the Chief Financial Officer and President, International role, the Committee determined that pro-rata vesting of this award was appropriate. This treatment is consistent with the Company’s present award agreement vesting terms, which were updated to include pro-rata vesting shortly after the grant of the 2022 matching grants under Elite. Under the SEC’s disclosure rules, the full value, determined as of the date this vesting was approved, of the pro-rata portion of units that vested on Mr. Priyadarshi’s termination of employment is included in the Summary Compensation Table below. This amount does not relate to or reflect any additional equity grant to Mr. Priyadarshi.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	31

 Compensation Discussion and Analysis

Equity Grant Timing
KDP does not currently grant stock options or stock appreciation rights. We typically grant LTIP awards on two days each year—one grant date in March and one grant date in September. Annual LTIP awards are made in March, and in September we issue “half grants” to those executives who join the Company or, in some cases, are promoted, after the March grant date but before the September grant date. We may change these equity grant practices in the future.
Stock Ownership Requirements
To further align the interests of our NEOs with those of our stockholders, the Committee maintains stock ownership requirements for all Vice Presidents and above (for purposes of this section, “executives”), including all NEOs at the Company. The table below shows the minimum stock ownership requirement as an estimated multiple of base salary.

Job Level	Minimum Stock Ownership Requirement, as an Estimated Multiple of Salary

Chief Executive Officer	9.2x

Chief Financial Officer	8.0x

Other members of the Executive Leadership Team	4.0x
The Company generally expects that NEOs who participated in Elite will meet their minimum stock ownership requirements within one year of beginning their role. Shares that an executive beneficially owns count toward the executive’s minimum stock ownership requirement, but unvested equity awards are excluded. Until the stock ownership requirement is met, executives must retain 50% of after-tax
shares acquired upon any equity vesting. If an executive does not meet the stock ownership requirement within the allotted time period, his or her future LTIP awards may be forfeited, subject to the Committee’s discretion. Messrs. Cofer, DiSilvestro, Gorli, Johnson and Shoemaker have fulfilled their respective stock ownership requirements. Messrs. Gamgort and Mr. Priyadarshi had previously fulfilled their respective stock ownership requirements prior to their respective departures from the Company.
Letter Agreement with Mr. DiSilvestro
On November 1, 2025, in connection with his appointment as Chief Financial Officer and in consultation with FW Cook, the Company entered into a letter agreement with Mr. DiSilvestro. Pursuant to this agreement, Mr. DiSilvestro receives an annual base salary of $1,000,000 and is eligible to receive an annual bonus at a target level of 100% of his base salary. The agreement provides that in lieu of participation in the Company’s annual long-term equity incentive program, Mr. DiSilvestro would receive a one-time
long-term incentive grant of restricted stock units with a grant date value of $8,000,000, which vest 67% on the second anniversary of the date of grant and 33% on the third anniversary of the date of grant. This grant is for service for two years, and Mr. DiSilvestro did not receive any annual equity award for fiscal 2026. The letter agreement also provides that Mr. DiSilvestro is not eligible to participate in the Company’s Executive Severance Plan.
2026 Compensation Program Developments
In January 2026, the Committee approved the issuance of
one-time
retention awards to Messrs. Gorli, Johnson and Shoemaker in connection with the JDE Peet’s acquisition and anticipated subsequent separation of KDP into two independent companies. In approving such awards, the Committee considered that the transactions would result in a significantly increased workload for these NEOs and that such retention awards were common in the market for executives involved in similar transactions. The Committee consulted FW Cook in its decision. The Committee determined that each of Messrs. Gorli, Johnson and Shoemaker would receive a one-time
grant of time-based RSUs valued at approximately $3,000,000 each, or 200% of each of their then-current annual LTIP award targets, with grants occurring in March 2026. The awards vest one third each year over a three-year period.
Similarly, in February 2026, the Committee approved a
one-time
Transformation Incentive Award for Mr. Cofer valued at approximately $6,500,000 in time-based RSUs. In consultation with FW Cook, the Committee determined that Mr. Cofer’s target total direct compensation was below the median of KDP’s Compensation Peer Group, and that the Transformation Incentive Award would bring his compensation closer to median levels for the Compensation Peer Group. In approving the award, the Committee also considered that upon the April 1, 2026 closing of the JDE Peet’s acquisition, Mr. Cofer would be leading a larger combined company, with significant work to complete the acquisition and subsequent separation. The Committee also considered that transformation awards to CEOs were common in the market for similar transactions. The Committee believes that the share price appreciation incentive built into RSUs vesting over a long period is the most appropriate performance measurement for the awards, given the challenges with projecting financial or operational targets with precision in advance of the acquisition and separation transactions.

32	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Compensation Discussion and Analysis

The Transformation Incentive Award was granted in March 2026, and the amount of the award was consistent with Mr. Cofer’s then-current annual LTIP award target. To align Mr. Cofer’s interests with stockholders’ long-term interests over a transformational period for the Company, the Transformation Incentive Award vests over a five-year period: 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversaries. The Committee approved that upon the planned separation of KDP into two independent companies, Mr. Cofer’s Transformation Incentive Award will convert proportionally into equity awards of Beverage Co. and Global Coffee Co. based on the value of each company’s shares at separation, to promote accountability for setting both companies up for success for an extended period and to further enhance stockholder alignment.

Other Matters

General Benefits and Perquisites

Our NEOs participate in the same benefit plans generally available to our employees. These benefit plans include health, dental and vision insurance, life insurance and disability coverage. NEOs receive the same coverage as the rest of our employees.

While we may provide NEOs with reasonable perquisites on an individual basis, including relocation and expatriate assignment benefits, such perquisites generally do not make up a significant part of any NEO’s total compensation. All perquisites with an aggregate value of at least $10,000 received by an NEO are detailed in the footnotes to the Summary Compensation Table.

Retirement and Pension Benefits

NEOs are eligible to participate in the Company’s qualified 401(k) plan, which includes a company match of 100% on the first 6% of employee contributions within certain statutory limitations under the Internal Revenue Code of 1986, as amended (the “Code”). All of our NEOs except Mr. DiSilvestro participated in the 401(k) program in 2025. Our NEOs are also eligible to participate in the Company’s Supplemental Savings Plan, under which they may defer base salary and STIP award amounts in excess of Internal Revenue Code limits applicable to the 401(k) Plan. Messrs. Cofer and Priyadarshi were the only NEOs who participated in the Supplemental Savings Plan in 2025. We do not maintain or make contributions to any defined benefit plan for any of our NEOs.

Potential Payments upon Termination of Employment

Our compensation plans provide for certain payments and incremental benefits if a NEO’s employment is terminated under certain limited circumstances. There are no tax gross-ups provided in connection with these payments or incremental benefits. These payments and benefits are discussed under “Post-Termination Compensation” beginning on page 41.

Change in Control

All outstanding unvested equity awards that provide for additional or accelerated payment or fully accelerated vesting in connection with a change in the control of the Company, including annual LTIP awards, and all other equity awards, require a “double-trigger,” which means that accelerated vesting of equity will only occur upon a termination of employment in connection with a change of control (and not solely as a result of the completion of a change in control transaction). The equity awards vest in full upon a qualifying termination in connection with a change of control.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	33

 Report of the Compensation Committee

REPORT OF THE COMPENSATION COMMITTEE

In fulfilling its responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (through incorporation by reference to this Proxy Statement).

The Compensation Committee

Oray Boston, Chair Pamela Patsley Lawson Whiting

34	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

The executive compensation disclosure contained in this section reflects compensation information for our 2025 NEOs.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by our NEOs in fiscal years 2025, 2024 and 2023. Messrs. DiSilvestro, Gorli and Shoemaker were not NEOs in 2024 or 2023. In accordance with the SEC disclosure requirements, the compensation disclosure for Messrs. DiSilvestro, Gorli and Shoemaker is provided only for the year in which they were NEOs.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)

Timothy Cofer Chief Executive Officer	2025	1,331,923	—	5,125,514	1,719,234	40,361	8,217,032
	2024	1,217,692	—	3,386,381	1,632,158	777,226	7,013,457
	2023	176,923	8,000,000	17,463,228	172,027	104,523	25,916,701

Anthony DiSilvestro Chief Financial Officer(1)	2025	92,308	—	7,870,627	87,178	—	8,050,113

Eric Gorli President, U.S. Refreshment Beverages(2)	2025	693,858	—	4,883,608	487,541	21,000	6,086,007

Roger Johnson Chief Transformation Officer	2025	700,000	—	1,118,349	481,600	42,450	2,342,399
	2024	690,385	—	1,082,498	519,209	827,494	3,119,586
	2023	600,000	—	1,106,991	374,400	697,956	2,779,347

Anthony Shoemaker Chief Legal Officer & General Counsel	2025	681,250	—	2,869,627	469,112	20,746	4,040,735

Robert Gamgort Former Executive Chairman(3)	2025	323,077	—	2,329,796	268,603	106,748	3,028,224
	2024	1,161,539	—	4,239,716	1,312,404	20,700	6,734,359
	2023	1,500,000	—	4,335,741	1,755,000	29,354	7,620,095

Sudhanshu Priyadarshi Former Chief Financial Officer	2025	981,923	—	5,178,590	818,437	19,425	6,998,375
	2024	895,192	—	4,856,200	673,204	18,191	6,442,787
	2023	850,000	—	2,029,504	530,400	17,654	3,427,558

(1)	Mr. DiSilvestro joined the Company in the role of Chief Financial Officer on November 25, 2025.

(2)	Mr. Gorli was promoted to the role of President, U.S. Refreshment Beverages on January 13, 2025.

(3)

Mr. Gamgort retired from his role as non-employee Chairman of the Board, effective March 31, 2026. Mr. Gamgort previously served as the Chief Executive Officer and Executive Chairman of the Company, then became the Company’s Executive Chairman exclusively as of April 26, 2024, and transitioned to the role of non-employee Chairman of the Board on April 24, 2025.

(4)	The amount reported in the Salary column for Mr. Priyadarshi for 2025 includes an amount deferred under the Supplemental Savings Plan.

(5)

The amounts reported in the Stock Awards column reflect the grant date fair value of RSUs and PSUs awarded to each of the NEOs. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 13 “Stock-Based Compensation,” to our Consolidated Financial Statements, which are included in our 2025 Form 10-K. In accordance with ASC 718, the amounts reported in this column are lower than the face value of the awards when approved because the RSUs and PSUs do not accrue or otherwise participate in the Company’s dividends prior to vesting. The amounts shown with respect to PSUs are based on the probable outcome of the applicable performance goals, which was determined to be 100% level achievement, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs granted by the Company in 2025 assuming maximum achievement of the applicable performance goals is as follows: $2,536,155 for Mr. Cofer, $553,394 for Mr. Gorli, $553,394 for Mr. Johnson, $553,394 for Mr. Shoemaker, $1,152,792 for Mr. Gamgort and $1,383,363 for Mr. Priyadarshi. In addition, for Mr. Priyadarshi, the amount shown for 2025 includes the $2,382,841 incremental value, as of the November 21, 2025 date of modification, of his 2022 award of matching RSUs under the Elite Investment Program, a pro-rata portion of which vested upon his April 7, 2026 termination of employment. Such amount does not reflect an additional award actually granted to Mr. Priyadarshi. For further information on the stock awards granted or modified in fiscal year 2025, see “Grants of Plan-Based Awards” beginning on page 37.

(6)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the STIP for the applicable year.

(7)

The amounts reported in the All Other Compensation column reflect other compensation for each NEO, including (i) the cost of personal use of corporate aircraft, (ii) certain relocation expenses (iii) amounts contributed by the Company to tax-qualified defined contribution plans and (iv) compensation to Mr. Gamgort for his service as a non-employee director. The following table provides additional details around these amounts:

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	35

 Executive Compensation Tables

Name	Corporate Aircraft ($)(a)	Relocation / Housing ($)(b)	Company Contributions ($)(c)	Board Retainer ($)(d)

Timothy Cofer	19,361	—	21,000	—

Anthony DiSilvestro	—	—	—	—

Eric Gorli	—	—	21,000	—

Roger Johnson	—	21,173	21,277	—

Anthony Shoemaker	—	—	20,746	—

Robert Gamgort	—	—	19,385	87,363

Sudhanshu Priyadarshi	—	—	19,425	—

(a)

In accordance with SEC rules, the cost of use of a corporate aircraft as set forth in this column is calculated based on the aggregate incremental cost to the Company. We calculated the aggregate incremental cost to KDP using estimated variable costs of operating the aircraft for any personal, including commuting, flight that the plane was used. Fixed costs which do not change based on usage, such as pilot salaries, depreciation and maintenance costs are excluded. No tax gross-up is provided to any executive in connection with their use of Company aircraft.

(b)	Reflects expenses associated with tax preparation for Mr. Johnson due to his previous placement in Singapore.

(c)	Represents our contributions to the Company’s tax-qualified defined contribution plans on behalf of the NEO.

(d)	Reflects Mr. Gamgort’s pro-rated cash retainer for service as non-employee Board Chair for the period from April 24, 2025 through December 31, 2025.

36	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Executive Compensation Tables

Grants of Plan-Based Awards

The following table sets forth information regarding equity plan awards and non-equity incentive plan awards granted by us to our NEOs or modified in fiscal year 2025. For a discussion of the material terms of these awards, see “Compensation Discussion and Analysis” beginning on page 24.

Name	Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Timothy Cofer	STIP			—	1,999,110	3,998,219

	PSU	3/5/2025	(5)				20,646	41,292	82,584	—	1,268,077

	RSU	3/5/2025	(6)							123,874	3,857,436

Anthony DiSilvestro	STIP			—	101,370	202,740
	RSU	12/9/2025	(7)							275,293	7,870,627

Eric Gorli	STIP			—	554,023	1,108,047

	PSU	3/5/2025	(5)				4,505	9,010	18,020	—	276,697

	RSU	3/5/2025	(6)							27,028	841,652

	RSU	5/29/2025	(8)							128,551	3,765,259

Roger Johnson	STIP			—	560,000	1,120,000

	PSU	3/5/2025	(5)				4,505	9,010	18,020	—	276,697

	RSU	3/5/2025	(6)							27,028	841,652

Anthony Shoemaker	STIP			—	545,479	1,090,959
	PSU	3/5/2025	(5)				4,505	9,010	18,020	—	276,697

	RSU	3/5/2025	(6)							27,028	841,652

	RSU	5/29/2025	(8)							59,791	1,751,278

Robert Gamgort	STIP			—	312,329	624,658
	PSU	3/5/2025	(5)				9,385	18,769	37,538	—	576,396

	RSU	3/5/2025	(6)							56,307	1,753,400

Sudhanshu Priyadarshi	STIP			—	951,671	1,903,342
	PSU	3/5/2025	(5)				11,262	22,523	45,046	—	691,681

	RSU	3/5/2025	(6)							67,568	2,104,068

	RSU	11/21/2025								86,965	2,382,841

(1)

The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential payouts of annual cash incentive awards granted to our NEOs under the 2025 STIP, which are earned subject to the achievement of certain performance measures. The final earned payouts of such awards are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Represents threshold, target and maximum opportunities for each NEO in respect of PSUs granted by the Company, which vest over a three-year period based on the achievement of pre-established performance goals, subject to forfeiture as described in greater detail in “Compensation Discussion and Analysis – 2025 Compensation Decisions – Long-Term Incentive Compensation.” Annual PSU awards vest on the third anniversary of the grant date.

(3)

Represents the number of shares subject to time-vesting RSU awards made in 2025. For Mr. Priyadarshi, this also reflects the incremental value, as of the November 21, 2025 date of modification, of his 2022 award of matching RSUs under the Elite Investment Program, a pro-rata portion of which vested upon his April 7, 2026 termination of employment pursuant to the terms of his negotiated Transition, Separation and Release Agreement.

(4)

The amounts reported in the Grant Date Fair Value of Stock Awards column reflect the grant date fair value of RSUs and PSUs to each of the NEOs. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 13 “Stock-Based Compensation,” to our Consolidated Financial Statements, which are included in our 2025 Form 10-K. In accordance with ASC 718, the amounts reported in this column reflect that the RSUs and PSUs do not accrue or otherwise participate in dividends prior to vesting.

(5)	Annual PSU awards vest on the third anniversary of the grant date subject to achievement of applicable performance criteria.

(6)	Annual RSU awards that vest as follows: 25% on each of first, second, third and fourth anniversaries of the grant date.

(7)	Sign-on RSU award that vests as follows: 67% on December 9, 2027 and 33% on December 9, 2028, subject to Mr. DiSilvestro’s continued service with the Company through each vesting date.

(8)

Elite Matching RSU award that vests in full on May 29, 2030, subject to Mr. Gorli’s and Mr Shoemaker’s (as applicable) continued service with the Company through such date, certain stock ownership requirements and other vesting conditions.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	37

 Executive Compensation Tables

Outstanding Equity Awards

The following table sets forth information regarding vested and unvested RSU awards held by each NEO as of December 31, 2025. No NEOs held any outstanding stock options as of December 31, 2025.

Name			Stock Awards
	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Timothy Cofer	11/20/2023	(2)	393,330	11,017,173
	11/20/2023	(3)	154,185	4,318,722
	3/4/2024	(4)	120,275	3,368,903
	9/12/2024	(4)	6,748	189,011
	3/5/2025	(5)			82,584	2,313,178
	3/5/2025	(6)	123,874	3,469,711

Anthony DiSilvestro	12/9/2025	(7)	275,293	7,710,957

Eric Gorli	3/3/2021	(4)	2,776	77,756
	3/2/2022	(4)	4,403	123,328
	9/13/2022	(8)	6,633	185,790
	3/1/2023	(4)	12,431	348,192
	3/4/2024	(4)	14,605	409,086
	3/5/2025	(5)			18,020	504,740
	3/5/2025	(6)	27,028	757,054
	5/29/2025	(2)	128,551.00	3,600,714

Roger Johnson	3/3/2021	(4)	2,776	77,756
	3/2/2022	(4)	4,403	123,328
	11/22/2022	(2)	71,746	2,009,605
	3/1/2023	(4)	35,098	983,095
	3/4/2024	(4)	41,238	1,155,076
	3/5/2025	(5)			18,020	504,740
	3/5/2025	(6)	27,028.00	757,054

Anthony Shoemaker	3/3/2021	(4)	2,776	77,756

	9/14/2021	(2)	59,781	1,674,466
	9/14/2021	(4)	785	21,988
	3/2/2022	(4)	7,252	203,129
	3/1/2023	(4)	20,474	573,477
	3/4/2024	(4)	24,055	673,781
	3/5/2025	(5)			18,020	504,740
	3/5/2025	(6)	27,028	757,054
	5/29/2025	(2)	59,791	1,674,746

Robert Gamgort	3/3/2021	(4)	30,699	859,879
	3/2/2022	(4)	48,692	1,363,863
	3/1/2023	(4)	137,468	3,850,479
	3/4/2024	(4)	161,513	4,523,979
	3/5/2025	(5)			37,538	1,051,439
	3/5/2025	(6)	56,307	1,577,159

Sudhanshu Priyadarshi(9)	11/22/2022	(2)	130,447	3,653,820
	3/1/2023	(4)	64,347	1,802,359
	3/4/2024	(2)	103,093	2,887,635
	3/4/2024	(4)	85,911	2,406,367
	3/5/2025	(5)			45,046	1,261,738
	3/5/2025	(6)	67,568	1,892,580

38	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Executive Compensation Tables

(1)	Market value is determined by multiplying the total number of units that have not vested by $28.01, which was the closing price of a share of our common stock on Nasdaq on December 31, 2025.

(2)	Represents RSUs that vest on the fifth anniversary of the grant date.

(3)	Represents RSUs that vest 30% on May 20, 2025, 40% on May 20, 2026 and 30% on May 20, 2027.

(4)	Represents RSUs that vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date and 20% of the fifth anniversary of the grant date.

(5)

Represents PSUs that vest on the third anniversary of the grant date. In accordance with SEC rules, the amounts shown reflect the next higher performance measure (threshold, target or maximum) that exceeds the previous fiscal year’s performance as of 2025 year-end.

(6)	Represents RSUs that vest 25% on each of second, third, fourth and fifth anniversaries of the grant date.

(7)	Represents RSUs that vest 67% on December 9, 2027 and 33% on December 9, 2028.

(8)	Represents RSUs that vest 25% on each of second, third, fourth and fifth anniversaries of the grant date.

(9)	Certain of Mr. Priyadarshi’s unvested equity awards vested pro-rata upon his termination of employment in April 2026 and the remainder were forfeited.

Stock Awards Vested

The following table sets forth information regarding RSUs held by our NEOs that vested during fiscal year 2025. None of our NEOs held or exercised any options in fiscal year 2025. The value of shares acquired from RSUs is determined based on the closing price per share of KDP common stock on the applicable vesting date.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Timothy Cofer	66,080	2,238,130

Anthony DiSilvestro	—	—

Eric Gorli	6,605	225,429

	2,776	94,745

	3,697	121,299

	3,317	88,730

	6,944	185,752

Roger Johnson	6,605	225,429

	2,776	94,745

	3,697	121,299

	8,680	232,190

Anthony Shoemaker	10,879	371,300

	2,776	94,745

	35,000	1,184,050

	785	20,999

	1,475	39,456

Robert Gamgort	73,039	2,492,821

	30,699	1,047,757

	40,887	1,341,502

Sudhanshu Priyadarshi	—	—

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	39

 Executive Compensation Tables

Non-Qualified Deferred Compensation

The following table sets forth information regarding non-qualified deferred compensation plans in which our NEOs participated in 2025. This consists of Supplemental Savings Plan (as discussed further below) participation by Messrs. Cofer and Priyadarshi, as well as certain vested but deferred RSUs held by Mr. Gamgort.

Name	Executive Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)		Aggregate Balance at Last FYE ($)

Timothy Cofer	—		18,995	—		329,288	(1)

Robert Gamgort				$2,285,121	(2)

Sudhanshu Priyadarshi	147,288	(3)	11,109	—		249,194	(4)

(1)	Reflects balance in the Supplemental Savings Plan. Of this amount, $304,423 was previously reported as compensation to Mr. Cofer in the Summary Compensation Table.

(2)

Reflects value, as of the settlement date, of RSUs that vested on January 15, 2024 but for which settlement was deferred until January 15, 2025 pursuant to the terms of the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2019 and Mr. Gamgort’s relevant award agreement, which provides that shares related to vested RSUs will be delivered on the first anniversary of the applicable vesting date.

(3)	Reflects executive deferrals to the Supplemental Savings Plan. Such amount is also reflected in the “Salary” compensation of the Summary Compensation Table above.

(4)	Of this amount, $236,807 was previously reported as compensation to Mr. Priyadarshi in the Summary Compensation Table.

Keurig Dr Pepper Inc. Supplemental Savings Plan

The Company maintains the Keurig Dr Pepper Inc. Supplemental Savings Plan. Under this plan, certain senior employees, including the Company’s executive officers, may elect to defer receipt of base salary and STIP award payments until separation from service or another specified payment date elected at the time of initial deferral. Distributions upon separation from service may be subject to a mandatory six-month delay. Deferred amounts accrue earnings based on specified investment options elected by the participant under the plan and are distributed in the form of a lump sum or annual installments over a period of two to ten years, as elected by the participant. In 2025, Messrs. Cofer and Priyadarshi were the only NEOs who participated in the Supplemental Savings Plan.

Post-Termination Compensation

Keurig Dr Pepper Inc. Executive Severance Plan

The Company maintains the Keurig Dr Pepper Inc. Executive Severance Plan (the “Severance Plan”), which provides severance benefits for the Company’s Chief Executive Officer and Executive Leadership Team (including Messrs. Gorli, Johnson, Shoemaker and Priyadarshi), Senior Vice Presidents and Vice Presidents. Mr. DiSilvestro waived participation in the Severance Plan.

Termination Other Than in Connection with a Change in Control

Under the Severance Plan, in the event (1) the Company terminates the Chief Executive Officer without Cause (as defined below) or (2) the Chief Executive Officer resigns for Good Reason (as defined below), he is entitled to receive:

▪	severance payments in the form of salary continuation equal to two times the sum of his base pay plus target bonus, payable over 24 months; and

▪	outplacement services.

In the event (1) the Company terminates an Executive Leadership Team member without Cause or (2) an Executive Leadership Team member declines an offer for a position that is not a Comparable Position, he or she is entitled to receive:

▪	severance payments in the form of salary continuation equal to 1.5 times the sum of his or her base pay plus target bonus, payable over 18 months; and

▪	outplacement services.

The above benefits are subject to (1) the participant’s execution (and non-revocation) of a general release of claims in a form provided by the Company within the time period specified therein and (2) the participant’s continued compliance in all material respects with the participant’s Employee Confidentiality and Non-Competition Agreement and any other confidentiality obligations or restrictive covenants applicable to the participant.

40	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Executive Compensation Tables

Termination Following a Change in Control

During the period that is six months prior to or two years following a Change in Control (as defined below), in the event (1) the Company terminates the Chief Executive Officer without Cause or (2) the Chief Executive Officer resigns for Good Reason, he is entitled to receive a lump sum amount equal to three times the sum of his base pay plus target bonus.

During the period that is six months prior to or two years following a Change in Control, in the event (1) the Company terminates an Executive Leadership Team member without Cause or (2) an Executive Leadership Team member resigns for Good Reason, he or she is entitled to receive a lump sum amount equal to 2.25 times the sum of his or her base pay plus target bonus.

The above benefits are subject to (1) the participant’s execution (and non-revocation) of a general release of claims in a form provided by the Company within the time period specified therein and (2) the participant’s continued compliance in all material respects with the participant’s Employee Confidentiality and Non-Competition Agreement and any other confidentiality obligations or restrictive covenants applicable to the participant.

Definitions

Under the Severance Plan, “Cause” is defined as a participant’s:

▪	conviction of, or plea of guilty or nolo contendere to, a crime involving fraud, embezzlement or moral turpitude or a felony;

▪	intentional act or omission constituting fraud, conflict of interest, or other serious malfeasance;

▪

engagement in conduct in the course of performing the participant’s duties that constitutes willful misconduct or gross neglect, which, if capable of cure, remains uncured after 15 days following the Company’s written notice to the participant thereof;

▪

willful neglect, refusal or repeated willful failure to perform any lawful direction of the participant’s supervisor, which, if capable of cure, remains uncured after 15 days following the Company’s written notice to the participant thereof; or

▪

material violation of any written agreement between the participant and the Company or any written policy of the Company, including the Code of Conduct, which, if capable of cure, remains uncured after 15 days following the Company’s written notice to the participant thereof.

“Good Reason” means:

▪	a material diminution in the participant’s authority, duties and responsibilities;

▪	a material reduction in the participant’s base salary or target bonus opportunity; or

▪

a relocation of the participant’s principal place of employment to a location that is more than 50 miles from the then-current location and that increases the participant’s commute by more than 50 miles.

Good Reason does not apply unless all of the following conditions are satisfied: (1) the condition giving rise to the participant’s termination of employment must have arisen without the participant’s consent; (2) the participant must provide notice to the Company of such condition within 30 days of the date that the participant first becomes aware of the condition; (3) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (4) the date of the participant’s termination of employment must occur within 30 days after the date the Company’s cure period expires.

A “Comparable Position” means a position with the Company or its direct or indirect subsidiary that offers the participant generally comparable base pay and incentive compensation, provided that either (1) it is located no more than 50 miles from the participant’s former primary work location, or (2) for a participant working in a highly dense metropolitan area, it does not cause a significant detrimental impact to the participant’s commute.

A “Change in Control” is defined in the Severance Plan to mean:

▪

any “person” or “group” other than the Company or JAB, or any affiliate of the Company or JAB, is or becomes the “beneficial owner,” directly or indirectly, of securities representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

▪

the consummation of a plan or agreement approved by the Company’s shareholders, providing (1) for a merger or consolidation of the Company (other than with a wholly-owned subsidiary of the Company and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or (2) for a sale, exchange or other disposition of all or substantially all of the business or assets of the Company.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	41

 Executive Compensation Tables

STIP Payment Upon Termination

Involuntary Termination

If the Company terminates an executive’s employment in connection with a reorganization, the closing of a facility, or a reduction in force or otherwise terminates the executive’s employment without Cause, the executive is eligible to receive an award payout based on his or her target bonus and the actual achievement of the performance goals for the year, prorated to the date the executive ceases to perform services for the Company and payable at the same time awards are paid to other active STIP participants. For purposes of the STIP, “Cause” is defined as termination due to unsatisfactory work performance or inability to perform the essential functions of the job, failure to comply with company policy, absenteeism, mutually agreed separation for performance or conduct issues, failed drug screen, invalid employment documentation, misconduct or malfeasance, the commission of a dishonest act or common law fraud, or for any other reason as determined by the Company or described as “for Cause” in an agreement between the STIP participant and the Company.

Death

In the event of an executive’s termination due to death, the executive’s estate will be eligible to receive the executive’s target bonus under the STIP, prorated to the time of death and payable within 60 days of death.

Retirement or Disability

In the event of an executive’s termination due to disability or retirement (defined as attaining the age of 60 and completing 5 years of service), the executive is eligible to receive an award payout based on his or her target bonus and the actual achievement of the performance goals for the year, prorated to the date of retirement or disability and payable at the same time awards are paid to other active STIP participants.

Equity Treatment Upon Termination

Double-Trigger Equity Vesting Upon a Change in Control

In the event of a Change of Control, all outstanding RSUs and PSUs, including those held by our NEOs, have double-trigger protection which means that no accelerated vesting of outstanding RSUs or PSUs will occur unless both (1) a Change in Control occurs, and (2) the executive’s employment is terminated within 24 months of such Change in Control by the Company other than for Cause or by the executive for Good Reason. For RSUs and PSUs granted in 2023 or later, “Good Reason” is defined as in the Severance Plan. For purposes of RSUs granted prior to 2023, “Good Reason” generally means:

▪	a material reduction in the executive’s base salary, other than as part of an overall expense reduction program that is generally applicable to all similarly situated employees;

▪

a material adverse reduction in the executive’s duties and responsibilities such that the executive is required to serve in a position that is at least two salary grades lower than the position in which the executive had been serving prior to such reduction, or any other such similar reduction in duties and responsibilities; or

▪

the relocation of the executive’s principal workplace without the executive’s consent to a location more than 50 miles distant from the location at which the executive had previously been principally providing services.

Upon a Change in Control, outstanding PSUs for which the applicable performance period is not yet complete will be deemed earned at the greater of (x) the target performance level and (y) actual performance as certified by the Committee, and outstanding PSUs for which the applicable performance period is complete will be earned based on actual performance as certified by the Committee, in each case with the award to remain outstanding and subject to the double-trigger vesting provisions described above in the case of a qualifying termination prior to the otherwise applicable vesting date.

Death or Disability

In the event of an executive’s termination due to death or disability, all outstanding RSUs and a pro-rata portion of outstanding PSUs become fully vested and payable, with PSUs deemed earned based on performance attained over any completed fiscal years of the performance period (or at target for a death or disability on or prior to the last day of the first year of the performance period).

Involuntary Termination

For RSUs granted in March 2023 or later and all PSUs, in the event of an executive’s Qualifying Termination, outstanding RSUs vest on a pro-rata basis, and a pro-rata portion of outstanding PSUs will remain outstanding and eligible to vest based on actual performance. A “Qualifying Termination” means, (1) with respect to the Chief Executive Officer, a termination of employment by the

42	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Executive Compensation Tables

Company without Cause or by the Chief Executive Officer for Good Reason and (2) with respect to an Executive Leadership Team member, by the Company without Cause or by the Executive Leadership Team member’s declining an offer for a position that is not a Comparable Position. “Cause,” “Good Reason” and “Comparable Position” are each defined as in the Severance Plan.

Retirement

In the event of an executive’s retirement (generally defined as attaining the age of 60 and completing 5 years of service), outstanding RSUs vest on a pro-rata basis, and a pro-rata portion of outstanding PSUs will remain outstanding and eligible to vest based on actual performance.

Departure of Mr. Gamgort

Mr. Gamgort entered into a letter agreement with the Company on April 5, 2022 in connection with his initial assumption of the Executive Chairman role. The letter agreement provides that equity awards previously granted to Mr. Gamgort will be subject to pro-rata vesting (1) upon his retirement on or after attaining age 60 or (2) upon any termination of service by Mr. Gamgort or by the Company without Cause (as defined in the Severance Plan). Mr. Gamgort’s outstanding equity awards continued to vest based on his service as non-employee Chairman of the Board in accordance with their terms until his retirement on March 31, 2026. Upon his retirement, the value of Mr. Gamgort’s accelerated equity awards was $1,722,087. Mr. Gamgort received no other compensation in connection with his separation from the Company.

Departure of Mr. Priyadarshi

Effective November 25, 2025, Mr. Priyadarshi ceased serving as Chief Financial Officer and President, International. His employment was terminated by the Company on April 7, 2026 after supporting the transition to his successor. Mr. Priyadarshi and the Company entered into a negotiated Transition, Separation and Release Agreement, pursuant to which Mr. Priyadarshi became entitled to (1) severance benefits in the amount of $3,000,000, paid in the form of salary continuation commencing following the transition period, consistent with his termination without cause under the Keurig Dr Pepper Inc. Executive Severance Plan; (2) pro-rata vesting of 86,965 of his 2022 matching grant of RSUs under the Elite Investment Program (valued at $2,214,999 based on the Company’s stock price on April 7, 2026); (3) pro-rata vesting of his remaining outstanding RSUs and PSUs on the terms outlined above (valued at $2,335,930 based on the Company’s stock price on April 7, 2026); (4) a pro-rata STIP payment for fiscal 2026 based on actual performance results for such year (valued at $265,753 assuming target performance); and (5) Company-provided outplacement services at an approximate cost of $6,300 if elected to be utilized by Mr. Priyadarshi. Mr. Priyadarshi also received a one-time, advisory service fee payment of $500,000 in recognition of his contributions to the Company in the provision of transition services.

Tables of Potential Payments and Assumptions

The following tables outline the potential payments to Messrs. Cofer, DiSilvestro, Gorli, Johnson and Shoemaker upon the occurrence of various termination events, including (1) termination without Cause or, as applicable, for Good Reason or declining an offer for a position that is not a Comparable Position, (2) termination due to death, (3) termination due to disability or (4) retirement. The following tables also reflect potential payments related to change of control and subsequent qualified termination within a specified window for such NEO. Actual payments made to Messrs. Gamgort and Priyadarshi in connection with their respective departures are summarized above.

The following assumptions apply with respect to the tables below and any termination of employment:

▪

the tables include estimates of amounts that would have been paid to NEOs in the event their employment were terminated on December 31, 2025. The employment of these NEOs did not actually terminate on December 31, 2025, and as a result, the NEOs did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a NEO in connection with a termination event can only be determined at the time of such termination event;

▪	the tables assume that the price of a share of our common stock is $28.01 per share, the closing market price per share on Nasdaq on December 31, 2025;

▪	the tables assume target performance levels for PSUs; and

▪

each NEO is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time, any vested but deferred RSUs and other employee benefits to which the NEO was entitled on the date of termination, and are not shown in the tables below.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	43

 Executive Compensation Tables

Timothy Cofer

Compensation Element	Retirement	Death	Disability	Termination Without Cause or For Good Reason	Termination Without Cause or For Good Reason Following CIC

Severance Payments	$—	$—	$—	$6,698,219	$10,047,329

Lump Sum 2025 STIP Payment	—	1,999,110	1,719,234	1,719,234	1,719,234

Outplacement Services	—	—	—	6,300	—

Accelerated Equity Payments	—	22,652,667	22,652,667	8,578,147	22,652,667

TOTAL	$—	$24,651,777	$24,371,901	$17,001,900	$34,419,230

Anthony DiSilvestro

Compensation Element	Retirement	Death	Disability	Termination Without Cause or For Declining a Non-Comparable Position	Termination Without Cause or For Good Reason Following CIC

Severance Payments	$—	$—	$—	$—	$—

Lump Sum 2025 STIP Payment	—	101,370	87,178	87,178	87,178

Outplacement Services	—	—	—	—	—

Accelerated Equity Payments	—	7,710,957	7,710,957	7,710,957	7,710,957

TOTAL	$—	$7,812,327	$7,798,135	$7,798,135	$7,798,135

Eric Gorli

Compensation Element	Retirement	Death	Disability	Termination Without Cause or For Declining a Non-Comparable Position	Termination Without Cause or For Good Reason Following CIC

Severance Payments	$—	$—	$—	$1,881,035	$2,821,553

Lump Sum 2025 STIP Payment	—	554,023	487,541	487,541	487,541

Outplacement Services	—	—	—	6,300	—

Accelerated Equity Payments	—	4,391,492	4,391,492	822,962	2,247,494

TOTAL	$—	$4,945,515	$4,879,033	$3,197,837	$5,556,588

Roger Johnson

Compensation Element	Retirement	Death	Disability	Termination Without Cause or For Declining a Non-Comparable Position	Termination Without Cause or For Good Reason Following CIC

Severance Payments	$—	$—	$—	$1,890,000	$2,835,000

Lump Sum 2025 STIP Payment	—	560,000	481,600	481,600	481,600

Outplacement Services	—	—	—	6,300	—

Accelerated Equity Payments	—	5,358,285	5,358,285	837,947	5,169,021

TOTAL	$—	$5,918,285	$5,839,885	$3,215,847	$8,485,621

44	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Executive Compensation Tables

Anthony Shoemaker

Compensation Element	Retirement	Death	Disability	Termination Without Cause or For Declining a Non-Comparable Position	Termination Without Cause or For Good Reason Following CIC

Severance Payments	$—	$—	$—	$1,868,219	$2,802,329

Lump Sum 2025 STIP Payment	—	545,479	469,112	469,112	469,112

Outplacement Services	—	—	—	6,300	—

Accelerated Equity Payments	—	5,908,766	5,908,766	951,724	4,240,154

TOTAL	$—	$6,454,245	$6,377,878	$3,295,355	$7,511,595

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	45

 CEO Pay Ratio

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, we are providing disclosure regarding the ratio of the annual total compensation of our CEO, Mr. Cofer, to that of our median employee.

For 2025, we determined that there had been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure, and thus we used the same median employee that was identified in 2024 by using total taxable wages (Form W-2 Box 1 or equivalent), our consistently applied compensation measure, for all individuals who were employed by us on December 31, 2024, excluding our CEO. As permitted by the rules of the SEC, we excluded 292 of our employees located outside the United States, who represented less than 5% of our total employee population of 29,510 as of December 31, 2024, as follows: Brazil (3), China (90), Hong Kong (5), Ireland (119), Singapore (52) and Switzerland (23). All employees in North America were included in our pay ratio calculation. We selected total taxable wages as our consistently applied compensation measure because this metric is applicable to and comparable across our entire employee population. To identify the compensation of our median employee, we determined the total compensation paid for each of our employees without applying any cost-of-living adjustments. For an employee paid in a currency other than U.S. dollars, we converted annual compensation into U.S. dollars using December 31, 2024 exchange rates.

For 2025, we calculated the median employee’s compensation using the same methodology used to calculate the total annual compensation of our CEO. Based on this data and process, we determined that our median employee was a full-time, hourly employee with annual total compensation in 2025 of $64,534.

With respect to the annual total compensation of our CEO, we used the amount reported for Mr. Cofer in the “Total” column of our 2025 Summary Compensation Table, $8,217,032. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation in 2025 was 127 to 1.

The pay ratio as described above involves a degree of imprecision due to the use of estimates and assumptions but is a reasonable estimate that we calculated in a manner consistent with Item 402(u) of Regulation S-K.

46	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Pay Versus Performance

P
AY
V
ERSUS
P
ERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive “compensation actually paid” and certain financial performance of the Company. The Compensation Committee does not utilize compensation actually paid as the basis for making compensation decisions. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.”

									Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for PEO (Timothy Cofer) (1)	Compensation Actually Paid to PEO (Timothy Cofer) (2)	Summary Compensation Table Total for PEO (Robert Gamgort) (1)	Compensation Actually Paid to PEO (Robert Gamgort) (2)	Summary Compensation Table Total for PEO (Ozan Dokmecioglu) (1)	Compensation Actually Paid to PEO (Ozan Dokmecioglu) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (7)	Adjusted Operating Income (8)

2025	$8,217,032	$5,670,304	$—	$—	$—	$—	$5,090,975	$4,213,542	$99	$105	$2,079	$4,156

2024	$7,013,457	7,045,416	6,734,359	(1,617,826)	—	—	3,452,285	3,533,579	110	102	1,441	3,974

2023	—	—	7,620,095	8,755,242	—	—	9,487,917	9,599,096	111	111	2,181	3,657

2022	—	—	12,486,492	12,970,246	16,663,492	(22,473,209)	5,088,351	2,821,000	116	115	1,436	3,538

2021	—	—	7,772,521	17,501,205	—	—	6,759,279	7,522,595	117	116	2,146	3,421

(1)
The dollar amounts reported in the Summary Compensation Table Total for PEO (Principal Executive Officer) columns are the amounts reported for Timothy Cofer (the Company’s Chief Executive Officer for a portion of 2024 and 2025), Robert Gamgort (the Company’s Chief Executive Officer for 2021, portions of 2022, 2023 and a portion of 2024) and Ozan Dokmecioglu (the Company’s Chief Executive Officer for a portion of 2022) for each of the corresponding years in the Total column in our Summary Compensation Table. See “Executive Compensation Tables – Summary Compensation Table”.

(2)
The dollar amounts reported in the Compensation Actually Paid to PEO columns represent the amount of “compensation actually paid” to Messrs. Cofer, Gamgort and Dokmecioglu, as applicable, as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect the total compensation actually realized or received by such PEOs. In accordance with these rules, these amounts reflect the Total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below for 2025. Refer to our Proxy Statement for the 2025, 2024 and 2023 Annual Meetings for information on the calculations applicable for prior years. Equity values are calculated consistent with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to Timothy Cofer	2025

Summary Compensation Table Total	$8,217,032

Less, value of Stock Awards reported in Summary Compensation Table	(5,125,514)

Plus, year-end fair value of outstanding and unvested equity awards granted in the year	4,636,506

Plus, fair value as of vesting date of equity awards granted and vested in the year	—

Plus (less), year-over-year change in fair value from prior year end of outstanding and unvested equity awards granted in prior years	(2,196,211)

Plus (less), change in fair value from prior year end to vesting date of equity awards granted in prior years that vested in the year	138,491

Less, prior year-end fair value for any equity awards forfeited in the year	—

Compensation Actually Paid to Timothy Cofer	$5,670,304

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	47

 Pay Versus Performance

(3)
The dollar amounts reported in the Average Summary Compensation Table Total for
Non-PEO
NEOs column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Cofer for 2025 and 2024, Mr. Gamgort for 2021 through 2024 and Mr. Dokmecioglu for 2022) in the Total column of the Summary Compensation Table in each applicable year. The NEOs included for these purposes in each applicable year are as follows: (i) for 2025, Anthony DiSilvestro, Eric Gorli, Roger Johnson, Anthony Shoemaker, Robert Gamgort and Sudhanshu Priyadarshi, (ii) for 2024, Sudhanshu Priyadarshi, Andrew Archambault, Roger Johnson and Justin Whitmore, (iii) for 2023, Sudhanshu Priyadarshi, Timothy Cofer, Karin Rotem-Wildeman and Andrew Archambault; (iv) for 2022, Sudhanshu Priyadarshi, Mauricio Leyva, Andrew Archambault, Roger Johnson, George Lagoudakis and Tony Milikin; and (v) for 2021, Ozan Dokmecioglu, Mauricio Leyva, Tony Milikin, Fernando Cortes and Justin Whitmore.

(4)
The dollar amounts reported in the Average Compensation Actually Paid to
Non-PEO
NEOs column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Cofer for 2025 and 2024, Mr. Gamgort for 2021 through 2024 and Mr. Dokmecioglu for 2022), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, these amounts reflect Total Compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below for 2025. Refer to our Proxy Statement for the 2025, 2024 and 2023 Annual Meetings for information on the calculations applicable for prior years. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2025

Average Summary Compensation Table Total	$5,090,975

Less, average value of Stock Awards reported in Summary Compensation Table	(4,041,766)

Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	3,235,514

Plus, average fair value as of vesting date of equity awards granted and vested in the year	—

Plus (less), average year-over-year change in fair value from prior year end of outstanding and unvested equity awards granted in prior years	(509,698)

Plus (less), average change in fair value from prior year end to vesting date of equity awards granted in prior years that vested in the year	41,377

Less, prior year-end fair value for any equity awards forfeited in the year	—

Plus, average excess fair value of modified awards as of the date of modification	397,140

Average Compensation Actually Paid to Non-PEO NEOs	$4,213,542

(5)
Total Shareholder Return (TSR) assumes an initial $100 investment in KDP stock beginning on December 31, 2020. TSR is cumulative, with the value determined at the end of each applicable fiscal year shown, calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.

(6)
Peer Group Total Shareholder Return represents the weighted peer group TSR, which is weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. For 2025, the RemCo selected a new Compensation Peer Group to better assess the Company’s compensation practices. FW Cook, the Company’s compensation consultant, advised, and the Committee made its determination based on multiple screening criteria, including company size, business relevance, robustness of compensation disclosure and scope of operations.The peer group used prior to 2025 (the “Prior Compensation Peer Group”) included: Anheuser-Busch InBev SA/NV, Campbell Soup Company, Chocoladefabriken Lindt & Sprungli AG, The Coca-Cola Company, Danone, Diageo plc, The Hershey Company, The Kraft Heinz Company, McCormick & Company, Incorporated, Mondelēz International, Inc., Nestle S.A., PepsiCo, Inc., The Procter & Gamble Company, Reckitt Benckiser Group plc and Unilever PLC. The current Compensation Peer Group is discussed in “Compensation Discussion and Analysis” above and includes six new peers (Brown-Forman Corporation, Constellation Brands, Inc., The J.M. Smucker Company, Molson Coors Beverage Company, Monster Beverage Corporation and Starbucks Corporation) and removes four peers (Chocoladefabriken Lindt & Spruengli AG, The Procter & Gamble Company, Reckitt Benckiser Group plc and Unilever PLC) relative to the Prior Compensation Peer Group. Kellanova remained in the Compensation Peer Group in 2025 but was acquired by Mars, Incorporated in December 2025 and is no longer publicly traded; therefore it has been removed from the current Compensation Peer Group. The table below shows Peer Group Total Shareholder Return for the Prior Compensation Peer Group.

48	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Pay Versus Performance

(7)	The dollar amounts reported represent the amount of net income, in millions, reflected in the Company’s audited financial statements for the applicable year.

Year	Value of Initial Fixed $100 Investment Based On Prior Compensation Peer Group Total Shareholder Return

2025	$111

2024	110

2023	111

2022	115

2021	115

(8)
The dollar amounts reported represent the amount of Adjusted operating income, in millions. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of this non-GAAP
compensation performance measure relative to the reported GAAP financial measure.

Description of Certain Relationships Between Information Presented in the Pay Versus Performance Table
As described in more detail in “Compensation Discussion and Analysis,” a significant portion of our executive compensation is tied to Company performance in the form of annual cash incentives through our STIP, equity awards through our LTIP and participation in our Elite Incentive Program. The Pay Versus Performance Table does not reflect all of the performance measures that we use to align executive compensation with Company performance through these programs. We generally seek to incentivize long-term performance, and therefore we do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs depicting the relationships between information presented in the Pay Versus Performance Table.
Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	49

 Pay Versus Performance

Compensation Actually Paid and Net Income

Compensation Actually Paid and Adjusted Operating Income

Financial Performance Measures
As described in greater detail under “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance
philosophy that aligns executive and stockholder interests. For the most recently completed fiscal year, the financial performance measures that most closely link Company performance to compensation actually paid to the Company’s NEOs include:

▪	Adjusted diluted EPS growth

▪	Adjusted operating income (Company-selected measure)

▪	Adjusted operating income growth

▪	Free cash flow conversion

▪	Net sales growth

50	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Securities Authorized for Issuance Under Equity Compensation Plans

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes certain information related to our equity award plans as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Initial Column) (#)

Equity Compensation Plans approved by security holders	13,554,577	(2)	—	10,681,658	(3)

Equity Compensation Plans not approved by security holders	—		—	—

TOTAL	13,554,577		—	10,681,658

(1)	RSUs and PSUs have no exercise price.

(2)	With respect to outstanding PSUs, assumes target performance.

(3)	Represents shares authorized for future grants under the Omnibus Stock Incentive Plan of 2019.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	51

 Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention, and oversight of the work of KDP’s independent registered public accounting firm. The Audit Committee is recommending ratification of its appointment of Deloitte & Touche LLP (“Deloitte”) as independent registered public accounting firm for fiscal year 2026. Deloitte has served as the independent registered public accounting firm of KDP since 2006 (including service for KDP’s predecessor DPS). The Audit Committee and the Board believe that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Although stockholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider the appointment for fiscal year 2026. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2026 if it is determined that such a change would be in the best interests of KDP and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

The Board unanimously recommends that KDP’s stockholders vote “FOR” the ratification of Deloitte & Touche LLP’s appointment as the Company’s independent registered public accounting firm

Independent Registered Public Accounting Firm’s Fees

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

(in thousands)	2025	2024

Audit Fees(1)	$13,509	$6,313

Audit-Related Fees	—	—

Tax Fees(2)	906	952

All Other Fees(3)	42	184

Total Fees	$14,457	$7,449

(1)

These amounts represent fees and out-of-pocket expenses of Deloitte for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal controls over financial reporting, services rendered in connection with acquisitions and debt offerings and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, consents and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require. For purposes of this schedule, fees billed from non-U.S. jurisdictions in the currencies of such jurisdictions have been converted to U.S. dollars as of the date of the approval of such fees.

(2)	These amounts represent fees of Deloitte for professional services primarily related to tax compliance, as well as tax planning and advice, in fiscal years 2025 and 2024, respectively.

(3)

Consists of fees for permitted products and services other than those that meet the criteria above. These amounts represent fees for permissible sustainability assurance readiness consultation services, agreed upon procedures, and other subscription services.

Under the Audit Committee charter, the Audit Committee has established pre-approval policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee in order to assure that the provision of such services does not impair the independence of the

52	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

independent registered public accounting firm. The policy also provides that the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee, provided that the Chair reports any such pre-approval decisions to the full Audit Committee at its next meeting. The Audit Committee approved all audit and non-audit services provided in 2025 and 2024 in accordance with the Audit Committee’s policy and procedures.

Report of the Audit Committee

The Audit and Finance Committee (the “Audit Committee”) is composed of Mr. Van de Ven (Chair), Mr. Singer and Ms. Hickman. All of the Audit Committee members are “independent,” as defined in the Nasdaq listing standards and the applicable rules of the Securities Exchange Act of 1934, as amended. Each of Mr. Van de Ven, Mr. Singer and Ms. Hickman meet the definition of “audit committee financial expert,” as defined in SEC Regulation S-K.

The Audit Committee Charter sets forth the duties and responsibilities of the Audit Committee. The Audit Committee is primarily responsible for the oversight of the integrity of KDP’s financial reporting process and systems of internal controls (including the integrity of KDP’s financial statements and related disclosures), KDP’s compliance with legal and regulatory requirements, the independence, qualifications and performance of KDP’s independent auditors, KDP’s internal audit activities and KDP’s policies and practices with respect to risk assessment and risk management.

Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal control over financial reporting and the performance of the internal audit function. The Audit Committee has reviewed and discussed with management KDP’s audited financial statements and management’s evaluation and assessment of the effectiveness of internal control over financial reporting.

The Audit Committee engaged Deloitte as our independent registered public accounting firm for fiscal year 2025, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing KDP’s internal control over financial reporting and expressing an opinion on its effectiveness.

The Audit Committee has also reviewed and discussed with Deloitte, with and without management present, the financial statement audit, its evaluation of effectiveness of internal control over financial reporting, the overall quality of financial reporting and disclosure, the quality (and not just the acceptability) of the accounting principles utilized, the reasonableness of significant accounting judgments and estimates, the critical audit matters identified in Deloitte’s audit, and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Accounting Standards (“PCAOB”) and the SEC. The Audit Committee has also discussed with KDP’s internal auditors and Deloitte the overall scope and plans for their respective audits. The Audit Committee has reviewed and received from Deloitte the written disclosures and the letter required by the applicable PCAOB requirements regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte the firm’s independence from KDP and management.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026.

Submitted by the Audit and Finance Committee of the Board:
Michael Van de Ven (Chair)
Robert Singer
Juliette Hickman

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	53

 Ownership of Our Equity Securities

OWNERSHIP OF OUR EQUITY SECURITIES

The following table sets forth, as of April 20, 2026, the record date for the Annual Meeting, certain information with respect to the shares of our common stock beneficially owned (including the number of shares they had the right to acquire within 60 days of that date) by (i) stockholders known to us to own more than 5% of the outstanding shares of our common stock, (ii) each of our directors, nominees and NEOs and (iii) all of our executive officers and directors as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table below is Keurig Dr Pepper Inc., 6425 Hall of Fame Lane, Frisco, Texas 75034, and each beneficial owner has sole voting power and investment power with respect to securities shown in the table.

Name	Amount of Beneficial Ownership of Common Stock	Percent of Class

BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK(1)

FMR LLC(2)	135,874,927	10.0%

Capital World Investors(3)	99,479,243	7.3%

BlackRock, Inc.(4)	93,075,153	6.8%

Harris Associates LP(5)	86,269,175	6.3%

DIRECTORS AND NOMINEES

Oray Boston	—	—

Brian Driscoll	—	—

Juliette Hickman	5,226	*

William Newlands	—	—

Pamela Patsley	44,992	*

Debra Sandler	—	—

Robert Singer(6)	60,328	*

Amie Thuener	—	—

Michael Van de Ven	15,000	*

Lawson Whiting	—	—

NAMED EXECUTIVE OFFICERS

Timothy Cofer(7)	547,358	*

Anthony DiSilvestro	19	*

Eric Gorli	98,293	*

Roger Johnson	135,381	*

Anthony Shoemaker	140,281	*

Robert Gamgort(8)	3,094,863	*

Sudhanshu Priyadarshi	345,981	*

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (17 PERSONS)(9)	4,583,893	*

*	Less than 1% of outstanding shares of common stock.

(1)

On March 27, 2026, the Vanguard Group reported that due to an internal realignment it conducted on January 12, 2026, it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(2)

Based on a Schedule 13G filed by FMR LLC and Abigail P. Johnson with the SEC on January 8, 2026. FMR LLC has indicated that, as of December 31, 2025, it beneficially owned 135,874,927.49 shares, has sole voting power with respect to 97,295,097.18 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 135,874,927.49 shares and shared dispositive power with respect to 0 shares. Abigail P. Johnson has indicated that, as of December 31, 2025, such stockholder beneficially owned 135,874,927.49 shares, has sole voting power with respect to 0 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 135,874,927.49 shares and shared dispositive power with respect to 0 shares. The address of such stockholders is 245 Summer Street, Boston, Massachusetts 02210.

54	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Ownership of Our Equity Securities

(3)

Based on a Schedule 13G filed by Capital World Investors with the SEC on February 13, 2026. Such stockholder has indicated that, as of December 31, 2025, it beneficially owned 99,479,243 shares, has sole voting power with respect to 97,621,476 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 99,479,243 shares and shared dispositive power with respect to 0 shares. The address of such stockholder is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)

Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 31, 2025. Such stockholder has indicated that, as of December 31, 2024, it beneficially owned 93,075,153 shares, has sole voting power with respect to 84,361,771 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 93,075,153 shares and shared dispositive power with respect to 0 shares. The address of such stockholder is 50 Hudson Yards, New York, NY 10001.

(5)

Based on a Schedule 13G filed by Harris Associates LP and Harris Associates, Inc. with the SEC on February 17, 2026. Such stockholders have indicated that, as of December 31, 2025, they beneficially owned 86,269,175 shares, had sole voting power with respect to 80,783,128 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 86,269,175 shares and shared dispositive power with respect to 0 shares. The address of such stockholders is 111 South Wacker Drive Suite 4600, Chicago, IL 60606.

(6)	12,499 shares are held by the Robert Singer 2005 Insurance Trust.

(7)	400 shares are held by Mr. Cofer’s children, and 399,993 shares are held by the Timothy P. Cofer 2010 Living Trust. Includes 88,106 RSUs scheduled to vest on May 20, 2025.

(8)	102,142 shares are held by a GRAT settled by Mr. Gamgort in 2024, and 1,000,000 shares are held by a GRAT settled by Mr. Gamgort in 2025.

(9)	Includes 88,106 RSUs scheduled to vest on May 20, 2026.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	55

 Proposal 4 — Approval of Omnibus Stock Incentive Plan of 2026

PROPOSAL 4 — APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN OF 2026

Our Board adopted the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026 (the “2026 Omnibus Incentive Plan”) on April 17, 2026, subject to stockholder approval. The 2026 Omnibus Incentive Plan is intended to replace our Omnibus Stock Incentive Plan of 2019 (the “Prior Plan”), which originally was approved by our stockholders in June 2019. If the 2026 Omnibus Incentive Plan is approved by our stockholders, then no new grants will be made under the Prior Plan or any other equity compensation plan maintained by the Company after the date of such approval. Pursuant to the terms of the Prior Plan, any award already granted under the Prior Plan as of the date of the Annual Meeting will remain in full force and effect. If stockholder approval is not obtained, the Prior Plan will continue in accordance with its terms. The 2026 Omnibus Incentive Plan is designed to attract and retain employees and consultants of the Company and its subsidiaries, to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such employees, consultants and non-employee directors and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.

The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the 2026 Omnibus Incentive Plan while minimizing stockholder dilution.

Shares Available and Requested

The following table sets forth certain information about (a) the Prior Plan (including certain equity awards assumed under the Prior Plan in connection with the JDE Peet’s acquisition) and (b) the 2026 Omnibus Incentive Plan as of April 8, 2026. As of such date, (i) no awards were outstanding under the Company’s Omnibus Stock Incentive Plan of 2009 or any other equity compensation plan of the Company, and (ii) only time- and performance-based restricted stock units were outstanding under the Prior Plan.

Number of new shares being authorized under the 2026 Omnibus Incentive Plan	44,000,000

Number of shares available for future awards under the Prior Plan(1)	1,216,257

Number of shares underlying outstanding awards of time-based restricted stock units	14,799,629

Number of shares underlying outstanding awards of performance-based restricted stock units(2)	872,481

Total number of common shares outstanding	1,360,476,058

(1)	Any shares subject to awards granted between April 8, 2026 and the date of the Annual Meeting will directly reduce the new shares available under the 2026 Omnibus Incentive Plan.

(2)	Outstanding performance-based restricted stock units and are shown assuming target achievement.

Historical Burn Rate

The Company oversees its long-term dilution by managing the number of shares subject to equity awards that it grants annually, commonly referred to as the burn rate (calculated by dividing all shares subject to equity awards granted during the fiscal year by the weighted-average number of outstanding shares at the end of the fiscal year). The burn rate shows how rapidly a company is depleting its shares reserved for future issuance under its equity compensation plans. We have calculated our burn rate under the Prior Plan for the past three years, as set forth in the following table:

Year	Weighted Common Shares Outstanding	Time-Based Restricted Stock Units Granted	Performance-Based Restricted Stock Units Granted (At Target)	Performance-Based Restricted Stock Units Vested and Released	Annualized Burn Rate

2025	1,358,100,000	5,040,348	464,354	0	0.41%

2024	1,362,200,000	4,456,257	0	107,422	0.33%

2023	1,399,300,000	4,465,069	0	0	0.32%

3-Year Average Burn Rate					0.35%

As set forth in the table above, over the past three fiscal years, the Company’s burn rate has averaged 0.35%.

56	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Proposal 4 — Approval of Omnibus Stock Incentive Plan of 2026

Dilution

An additional metric we use to measure dilution is overhang (the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the total number of shares of Company common stock outstanding). If the 2026 Omnibus Incentive Plan is approved, the Company’s overhang will increase from approximately 1.66% (based on common shares and equity awards outstanding as of April 8, 2026) to approximately 4.48%.

Best Governance Practices

We have incorporated a number of provisions in the 2026 Omnibus Incentive Plan that reflect corporate governance best practices, including the following:

▪

No Repricing of Options or Stock Appreciation Rights: The 2026 Omnibus Incentive Plan prohibits amending the terms of outstanding awards to reduce the exercise price of outstanding options and stock appreciation rights or take any other action that is treated as a re-pricing under generally accepted accounting principles, without stockholder approval.

▪

No Dividends or Dividend Equivalents Paid on Unvested Awards: Any dividends and dividend equivalents on awards granted under the 2026 Omnibus Incentive Plan will be subject to the same underlying vesting conditions as the award to which they relate.

▪

Clawback/Recoupment Policies: Awards under the 2026 Omnibus Incentive Plan are subject to the Company’s share ownership and recoupment policies, including the Company’s Ownership Guidelines for Senior Vice Presidents & Vice Presidents, Rule 10D-1 Clawback Policy, and Senior Leadership Clawback Policy.

▪

Term and Exercise Price of Options and Stock Appreciation Rights: Options and stock appreciation rights granted under the 2026 Omnibus Incentive Plan are subject to a maximum term of 10 years, and may not be issued with an exercise price below the fair market value of a share of the Company’s common stock on the date of grant.

▪

Minimum Vesting Provision. Subject to limited exceptions, the 2026 Omnibus Incentive Plan generally requires that 95% or more of the shares subject to equity-based awards granted under the 2026 Omnibus Incentive Plan have a one-year minimum vesting period.

▪

No Default Single-Trigger Change in Control Vesting or Tax Gross-Ups. The 2026 Omnibus Incentive Plan does not provide for automatic single trigger vesting in the event of a change of control of the Company. In addition, the 2026 Omnibus Incentive Plan does not provide for tax gross-ups on excise taxes resulting from excess parachute payments.

▪

Limit on Non-Employee Director Compensation: The 2026 Omnibus Incentive Plan limits the annual cash and equity-based compensation that may be paid or granted, whether under the 2026 Omnibus Incentive Plan or otherwise, to non-employee directors to $800,000 (or $1,600,000 in the non-employee director’s first year of service or when such non-employee director is serving as chairman or lead independent director).

General Summary of Terms of the 2026 Omnibus Incentive Plan

The following is a summary of the material terms of the 2026 Omnibus Incentive Plan and is qualified in its entirety by reference to the full text of the 2026 Omnibus Incentive Plan, which is attached to this Proxy Statement as Appendix B.

Eligibility. Any officers, employees, non-employee directors or consultants who perform services for us or our subsidiaries who are selected by our Compensation Committee or its authorized delegate may participate in the 2026 Omnibus Incentive Plan. As of April 8, 2026, the Company had approximately 50,000 employees, eight non-employee directors and 5,000 consultants who are eligible to be selected to participate in the 2026 Omnibus Incentive Plan. The Compensation Committee’s selection of eligible participants in the 2026 Omnibus Incentive Plan is generally based upon the Compensation Committee’s evaluation of, among other considerations, retention, reward and incentive needs to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.

Common Stock Available for Awards. The aggregate number of shares of common stock available for issuance pursuant to awards granted under the 2026 Omnibus Incentive Plan (each, an “Award”) is equal to the sum of (i) 44,000,000 (all of which may be granted as Incentive Options), plus (ii) the number of shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the Prior Plan following June 16, 2026 (the “Effective Date”), except for the shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award, less (iii) any shares subject to awards granted under the Prior Plan from April 8, 2026 through the date of the Annual Meeting.

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If an Award under the 2026 Omnibus Incentive Plan expires, is cancelled, terminated, forfeited, fails to vest, or for any other reason is not paid or settled in shares, the shares of our common stock subject to such Award will remain available for issuance under the 2026 Omnibus Incentive Plan, except for any shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award. Shares of our common stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees or other service providers of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company will not, unless required by law or regulation, count against the reserve of shares available for issuance.

Administration. The 2026 Omnibus Incentive Plan will be administered by the Compensation Committee (or such other committee of the Board as may be designated by the Board), which will have full and final authority to select persons to receive Awards and establish the terms of such Awards, unless such authority is specifically reserved by our Board in the 2026 Omnibus Incentive Plan. Subject to certain limitations in the 2026 Omnibus Incentive Plan, the Compensation Committee shall have the power to:

▪	select the officers, employees, non-employee directors and consultants to be granted Awards under the 2026 Omnibus Incentive Plan;

▪	determine the terms of Awards to be made to each participant;

▪	determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

▪	establish objectives and conditions for earning Awards;

▪	determine the terms and conditions of Award agreements (which will not be inconsistent with the 2026 Omnibus Incentive Plan) and who must sign each Award agreement;

▪	determine whether the conditions for earning an Award have been met and whether a performance Award will be paid at the end of an applicable performance period;

▪	modify the terms of Awards;

▪	determine if, when and under what conditions payment of all or any part of an Award may be deferred;

▪	determine whether the amount or payment of an Award should be reduced or eliminated; and

▪	determine the guidelines and/or procedures for the payment or exercise of Awards.

The Compensation Committee may also delegate its authority under the 2026 Omnibus Incentive Plan to the chairman of the Board, the chief executive officer, the chief human resources officer, or other officers of the Company, its duties under the 2026 Omnibus Incentive Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

Prohibition on Repricing of Awards. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, outstanding Options or Stock Appreciation Rights may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, nor may any other action be taken with respect to Options or Stock Appreciation Rights that would be treated as a repricing under generally accepted accounting principles or the rules of any securities exchange or automated quotation system on which the common stock is listed, quoted or traded, unless (i) approved by the stockholders or (ii) in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares).

Effective Date; Plan Termination. The 2026 Omnibus Incentive Plan will become effective as of June 16, 2026. No Award may be granted under the 2026 Omnibus Incentive Plan more than 10 years after the date it becomes effective; provided, however that Incentive Options may not be granted under the 2026 Omnibus Incentive Plan following April 17, 2036.

Clawback/Recoupment. All Awards under the 2026 Omnibus Incentive Plan, and any shares issued or other payments made in respect thereof, will be subject to the Company’s share ownership policies and any recoupment policy that the Company may adopt from time to time, including, but not limited to, the Company’s Ownership Guidelines for Senior Vice Presidents & Vice Presidents, the Company’s Rule 10D-1 Clawback Policy, designed to comply with the requirements of Rule 10D-1 promulgated under the Exchange Act, and the Company’s Senior Leadership Clawback Policy, as well as any recoupment provisions required under applicable law. To the extent that the terms of the 2026 Omnibus Incentive Plan and any Company policy conflict, the terms of the policy shall prevail.

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Awards. Each Award will be embodied in an Award agreement, which shall contain such terms, conditions and limitations as determined by the Compensation Committee in its sole discretion, including time- and/or performance-based vesting conditions. Under the 2026 Omnibus Incentive Plan, the following Awards may be granted:

▪

Option. An Option is a right to purchase a specified number of shares of common stock at a specified price. An Option awarded pursuant to the 2026 Omnibus Incentive Plan may be either an Incentive Option, which is an Option that is intended to comply with the requirements set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a Nonqualified Option, which is not intended to comply with such requirements. To the extent the aggregate fair market value (determined on the date of grant) of the shares of common stock for which Incentive Options are exercisable for the first time by any participant during any calendar year exceeds $100,000, such excess Incentive Options shall be treated as Nonqualified Options. Incentive Options may not be awarded to consultants or non-employee directors. The price at which shares of common stock may be purchased upon the exercise of an Option shall be not less than the fair market value of the common stock on the date of grant (or 110% of the fair market value for an Incentive Option granted to an employee owning more than 10% of our voting power). The term of an Option shall not exceed ten years from the date of grant (or five years for an Incentive Option granted to an employee owning more than 10% of our voting power).

▪

Stock Appreciation Right. A Stock Appreciation Right is a right to receive a payment, in cash or common stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of common stock on the date the right is exercised over a specified strike price, in each case, as determined by the Compensation Committee. The strike price for a Stock Appreciation Right awarded pursuant to the 2026 Omnibus Incentive Plan will not be less than the fair market value of the common stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.

▪

Stock Award. A Stock Award is an Award in the form of shares of common stock or units denominated in shares of common stock, including an award of Restricted Stock or Restricted Stock Units. Restricted Stock is any common stock subject to forfeiture provision. A Restricted Stock Unit is a unit evidencing the right to receive one share of common stock or equivalent value (as determined by the Compensation Committee) that is restricted or subject to forfeiture provisions.

▪

Performance Award. A Performance Award is an Award under the 2026 Omnibus Incentive Plan that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any Performance Awards granted pursuant to the 2026 Omnibus Incentive Plan will be determined by the Compensation Committee, subject to the limitations specified below. The Compensation Committee will set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the participant and/or the portion of an Award that may be exercised.

Such performance goal(s) may be based on one or more business criteria that apply to an executive officer, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies or index. A performance goal may include one or more of the following and need not be the same for each participant:

▪	revenue and income measures (such as net sales, gross margin, income from operations, net income, and earnings per share);

▪	expense measures (such as costs of goods sold, selling, general and administrative expenses and overhead costs);

▪	operating measures (such as volume, margin, breakage and shrinkage, productivity and market share);

▪	cash flow measures (such as net cash flow from operating activities and working capital);

▪	liquidity measures (such as earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

▪	leverage measures (such as debt-to-equity ratio and net debt);

▪	market measures (such as market share, stock price, total stockholder return and market capitalization measures);

▪	return measures (such as return on equity, return on assets and return on invested capital);

▪	corporate value measures (such as compliance, safety, environmental and personnel matters);

▪	other measures such as those relating to acquisitions, dispositions or customer satisfaction; and

▪	any such other goals as may be identified by the Compensation Committee.

The Compensation Committee shall adjust the performance goals (either up or down) and the level of the Performance Award that a participant may earn under the 2026 Omnibus Incentive Plan, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced our ability to meet them, including without limitation, events such as material acquisitions, divestitures, changes in the capital structure of the Company, and accounting and tax law changes. In addition, performance goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards

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Board after such performance goals are established. Further, the Compensation Committee shall have the authority to adjust the determinations of the degree of attainment of performance goals and any participant’s Performance Award opportunity, upward or downward in its sole discretion.

Minimum Vesting Requirements. All Awards granted under the 2026 Omnibus Incentive Plan shall vest no earlier than the first anniversary of the date of grant of such Award, with the exception of: (i) Awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, (ii) Awards for which vesting is accelerated in connection with the participant’s death, disability, retirement, or a change in control; and (iii) other Awards covering up to a maximum of 5% of the maximum number of shares of common stock initially reserved for issuance under the 2026 Omnibus Incentive Plan.

Limit on Non-Employee Director Compensation. The total compensation paid to any one non-employee director during any calendar year shall not exceed $800,000, including the aggregate grant date fair market value of equity-based Awards granted under the 2026 Omnibus Incentive Plan and any cash compensation paid or payable to such non-employee director; provided that the foregoing limit shall be $1,600,000 in a non-employee director’s first year of service or when such non-employee director is serving as chairman or lead independent director.

Assignability. Unless otherwise determined by the Compensation Committee and specified in the applicable Award agreement, no Award or any other benefit under the 2026 Omnibus Incentive Plan shall be assignable or otherwise transferable. Any attempted assignment of such an Award or other benefit in violation of the 2026 Omnibus Incentive Plan shall be null and void.

Dividends and Dividend Equivalents. Rights to dividends or dividend equivalents may be extended to and made part of any Award consisting of shares of common stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Compensation Committee may establish. A dividend equivalent is an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record on a like number of shares of common stock, which may be granted with respect to shares of Restricted Stock or Restricted Stock Units. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights. Although such may accrue and accumulate over the vesting period applicable to the Award, no dividends or dividend equivalents shall be paid on Stock Awards or Performance Awards unless and until such Awards are fully vested.

Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of common stock under the 2026 Omnibus Incentive Plan, an appropriate amount of cash or number of shares of common stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Compensation Committee may also permit withholding to be satisfied by the transfer to the Company of shares of common stock owned by the holder of the Award with respect to which withholding is required, a net settlement procedure or an approved broker or dealer assisted sell-to-cover transaction. If shares of common stock are used to satisfy tax withholding, such shares will be valued based on the fair market value when the tax withholding is required to be made.

Amendment, Modification, Suspension or Termination. The Board or the Compensation Committee may amend, modify, suspend or terminate the 2026 Omnibus Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any participant under any Award previously granted to such participant shall be made without the consent of such participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements.

Adjustments. The existence of outstanding Awards shall not effect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the common stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated in the 2026 Omnibus Incentive Plan. In the event of any subdivision or consolidation of outstanding shares of common stock, declaration of a dividend payable in shares of common stock or other stock split, then (i) the number of shares of common stock reserved under the 2026 Omnibus Incentive Plan, (ii) the number of shares of common stock covered by outstanding Awards in the form of common stock or units denominated in common stock, (iii) the exercise or other price in respect of such Awards, and (iv) the appropriate fair market value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the common stock or any distribution to holders of common stock or securities or property (other than normal cash dividends or dividends payable in common stock), the Board shall make appropriate adjustments to (x) the number of shares of common stock covered by Awards in

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the form of common stock or units denominated in common stock, (y) the exercise or other price in respect of such Awards, and (z) the appropriate fair market value and other price determinations for such Awards, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, whether or not such constitutes a change in control, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to cancel any such Awards and to deliver to the participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the fair market value of common stock on such date over the exercise price of an Award (for the avoidance of doubt, if the fair market value is equal to or less than the exercise price, the Option or Stock Appreciation Right may be canceled for no consideration).

U.S. Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards under our equity compensation plans and arrangements, the material terms of which are discussed above. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The summary discusses only federal income tax laws and does not discuss any state or local or non-U.S. tax laws that may be applicable. The summary is intended for the information of our stockholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the 2026 Omnibus Incentive Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the 2026 Omnibus Incentive Plan.

Incentive Options. In general, no taxable income is realized by a participant upon the grant of an Incentive Option. If shares of common stock are issued to a participant pursuant to the exercise of an Incentive Option, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the Incentive Option, (ii) upon sale of the underlying shares acquired upon the exercise of an Incentive Option, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an Incentive Option exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a “disqualifying disposition”), the participant generally would include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an Incentive Option generally will not be treated as an Incentive Option if it is exercised more than three months following termination of employment. If an Incentive Option is exercised at a time when it no longer qualifies as an Incentive Option, it will be treated for tax purposes as a Nonqualified Option as discussed below.

Nonqualified Options. In general, no taxable income is realized by a participant upon the grant of a Nonqualified Option. Rather, at the time of exercise of the Nonqualified Option, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any ordinary shares received upon exercise of a Nonqualified Option will be the fair market value of the ordinary shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss depending upon the length of time such shares were held by the participant.

Stock Appreciation Rights. In general, no taxable income is recognized by a participant upon the grant of a Stock Appreciation Right, and the Company will not be entitled to a tax deduction at that time. Upon exercise, however, the participant will recognize ordinary income equal to the fair market value of any shares delivered and the amount of cash paid by the Company in settlement of the rights. The Company generally will be entitled to a corresponding deduction at that time.

Restricted Stock. In general, no taxable income is recognized by a participant upon the grant of shares of Restricted Stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the

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Code to be taxed at that time. If the Section 83(b) election is made, the participant will recognize ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such Section 83(b) election is not made, the participant will recognize ordinary income at the time the Restricted Stock vests and the restrictions with respect to the Restricted Stock lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the participant.

In addition, a participant receiving dividends with respect to Restricted Stock for which the above-described 83(b) election has not been made, and prior to the time the Restricted Stock vests and the restrictions lapse, will recognize ordinary income rather than dividend income. The Company will generally be entitled to a corresponding deduction.

Restricted Stock Units. In general, taxable income is not recognized by a participant upon the grant of a Restricted Stock Unit, and the Company will not be entitled to a tax deduction at that time. The participant will recognize ordinary income, however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by the Company. The Company will be entitled to a corresponding deduction.

Unrestricted Stock. In general, a participant will recognize ordinary income upon the grant of unrestricted stock, and of Restricted Stock subject only to restrictions on transferability, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at that time.

Section 162(m). Section 162(m) of the Code imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by a company to certain covered employees, including its chief executive officer, its chief financial officer and its top three highest paid officers in any prior tax year beginning after December 31, 2016 (“Covered Employees”). Beginning with the 2028 calendar year, a company’s “Covered Employees” will also include any individual who qualifies as one of the next five most highly compensated employees of the company, even if such individual is not an officer of the company, for any prior tax year beginning after December 31, 2026. As a result, it is expected that compensation paid to Covered Employees in excess of $1 million, including awards under the 2026 Omnibus Incentive Plan, will generally be nondeductible.

Change in Control. The acceleration of the exercisability or the vesting of an Award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when a “disqualified individual” (which includes officers, certain highly compensated individuals and certain significant stockholders) receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such individual during the five calendar years preceding the calendar year in which the change in control occurs. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by a disqualified individual is characterized as an excess parachute payment, such individual is subject to a 20% excise tax on the amount of the excess parachute payment, and we will be denied a tax deduction with respect to such excess parachute payment.

New Plan Benefits

Awards under the 2026 Omnibus Incentive Plan will be made by the Compensation Committee in its discretion and depend on a number of factors. Generally, the future awards that would be received under the 2026 Omnibus Incentive Plan by our officers, employees, non-employee directors or consultants are discretionary and are therefore not determinable at this time.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of our common stock under the 2026 Omnibus Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2026 Omnibus Incentive Plan by our stockholders.

The affirmative vote of the holders of our common stock having a majority of the voting power eligible to vote and voting, either in person or by proxy, at the annual meeting will be required to approve the 2026 Omnibus Incentive Plan.

The Board unanimously recommends that KDP’s stockholders vote “FOR” the approval of the Omnibus Incentive Plan of 2026

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 Other Matters

OTHER MATTERS

Q:	WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A:

You are receiving this Proxy Statement because you are a record holder or beneficially own shares of KDP common stock or Series A Preferred Stock that entitle you to vote at the 2026 Annual Meeting of Stockholders. Our Board of Directors is soliciting proxies to ensure that all of our stockholders can vote at the meeting, even if they cannot attend in person.

Q:	WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:

The items of business at the Annual Meeting will be as follows: (1) to elect the 9 directors named in this Proxy Statement to serve until the 2027 Annual Meeting of Stockholders; (2) to approve, on an advisory basis, KDP’s executive compensation (3) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 and (4) to approve the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026. We also will consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

Q:	WHEN AND WHERE IS THE ANNUAL MEETING?

A:	The Annual Meeting will be held virtually on June 16, 2026, at 11:30 a.m. ET, or at any adjournments or postponements thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders.

Q:	HOW DO I ATTEND THE ANNUAL MEETING VIRTUALLY?

A:

We will host the 2026 Annual Meeting live online. If you are a registered holder, meaning that you hold your shares directly (not through a bank, broker or other nominee), you may register to attend the Annual Meeting by visiting www.proxydocs.com/KDP. If you are a beneficial holder, meaning that you hold your shares through a bank, broker or other nominee, you should follow the instructions provided on your proxy card, voting instruction form or Notice of Availability of Proxy Materials to register to attend the Annual Meeting. You must register to attend the meeting by 5:00 p.m. ET on June 15, 2026. Once registered, you will receive an email with a unique link and instructions on how to attend the meeting one hour prior to the start of the meeting. The webcast will start at 11:30 a.m. ET. Stockholders may vote and submit questions online during the Annual Meeting. If you are a beneficial holder, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares if you wish to vote online during the Annual Meeting. Pertinent questions will be answered during the meeting, subject to time constraints. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once.

If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the technical support information listed in your registration confirmation email.

Q:	WHY IS THE ANNUAL MEETING BEING HELD VIRTUALLY?

A:

Our Annual Meeting will be a virtual meeting of stockholders conducted via live webcast. By conducting our Annual Meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting.

Q:	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:

The Board unanimously recommends that you vote FOR each director nominee named in Proposal 1, FOR the advisory resolution to approve KDP’s executive compensation in Proposal 2, FOR ratification of Deloitte & Touche LLP’s appointment as independent auditor in Proposal 3 and FOR the approval of the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026 in Proposal 4.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A:	The following votes will be required to adopt each proposal (assuming a quorum is present):

Proposal 1: A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.

Proposal 2: The proposal will be approved if votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.

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 Other Matters

Proposal 3: The proposal will be approved if votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.

Proposal 4: The proposal will be approved if votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.

For each proposal, a broker non-vote (as described below), if any, or an abstention will not be counted as having been cast or actually voted on the applicable proposal, and therefore will have no effect on the vote.

Q:	WHO CAN VOTE AT THE ANNUAL MEETING?

A:

The Board has fixed the close of business on April 20, 2026 as the record date for the Annual Meeting. This means that you are entitled to vote if you were a stockholder of record at the close of business on April 20, 2026.

On that date, we had 1,360,559,471 shares of common stock, par value $0.01 per share, issued and outstanding and 4,500,000 shares of Series A Preferred Stock, par value $0.01 per share, issued and outstanding. A holder of shares of our common stock is entitled to one vote for each share of our common stock and a holder of our Series A Preferred Stock is entitled to vote with the holders of common stock on an as-converted basis on all matters properly brought before the Annual Meeting. The number of votes that can be cast by holders of our Series A Preferred Stock is calculated by dividing the sum of the stated value of the shares of outstanding Series A Preferred Stock as of the record date by the current conversion price of $37.25 pursuant to the terms of the Certificate of Designations for our Series A Preferred Stock. As of the record date, the number of votes represented by the outstanding shares of Series A Preferred Stock was 120,805,359 shares of our common stock, and therefore equals approximately 26.85 votes per share of Series A Preferred Stock.

Q:	HOW CAN I VOTE MY SHARES AT THE ANNUAL MEETING?

A:

Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by following the instructions provided under the “How do I attend the Annual Meeting virtually?” heading within this “Other Matters” section. If you are a beneficial holder, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares if you wish to vote online during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE VIRTUAL ANNUAL MEETING?

A:

Whether you hold shares directly as a registered holder (meaning that you hold your shares directly and not through a bank, broker or other nominee) or as a beneficial holder (meaning that you hold your shares through a bank, broker or other nominee), you may direct how your shares are voted by proxy without attending the virtual Annual Meeting. There are three ways to vote by proxy:

▪

By Internet — Holders who have received a Notice of Internet Availability or a paper copy of a proxy card or voting instruction form by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction form.

▪

By Telephone — Registered holders who live in the United States or Canada may submit proxies by telephone by calling 844-602-4102 and following the instructions. Registered holders must have the control number that appears on their proxy card available when voting. Beneficial holders living in the United States or Canada may vote by phone by calling the number specified on the voting instruction form provided by their broker, trustee or nominee. Those holders should check the voting instruction form for telephone voting availability.

▪

By Mail — Holders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Telephone and Internet voting for registered holders will be available 24 hours a day and will close at 11:30 a.m. ET on June 16, 2026. Votes cast by mail must be received by 5:00 p.m. ET on June 15, 2026. Shares represented by duly executed proxies in the accompanying proxy card or voting instruction form will be voted in accordance with the instructions indicated on such proxies or voting instruction forms and, if no such instructions are indicated thereon, will be voted (i) FOR each director nominee listed in the election proposal, (ii) FOR the approval of the advisory resolution to approve KDP’s executive compensation, (iii) FOR the ratification of Deloitte & Touche LLP’s appointment as the Company’s independent auditor and (iv) FOR the approval of the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026.

64	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Other Matters

Q:	WHAT IF I WANT TO CHANGE MY VOTE?

A:	At any time prior to the completion of voting at the Annual Meeting, you may change your vote either by:

▪	giving written notice to our Corporate Secretary revoking your proxy;

▪	submitting a later-dated proxy by telephone or electronically before 11:30 a.m. ET on June 16, 2026;

▪	submitting a later-dated mailed proxy received by 5:00 p.m. ET on June 15, 2026; or

▪	voting online at the Annual Meeting.

Q:	HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

A:

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, including shares of our Series A Preferred Stock on an as-converted basis, or any adjournment thereof is necessary to constitute a quorum to transact business. Abstentions and broker non-votes (as described below), if any, are counted as present and entitled to vote for purposes of determining a quorum.

Q:	WHAT IF I AM A BENEFICIAL OWNER AND I DO NOT GIVE MY NOMINEE VOTING INSTRUCTIONS?

A:

If your shares are held by a broker, trustee or other nominee on your behalf and you do not provide the broker, trustee or other nominee with specific voting instructions, under certain securities exchange rules, the broker, trustee or other nominee may not exercise discretion to vote for or against certain proposals. A “broker non-vote” occurs with respect to a proposal when a broker, trustee or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders and elects to vote your shares on such proposal(s) but is not permitted to vote on other proposals without instructions from the beneficial owner. This results in a “broker non-vote” for the matters on which the broker, trustee or other nominee does not vote, and these shares will not be counted as having been voted on the applicable proposal and therefore will have no effect on the vote, assuming a quorum is present. Please instruct your broker, trustee or other nominee so your vote can be counted.

Q:	HOW IS KDP DISTRIBUTING PROXY MATERIALS?

A:

We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery. On or about April 24, 2026, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability containing instructions on how to access the proxy materials via the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access the proxy materials and vote by going to a secure website.

If you received the Notice of Internet Availability by mail and would like to receive paper copies of the proxy materials in the mail on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability for making this request. If you would like to receive an electronic copy of the proxy materials by email on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability for making this request.

Q:	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS?

A:

You may receive more than one copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. If you hold your shares through a broker, trustee or another nominee, rather than owning shares registered directly in your name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive.

Q:	WHO WILL PAY FOR THIS SOLICITATION?

A:

The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card and the cost of soliciting proxies related to the Annual Meeting will be borne by us. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by certain of our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	65

 Other Matters

engaged Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies for an estimated fee of $25,000 plus expenses. In addition, Innisfree may be paid on a per-call basis to solicit stockholders. We will request brokers, trustees or other nominees to solicit their customers who are beneficial owners of shares of common stock listed of record in the name of the broker, trustee or other nominee and will reimburse such brokers, trustees or other nominees for their reasonable out-of-pocket expenses for such solicitation.

Q:	WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board, or the Board may leave a vacancy or decrease the size of the Board.

Q:	I LIVE WITH OTHER KDP STOCKHOLDERS. WHY DID WE ONLY RECEIVE ONE COPY OF PROXY MATERIALS?

A:

If you have consented to the delivery of only one set of proxy materials, as applicable, to multiple KDP stockholders who share your address, then only one set of proxy materials will be delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will promptly deliver, upon oral or written request, a separate set of proxy materials to any stockholder at your address. If, now or in the future, you wish to receive a separate set of proxy materials, as applicable, you may mail instructions to P.O. Box 8016, Cary, NC 27512-9903 or call 866-648-8133. In either case, you must provide your control number. We will promptly deliver a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered, if requested. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee. Stockholders sharing an address who now receive multiple sets of proxy materials may request delivery of a single copy by calling BetaNXT at the above number or writing to BetaNXT at the above address.

Q:	HOW DO I PRESENT A PROPOSAL OR NOMINATE A CANDIDATE FOR THE BOARD OF DIRECTORS FOR THE 2027 ANNUAL MEETING?

A:

Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals for inclusion in our proxy materials under Rule 14a-8 will need to be received by us not later than December 25, 2026, in order to be eligible for inclusion in the proxy statement and form of proxy distributed by the Board with respect to the 2027 Annual Meeting. Stockholder proposals must be sent to our principal executive offices, 6425 Hall of Fame Lane, Frisco, TX 75034, Attention: Corporate Secretary.

With respect to any notice of a proposal or director nomination that a stockholder intends to present for consideration at the 2027 Annual Meeting, without inclusion of such proposal or director nomination in the proxy statement, in accordance with Article II, Section 6(c) of our Bylaws, notice of such stockholder proposal or director nomination will need to be received by us not sooner than the close of business on February 16, 2027, but not later than close of business on March 18, 2027, in order to be presented at the 2027 Annual Meeting. Stockholder proposals and director nominations must be sent to our principal executive offices, 6425 Hall of Fame Lane, Frisco, TX 75034, Attention: Corporate Secretary. To be in proper written form, a stockholder’s notice to the Company of a stockholder proposal or a director nomination must include the information set forth in Article II, Section 6(d) and, as applicable, Article II, Section 8 of our Bylaws (which includes information required under Rule 14a-19).

Annual Report to Stockholders

Our 2025 Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”) has been posted on our corporate website at www.keurigdrpepper.com and on the Internet at www.proxydocs.com/KDP. We will provide, without charge, a copy of our 2025 Annual Report for the fiscal year ended December 31, 2025 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder of record or beneficial owner of our common stock. Requests should be directed to our Corporate Secretary at 6425 Hall of Fame Lane, Frisco, TX 75034.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. In particular, forward-looking statements include, but are not limited to, statements we make about our expectations for our operations and business, including our planned tax-free separation into two independent, publicly traded companies and our corporate responsibility progress, plans, and initiatives (including environmental and human capital

66	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Other Matters

matters). Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially. The inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Websites

Links and references to websites included in this Proxy Statement are provided solely for convenience. Content on the websites, including on our Company website, is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference herein or into any of our other filings with the SEC.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	67

 Appendix A

APPENDIX A — NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

This Proxy Statement includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as “items affecting comparability.” The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company’s operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.

Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.

Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

Items affecting comparability. Items affecting comparability is defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment prior to its sale in the first quarter of 2025; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet’s acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.

For the year ended December 31, 2025, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) the impact of the step-up of acquired inventory associated with the GHOST and Dyla acquisitions; (vi) integration expenses associated with the GHOST and Dyla acquisitions; (vii) the change in our mandatory redemption liability for GHOST; (viii) acquisition, integration, and financing costs associated with the anticipated acquisition of JDE Peet’s and subsequent spin of Global Coffee Co.; and (iv) impairment recognized on certain intangible assets.

For the year ended December 31, 2024, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the 2024 Network

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	A-1

 Appendix A

Optimization; (v) the impact of the step-up of acquired inventory associated with the Kalil acquisition; (vi) impairment recognized on certain intangible assets and goodwill; (vii) integration expenses associated with the GHOST transactions; and (viii) other adjustments related to the GHOST transactions. Other adjustments related to the GHOST transactions solely include the termination payments for the distribution rights.

For the year ended December 31, 2023, the other certain items excluded for comparison purposes include (i) productivity expenses, (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment, (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation, and (iv) the non-cash changes in deferred tax liabilities related to goodwill and other intangible assets included an immaterial non-cash true-up of the valuation of foreign deferred tax liabilities related to a prior period.

For the year ended December 31, 2022, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic, which were incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic; (vi) the gain on the sale of our investment in BA Sports Nutrition, LLC as a result of the settlement of the associated holdback liability; (vii) the gain on the settlement of our prior litigation with BA Sports Nutrition, LLC, excluding recoveries of previously incurred litigation expenses which were included in our adjusted results; (viii) losses recognized with respect to our equity method investment in Bedford Systems, LLC as a result of funding our share of their wind-down costs; (ix) foundational projects, which are transformative and non-recurring in nature; and (x) impairments recognized on certain intangible brand assets.

For the year ended December 31, 2021, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; (vi) gains from insurance recoveries related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment; (vii) the gain on the sale of our investment in BA Sports Nutrition, LLC; and (viii) impairment recognized on our equity method investment with Bedford Systems, LLC as a result of funding our share of their wind-down costs.

Reconciliation of Constant Currency Net Sales Growth (unaudited)

	Twelve Months Ended December 31,

(in millions, except %s)	2024	2025	% Change

Reported Net Sales	$15,351	16,603	8.2%

Impact of foreign currency			0.4%

Change - constant currency adjusted			8.6%

A-2	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Appendix A

Reconciliation of Certain Non-GAAP Information (unaudited)

	For the Year Ended December 31, 2025

(in millions, except per share data and %)	Income from Operations	Net Income	Diluted EPS

Reported	$3,575	$2,079	$1.53

Items Affecting Comparability:

Productivity	181	137	0.10

Mark-to-market	(71)	(7)	—

Amortization of intangibles	138	105	0.08

Stock compensation	13	10	0.01

Amortization of fair value debt adjustment	—	11	0.01

Amortization of deferred financing costs	—	1	—

Non-routine legal matters	21	16	0.01

Restructuring - 2023 CEO Succession and Associated Realignment	1	1	—

Restructuring - Network Optimization	62	47	0.03

Impairment of intangible assets	78	59	0.04

Acquisition, integration, and financing costs - Acquisition of JDE Peet’s and Spin of Global Coffee Co.	97	122	0.09

Change in mandatory redemption liability for GHOST	—	162	0.12

Integration of acquisitions, excluding JDE Peet’s	40	31	0.02

Inventory step-up	17	15	0.01

Transaction costs, excluding JDE Peet’s	4	3	—

Adjusted	$4,156	$2,792	$2.05

Change - adjusted			6.8%

Impact of foreign currency			0.5%

Change - constant currency adjusted			7.3%

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	A-3

 Appendix A

	For the Year Ended December 31, 2024

(in millions, except per share data and %)	Income from Operations	Net Income	Diluted EPS

Reported	$2,591	$1,441	$1.05

Items Affecting Comparability:

Mark-to-market	—	72	0.05

Amortization of intangibles	133	99	0.07

Amortization of deferred financing costs	—	1	—

Amortization of fair value debt adjustment	—	11	0.01

Stock compensation	14	11	0.01

Restructuring - 2023 CEO Succession and Associated Realignment	40	31	0.02

Productivity	147	110	0.08

Impairment of goodwill and other intangible assets	718	607	0.44

Impairment of investment	—	12	0.01

Non-routine legal matters	10	7	0.01

GHOST integration	1	1	—

Other GHOST adjustments	225	167	0.12

Inventory step-up	4	3	—

Transaction costs	40	30	0.02

Restructuring - 2024 Network Optimization	51	38	0.03

Change in deferred tax liabilities related to goodwill and other intangible assets	—	(9)	(0.01)

Adjusted	$3,974	$2,632	$1.92

Change - adjusted			7.3%

Impact of foreign currency			0.5%

Change - constant currency adjusted			7.8%

	For the Year Ended December 31, 2023

(in millions, except per share data)	Income from Operations	Net Income	Diluted EPS

Reported	$3,192	$2,181	$1.55

Items Affecting Comparability:

Mark-to-market	8	4	—

Amortization of intangibles	137	103	0.07

Amortization of deferred financing costs	—	1	—

Amortization of fair value debt adjustment	—	14	0.01

Stock compensation	17	11	0.01

Restructuring - 2023 CEO Succession and Associated Realignment	35	26	0.02

Productivity	259	196	0.14

Impairment of intangible assets	2	2	—

Non-routine legal matters	5	4	—

Transaction costs	2	2	—

Change in deferred tax liabilities related to goodwill and other intangible assets	—	(26)	(0.02)

Adjusted	$3,657	$2,518	$1.79

A-4	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Appendix A

For the Year Ended December 31, 2022

(in millions)	Income from Operations

Reported	$2,605

Items Affecting Comparability:

Mark-to-market	150

Amortization of intangibles	138

Stock compensation	5

Restructuring and integration costs - DPS Merger	172

Productivity	230

Impairment of intangible assets	477

Non-routine legal matters	13

COVID-19	14

Gain on litigation	(271)

Transaction costs	1

Foundational projects	4

Adjusted	$3,538

For the Year Ended December 31, 2021

(in millions)	Income from Operations

Reported	$2,894

Items Affecting Comparability:

Mark-to-market	(57)

Amortization of intangibles	134

Stock compensation	18

Restructuring and integration costs - DPS Merger	202

Productivity	163

Non-routine legal matters	30

COVID-19	37

Transaction costs	2

Malware incident	(2)

Adjusted	$3,421

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	A-5

 Appendix A

Reconciliation of Operating and Free Cash Flow Growth (unaudited)

	Twelve Months Ended December 31,

(in millions, except %s)	2024	2025	% Change

Net cash provided by operating activities	$2,219	$1,991	(10)%

Purchases of property, plant and equipment	(563)	(486)

Proceeds from sales of property, plant and equipment	4	14

Free Cash Flow	$1,660	$1,519	(8)%

A-6	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Appendix B

APPENDIX B — OMNIBUS STOCK INCENTIVE PLAN OF 2026

1. PLAN. This Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026 (this “Plan”) was adopted by Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), to reward certain employees, consultants and nonemployee directors of the Company or its Subsidiaries by enabling them to acquire shares of common stock of the Company.

2. OBJECTIVES. This Plan is designed to attract and retain employees and consultants of the Company and its Subsidiaries, to attract and retain qualified nonemployee directors of the Company, to encourage the sense of proprietorship of such employees, consultants and nonemployee directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chief Executive Officer or Chief Human Resources Officer of the Company (or any other senior officer of the Company to whom the Company’s Chief Executive Officer or Chief Human Resources Officer shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means any written agreement (including in electronic form) between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the board of directors of the Company.

“Cause” has the meaning assigned to such term in the applicable Award Agreement, or, if none, has the meaning set forth in the Company’s Executive Severance Plan (or any successor plan), if the Participant is a participant in such plan, or otherwise has the meaning set forth in the Company’s Salaried Employee Severance Plan (or any successor plan).

“Change in Control” has the meaning assigned to such term in the applicable Award Agreement, or, if none, means the occurrence of any of the following:

(i)

any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of securities representing more than 50% of the combined voting power of the Company’s then outstanding securities. For purposes of this clause (i), “beneficial owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in such Rule; or

(ii)

the consummation of a plan or agreement approved by the Company’s shareholders, providing (x) for a merger or consolidation of the Company other than with a wholly owned subsidiary of such entity and other than a merger or consolidation that would result in the voting securities of such entity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of such entity or such surviving entity outstanding immediately after such merger or consolidation or (y) for a sale, exchange or other disposition of all or substantially all of the business or assets of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Consultant” means any consultant or independent contractor of the Company or any Subsidiary, but not including any Employee or Nonemployee Director.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	B-1

 Appendix B

“Disability” means permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A.

“Disaffiliation” means the sale, spin-off, public offering or other transaction that affects the divestiture of the Company’s ownership of a Subsidiary or division of the Company.

“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record on a like number of shares of Common Stock, which may be granted with respect to shares of Restricted Stock or Restricted Stock Units.

“Effective Date” has the meaning set forth in paragraph 23.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed but is traded on an over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no such prices available for such date, on the last preceding date on which such prices shall be available, as reported by the OTC Markets Group, or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Good Reason” has the meaning assigned to such term in the applicable Award Agreement, or, if none, has the meaning set forth in the Company’s Executive Severance Plan, if the Participant is a participant in such plan, or otherwise shall mean the occurrence of any of the following: (i) a material reduction in the Participant’s base salary, other than as part of an overall expense reduction program that is generally applicable to all similarly situated employees; (ii) a material adverse reduction in the Participant’s duties and responsibilities such that the Participant is required to serve in a position that is at least two salary grades lower than the position in which the Participant had been serving prior to such reduction; or (iii) the relocation of the Participant’s principal workplace without the Participant’s consent to a location more than 50 miles distant from the location at which the Participant had previously been principally providing services.

Notwithstanding the foregoing, any assertion by a Participant of a Termination of Employment for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition giving rise to the Participant’s Termination of Employment must have arisen without the Participant’s consent; (B) the Participant must provide notice to the Company of such condition within 30 days of the date that the Participant first becomes aware of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (D) the date of the Participant’s Termination of Employment must occur within 30 days after the date the Company’s cure period expires.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonemployee Director” means an individual serving as a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee, Consultant or Nonemployee Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plans” means the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2019 and the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2009, each as amended.

B-2	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Appendix B

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Separation from Service” with respect to Awards that are subject to Section 409A, means a Participant’s Termination of Employment with the Company and any of its Subsidiaries, other than by reason of death or Disability that qualifies as a ‘separation from service’ for purposes of Section 409A.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock or Restricted Stock Units.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Termination of Employment” means the termination of a Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity or a Consultant or Nonemployee Director commences employment with the Company or a Subsidiary, such change in status shall not be deemed a Termination of Employment. A Participant shall be deemed to incur a Termination of Employment in the event of the Disaffiliation of such Participant’s Subsidiary or division unless the Committee specifies otherwise. Temporary absences from employment because of illness or vacation and transfers among the Company and its Subsidiaries do not constitute a Termination of Employment. The Committee may determine, in its sole discretion, whether any period of garden leave or any other leave of absence constitutes a Termination of Employment. If an Award is subject to Section 409A, however, Termination of Employment for purposes of that Award shall mean the Participant’s Separation from Service.

4. ELIGIBILITY.

(a)	Employees. Employees are eligible to receive Awards under this Plan as determined in the sole discretion of the Committee.

(b)	Consultants. Consultants are eligible to receive Awards under this Plan as determined in the sole discretion of the Committee.

(c)	Nonemployee Directors. Nonemployee Directors are eligible to receive Awards under this Plan, in their capacities as directors.

5. COMMON STOCK AVAILABLE FOR AWARDS. Subject to the provisions of paragraph 15 hereof, there shall be available for issuance pursuant to Awards granted under this Plan an aggregate number of shares of Common Stock equal to the sum of (i) 44,000,000 (all of which may be granted, in the sole discretion of the Committee, as Incentive Options), plus (ii) the number of shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the Prior Plans following the Effective Date, except for the shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award, less (iii) the number of shares that are subject to awards granted under the Prior Plans from April 8, 2026 through the Effective Date. From and after the Effective Date, no further awards shall be granted under the Prior Plans.

(a)

Shares of Common Stock issued upon settlement or exercise of an Award shall reduce the number of shares of Common Stock available for issuance under this Plan. Subject to Section 5(b) below, if an Award expires, is cancelled, terminated, forfeited, fails to vest, or for any other reason is not paid or settled in shares of Common Stock, the shares of Common Stock subject to such Award shall remain available for issuance under this Plan. For the avoidance of doubt, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.

(b)

Notwithstanding the above, any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall reduce the number of shares of Common Stock available for issuance under this Plan.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	B-3

 Appendix B

(c)

Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees or other service providers of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under this Plan.

The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to cause shares of Common Stock to be available for issuance pursuant to Awards in accordance with the terms hereof.

6. ADMINISTRATION.

(a)

Authority of the Committee. This Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described in this Plan):

▪	to select the Employees, Consultants and Nonemployee Directors to be granted Awards under this Plan;

▪	to determine the terms of Awards to be made to each Participant;

▪	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

▪	to establish objectives and conditions for earning Awards;

▪	to determine the terms and conditions of Award Agreements (which shall not be inconsistent with this Plan) and who must sign each Award Agreement;

▪	to determine whether the conditions for earning an Award have been met and whether a Performance Award will be paid at the end of an applicable performance period;

▪	except as otherwise provided in paragraph 13, to modify the terms of Awards made under this Plan;

▪	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;

▪	to determine whether the amount or payment of an Award should be reduced or eliminated; and

▪	to determine the guidelines and/or procedures for the payment or exercise of Awards.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned.

(b)

Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by such member or delegate in connection with the performance of any duties under this Plan, except for their own willful misconduct or as expressly provided by statute.

(c)

Prohibition on Repricing of Awards. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, outstanding Options or SARs may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs nor may any other action be taken with respect to Options or SARs that would be treated as a repricing under generally accepted accounting principles or the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded, unless (i) approved by the stockholders or (ii) in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares).

7. DELEGATION OF AUTHORITY. To the extent permitted by applicable law and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Plan (and references in this Plan to the Board or the Committee shall thereafter include such delegate); provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, himself or herself or any individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate.

B-4	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Appendix B

8. AWARDS. (a) Award Types. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to receive such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion.

Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, all Awards shall be subject to the restrictions set forth in paragraph 6(c) hereof. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon a Participant’s Termination of Employment, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(i)

Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. Incentive Options may not be awarded to Consultants or Nonemployee Directors. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. The terms and conditions of Incentive Options shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with this Plan. Notwithstanding anything to the contrary in the Plan, if an Incentive Option is granted to a Participant who owns shares representing more than 10% of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the Incentive Option shall not exceed five years from the date of grant and the exercise price shall be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant. To the extent the aggregate Fair Market Value (determined on the date of grant) of the shares of Common Stock for which Incentive Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Options shall be treated as Nonqualified Options. Each Participant awarded an Incentive Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any share acquired pursuant to the exercise of such Incentive Option. A “disqualifying disposition” is any disposition (including any sale) of such shares before the later of (i) two years after the date of grant of the Incentive Option and (ii) one year after the date the Participant acquired the shares by exercising the Incentive Option. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii)

Stock Appreciation Right. An Award may be in the form of a Stock Appreciation Right. The strike price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any Stock Appreciation Rights awarded pursuant to this Plan, including the term of any Stock Appreciation Rights and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii)

Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below.

(iv)

Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, any Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

A Performance Goal may include one or more of the following and need not be the same for each Participant:

▪	revenue and income measures (such as revenue, gross margin, income from operations, net income, net sales and earnings per share);

▪	expense measures (such as costs of goods sold, selling, general and administrative expenses and overhead costs);

▪	operating measures (such as volume, margin, breakage and shrinkage, productivity and market share);

▪	cash flow measures (such as net cash flow from operating activities and working capital);

▪	liquidity measures (such as earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	B-5

 Appendix B

▪	leverage measures (such as debt-to-equity ratio and net debt);

▪	market measures (such as market share, stock price, total shareholder return and market capitalization measures);

▪

return measures (such as return on equity, return on assets, return on invested capital and internally developed total return measures incorporating profit growth and cash flow yield measures, with cash flow yield incorporating cash flow and capital expenditures);

▪	corporate value measures (such as compliance, safety, environmental and personnel matters);

▪	other measures such as those relating to acquisitions, dispositions or customer satisfaction; and

▪	any such other goal as may be identified by the Committee.

Unless otherwise stated, such a Performance Goal may be set using the following baselines: past performance, forward looking budgets or expectations, performance relative to a peer group or index selected by the Committee.

(b)

Performance Award Adjustments. The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, divestitures, changes in the capital structure of the Company, and accounting and tax law changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established. Further, the Committee shall have the authority to adjust the determinations of the degree of attainment of Performance Goals and any Participant’s Performance Award Opportunity, upward or downward in its sole discretion.

(c)

Minimum Vesting Period. All Awards granted under this Plan shall vest no earlier than the first anniversary of the date of grant of such Award; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirements: (i) Awards granted to Nonemployee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, (ii) Awards for which vesting is accelerated in connection with the Participant’s death, Disability, retirement, or a Change in Control; and (iii) other Awards covering up to a maximum of 5% of the maximum number of shares of Common Stock initially reserved for issuance under Section 5(i) hereof.

9. AWARDS TO NONEMPLOYEE DIRECTORS. The Committee may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 consistent with the provisions therein for the granting of Awards to Employees and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement. The total compensation paid to any one Nonemployee Director during any calendar year shall not exceed $800,000, including the aggregate Fair Market Value on the date of grant of shares of Common Stock subject to Awards granted under this Plan and any cash compensation paid or payable to such Nonemployee Director; provided that the foregoing limit shall be 200% of such amount in a Nonemployee Director’s first year of service or when such Nonemployee Director is serving as chairman or lead independent director. The limitation described in this paragraph 9 shall be determined without regard to amounts paid to a Nonemployee Director during or for any period in which such individual was an Employee or Consultant, and any severance and other payments paid to a Nonemployee Director for such director’s prior or current service to the Company or any Subsidiary other than serving as a Nonemployee Director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled.

10. AWARD PAYMENT; DIVIDENDS; FRACTIONAL SHARES.

(a)

General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b)

Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. No dividends shall be paid on Options or SARs. Although such may accrue and accumulate over the vesting period applicable to the Award, no dividends or Dividend Equivalents shall be paid on Stock Awards or Performance Awards unless and until such Awards are fully vested. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments.

(c)

Fractional Shares. No fractional shares shall be issued or delivered pursuant to any Award under this Plan. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

B-6	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Appendix B

11. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Board or the Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. In accordance with the rules and procedures established for this purpose and subject to applicable law, Options may also be exercised through “cashless exercise” procedures approved by the Board or the Committee involving a net settlement procedure or an approved broker or dealer assisted sell-to-cover transaction.

12. TAXES. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Board or the Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock owned by the holder of the Award with respect to which withholding is required, a net settlement procedure or an approved broker or dealer assisted sell-to-cover transaction. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements.

14. ASSIGNABILITY. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. ADJUSTMENTS.

(a)

The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)

In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards, to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c)

In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, whether or not such constitutes a Change in Control, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, in connection with a transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the exercise price of such Award (for the avoidance of doubt, if the exercise price is less than Fair Market Value the Option or Stock Appreciation Right may be canceled for no consideration).

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	B-7

 Appendix B

16. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions. In addition, the Company may impose other restrictions on shares of Common Stock acquired under this Plan, including a requirement to hold such shares with a designated brokerage or under the Company’s insider trading policy.

17. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. SECTION 409A OF THE CODE. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code, or otherwise exempt from Section 409A, shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a Separation from Service. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s Separation from Service shall instead be paid on the first business day after the date that is six (6) months following the Participant’s Separation from Service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a “change in control” shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award may be reformed by the Company to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

19. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

20. NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in this Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Nonemployee Director for re- election by the Company’s shareholders.

21. SUCCESSORS. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

B-8	2026 PROXY STATEMENT	Keurig Dr Pepper Inc.

 Appendix B

22. TAX CONSEQUENCES. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to avoid adverse tax treatment (e.g. under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment.

23. EFFECTIVENESS. This Plan is effective June 16, 2026 (the “Effective Date”), subject to approval by the shareholders of the Company. This Plan shall continue in effect for a term of ten years after the date on which the shareholders of the Company approve this Plan, unless sooner terminated by action of the Board; provided, however that Incentive Options may not be granted hereunder following April 17, 2036.

24. CLAWBACK/RECOUPMENT. All Awards made under the Plan, and any Shares issued or other payments made in respect thereof, shall be subject to the Company’s share ownership policies and any recoupment policy that the Company may adopt from time to time, including, but not limited to, the Company’s Ownership Guidelines for Senior Vice Presidents & Vice Presidents, the Company’s Rule 10D-1 Clawback Policy, designed to comply with the requirements of Rule 10D-1 promulgated under the U.S. Securities Exchange Act of 1934, as amended, and the Company’s Senior Leadership Clawback Policy, as well as any recoupment provisions required under applicable law. To the extent that the terms of this Plan and any Company policy conflict, the terms of the policy shall prevail.

Keurig Dr Pepper Inc.	2026 PROXY STATEMENT	B-9

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6425 Hall of Fame Lane, Frisco, TX 75034
53 South Avenue, Burlington, MA 01803
keurigdrpepper.com

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Keurig Dr Pepper Inc. Annual Meeting of Stockholders For Stockholders of record as of April 20, 2026 Tuesday, June 16, 2026 11:30 AM, Eastern Time Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/KDP for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:30 AM, Eastern Time, June 16, 2026. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/KDP Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-844-602-4102 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided. Proxy Cards must be received before 5:00 PM Eastern Time, June 15th, 2026. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/KDP The undersigned hereby appoints Timothy Cofer, Anthony Shoemaker and Mark Jackson (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Keurig Dr Pepper Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE ABOVE NAMED PROXIES WILL VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any director nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Keurig Dr Pepper

Keurig Dr Pepper Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the nine director nominees named below to hold office for a one-year term and until their respective successors shall have been duly elected and qualified:				
		FOR	AGAINST	ABSTAIN	
	1.01 Timothy Cofer	☐	☐	☐	FOR
	1.02 Oray Boston	☐	☐	☐	FOR
	1.03 Brian Driscoll	☐	☐	☐	FOR
	1.04 Juliette Hickman	☐	☐	☐	FOR
	1.05 William Newlands	☐	☐	☐	FOR
	1.06 Pamela Patsley	☐	☐	☐	FOR
	1.07 Debra Sandler	☐	☐	☐	FOR
	1.08 Michael Van de Ven	☐	☐	☐	FOR
	1.09 Lawson Whiting	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on an advisory basis, Keurig Dr Pepper Inc.'s executive compensation.	☐	☐	☐	FOR
3.	To ratify the appointment of Deloitte & Touche LLP as Keurig Dr Pepper Inc.'s independent registered public accounting firm for fiscal year 2026.	☐	☐	☐	FOR
4.	To approve the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026.	☐	☐	☐	FOR
	Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.				

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________

Please make your marks like this: Keurig Dr Pepper Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 PROPOSAL YOUR VOTE 1. To elect the nine director nominees named below to hold office for a one-year term and until their respective successors shall have been duly elected and qualified: Timothy Cofer Oray Boston Brian Driscoll Juliette Hickman William Newlands Pamela Patsley Debra Sandler Michael Van de Ven Lawson Whiting To approve, on an advisory basis, Keurig Dr Pepper Inc.’s executive compensation. To ratify the appointment of Deloitte & Touche LLP as Keurig Dr Pepper Inc.’s independent registered public accounting firm for fiscal year 2026. To approve the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026. Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/KDP Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date